As filed with the Securities and Exchange Commission on October 30 , 2015.

Registration No. 333-207291

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_____________

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	80-0882592 (I.R.S. Employer Identification Number)

581 Main Street Woodbridge, New Jersey 07095 (732) 499-7200 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John W. Alexander

Chairman and Chief Executive Officer

581 Main Street

Woodbridge, New Jersey 07095

(732) 499-7200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ned Quint, Esq. Scott Brown, Esq. Eric Luse, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, DC 20015 (202) 274-2000 Facsimile: (202) 362-2902	Robert A. Schwartz Windels Marx Lane & Mittendorf, LLP 120 Albany Street Plaza 6th Floor New Brunswick, NJ 08901

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and the conditions to the consummation of the merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

☐	If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	2,888,067	Not applicable	$ 25,553,789	$ 2,574	(4)

(1)	Represents the estimated maximum number of shares of common stock issuable by Northfield Bancorp, Inc. upon the consummation of the merger with Hopewell Valley Community Bank. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) and 457(f) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the product of (A) the average of the high and low prices of Hopewell Valley Community Bank common stock on September 30, 2015 ($14.22) as reported on the OTC Pink and (B) the estimated maximum number of shares of Hopewell Valley Community Bank common stock to be received by Northfield Bancorp, Inc. in the merger, less $15,514,524 (the amount of cash to be paid by Northfield Bancorp, Inc. in the merger).
(3)	Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying 0.0001007 by the proposed maximum aggregate offering price.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[Logo of Hopewell Valley]

Dear Fellow Shareholder:

The board of directors of Hopewell Valley Community Bank (“Hopewell Valley”) has unanimously approved a merger agreement with Northfield Bancorp, Inc. (“Northfield Bancorp”) and Northfield Bank, the wholly owned subsidiary of Northfield Bancorp. Hopewell Valley is holding a special meeting of its shareholders to vote on the merger between Hopewell Valley and Northfield Bank. If the merger agreement is approved and the merger is subsequently completed, Hopewell Valley will merge with and into Northfield Bank, Hopewell Valley’s separate corporate existence will cease, and Northfield Bank will continue as the surviving institution.

Under the terms of the merger agreement, each outstanding share of Hopewell Valley common stock (including shares of Hopewell Valley Series A preferred stock to be converted into shares of Hopewell Valley common stock as a part of the merger at a rate of 1.55 shares of common stock for every share of preferred stock) will be converted into the right to receive, at the election of each Hopewell Valley shareholder, 0.9592 shares of Northfield Bancorp common stock or $14.50 in cash, subject to certain adjustment and allocation procedures that will result in 75% of Hopewell Valley’s common stock being converted into Northfield Bancorp common stock and 25% of Hopewell Valley’s common stock being converted into cash. For more information, see “Proposal 1—Description of the Merger—Consideration to be Received in the Merger.”

On August 25, 2015, which was the last trading date preceding the public announcement of the proposed merger, the trading price of Northfield Bancorp’s common stock was $14.87 per share, which, after giving effect to the 0.9592 exchange ratio, has an implied value of approximately $14.26 per share. Based on this price with respect to the stock consideration, and the cash consideration of $14.50 per share, upon completion of the merger, a Hopewell Valley shareholder who receives cash for 25% of his or her shares of common stock and receives stock for 75% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $14.32 per share. As of October 28, 2015, the most reasonably practicable date before the mailing of this Proxy Statement/Prospectus, the trading price of Northfield Bancorp’s common stock was $15.80, which, after giving effect to the 0.9592 exchange ratio, has an implied value of approximately $15.16 per share. Based on this price with respect to the stock consideration, and the cash consideration of $14.50 per share, upon completion of the merger, a Hopewell Valley shareholder who receives cash for 25% of his or her shares of common stock and receives stock for 75% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $14.99 per share.

The maximum number of shares of Northfield Bancorp common stock estimated to be issuable upon completion of the merger is 2,630,609. As a result of the merger, Hopewell Valley shareholders who receive stock consideration will become stockholders of Northfield Bancorp. Immediately following the completion of the merger, former Hopewell Valley shareholders will hold approximately 5.5% of Northfield Bancorp’s common stock.

Your board of directors has unanimously determined that the merger agreement and the merger are in the best interests of Hopewell Valley and its shareholders and unanimously recommends that you vote “FOR” approval and adoption of the merger agreement and the merger. The merger cannot be completed unless holders of at least two-thirds of the issued and outstanding shares of common stock of Hopewell Valley vote to approve the merger agreement and the merger. Whether or not you plan to attend the special meeting of shareholders, please vote by completing the enclosed proxy card and mailing it in the enclosed envelope. You may also vote by telephone or internet as indicated on the proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” approval and adoption of the merger agreement and the merger and “FOR” the approval of an adjournment of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement and the merger. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the merger agreement and the merger, but it will have no effect on the proposal to approve the adjournment of the special meeting.

The accompanying document is being delivered to Hopewell Valley shareholders as Northfield Bancorp’s prospectus for its offering of Northfield Bancorp common stock in connection with the merger, and as a proxy statement for the solicitation of proxies from Hopewell Valley shareholders to vote for the approval of the merger agreement and the merger.

This Proxy Statement/Prospectus provides you with detailed information about the proposed merger. It also contains or references information about Northfield Bancorp and Hopewell Valley and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 15 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

Voting procedures are described in this Proxy Statement/Prospectus. Your vote is important and I urge you to cast it promptly.

Sincerely,

James Hyman

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued under this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Proxy Statement/Prospectus dated November 3, 2015

and first mailed to shareholders on or about November 12, 2015

AVAILABLE INFORMATION

Northfield Bancorp files annual, quarterly and special reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials that Northfield Bancorp files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room. In addition, Northfield Bancorp files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from Northfield Bancorp at www.enorthfield.com under the “Investor Relations” tab and then under “SEC Filings.”

Northfield Bancorp has filed a registration statement on Form S-4 to register with the SEC up to 2,888,067 shares of Northfield Bancorp common stock. This Proxy Statement/Prospectus is a part of that registration statement. As permitted by SEC rules, this Proxy Statement/Prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the address set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this Proxy Statement/Prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This Proxy Statement/Prospectus incorporates by reference documents that Northfield Bancorp has previously filed with the SEC. They contain important information about Northfield Bancorp and its financial condition. These documents are available without charge to you upon written or oral request to:

Northfield Bancorp, Inc.
581 Main Street, Suite 810
Woodbridge, New Jersey 07095
Attention: Investor Relations Department
(732) 499-7200 ext. 2515

To obtain timely delivery of these documents, you must request the information no later than November 30, 2015 to receive them before Hopewell Valley’s special meeting of shareholders.

Northfield Bancorp common stock is traded on the Nasdaq Global Select Market under the symbol “NFBK,” and Hopewell Valley common stock is traded on the OTC Pink Market under the symbol “HWDY.”

For further information, please see “Where You Can Find More Information.”

HOPEWELL VALLEY COMMUNITY BANK

4 Route 31 South

Pennington, New Jersey 08534

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 14, 2015

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Hopewell Valley Community Bank (“Hopewell Valley”) will be held at Union Fire Company & Rescue Squad, 1396 River Road, Titusville, New Jersey at 3:00 p.m., Eastern Time, on December 14, 2015, for the following purposes:

1.  To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 25, 2015, by and among Northfield Bancorp, Inc., Northfield Bank and Hopewell Valley Community Bank (the “Merger Agreement”), and thereby to approve the transactions contemplated by the Merger Agreement, including the merger of Hopewell Valley with and into Northfield Bank (collectively, the “Merger”);

2.  To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement and the Merger; and

3.  To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

The Merger is described in more detail in this Proxy Statement/Prospectus, which you should read carefully in its entirety before voting. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus. Only Hopewell Valley shareholders of record as of the close of business on October 19, 2015 are entitled to notice of and to vote at the special meeting of shareholders or any adjournments of the special meeting.

To ensure your representation at the special meeting of shareholders, please follow the voting procedures described in the accompanying Proxy Statement/Prospectus and on the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted by following the instructions provided in the Proxy Statement/Prospectus.

BY ORDER OF THE BOARD OF DIRECTORS

Sharon M. Fink

Corporate Secretary

Pennington, New Jersey

November 3, 2015

Hopewell Valley’s board of directors unanimously recommends that you vote “FOR” approval and adoption of the Merger Agreement and the Merger and “FOR” the approval of the adjournment proposal described above.

Do not send stock certificates with the proxy card. You will receive a letter of transmittal with instructions for delivering your stock certificates under separate cover.

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend the Hopewell Valley special meeting in person, Hopewell Valley urges you to submit your proxy as promptly as possible by completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. You may also vote by telephone or internet as indicated on the proxy card. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

 If you have any questions concerning the Merger or other matters to be considered at the special meeting, would like additional copies of this Proxy Statement/Prospectus or need help voting your shares, please contact our proxy solicitor:

LAUREL HILL ADVISORY GROUP, LLC

Toll-Free: (844) 301-2265

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following are answers to certain questions that you may have regarding the Merger and the special meeting. We urge you to carefully read the remainder of this Proxy Statement/Prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this Proxy Statement/Prospectus.

GENERAL QUESTIONS ABOUT THE MERGER

Q:	Why am I receiving this document?

A.	Northfield Bancorp, its wholly owned subsidiary, Northfield Bank, and Hopewell Valley have entered into an agreement and plan of merger, dated as of August 25, 2015 (the “Merger Agreement”), that is described in this Proxy Statement/Prospectus, pursuant to which Hopewell Valley will merge with and into Northfield Bank with Northfield Bank as the surviving entity (the “Merger”). A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A. To complete the Merger, the shareholders of Hopewell Valley must vote to approve and adopt the Merger Agreement and thereby approve the Merger. Hopewell Valley will hold a special meeting of its shareholders to obtain this approval. This Proxy Statement/Prospectus contains important information about the Merger, the Merger Agreement, the special meeting, and other related matters, and you should read it carefully.

Q:	Who is being asked to approve the Merger?

A:	Hopewell Valley common shareholders are being asked to vote to approve the Merger.

Under New Jersey law, which governs mergers involving Hopewell Valley, the Merger cannot be completed unless Hopewell Valley shareholders vote to approve and adopt the Merger Agreement and approve the Merger. By this Proxy Statement/Prospectus, Hopewell Valley’s board of directors is soliciting proxies from Hopewell Valley’s shareholders to obtain this approval at the special meeting of Hopewell Valley shareholders discussed below.

Q:	What will Hopewell Valley shareholders receive in the Merger?

A:	If the Merger proposal is approved and the Merger is subsequently completed, each outstanding share of Hopewell Valley common stock (including shares of Hopewell Valley Series A preferred stock to be converted into shares of Hopewell Valley common stock as a part of the Merger at a rate of 1.55 shares of common stock for every share of preferred stock) will be converted into the right to receive either:

•	0.9592 shares of Northfield Bancorp common stock, plus cash in lieu of fractional shares; or

•	$14.50 in cash, without interest.

The above consideration is subject to an allocation process that requires 75% of Hopewell Valley’s shares of common stock (including preferred shares deemed converted into common stock) to be exchanged for Northfield Bancorp common stock and 25% of Hopewell Valley’s common stock (including preferred shares deemed converted into common stock) to be converted into cash. Accordingly, allocations of Northfield Bancorp common stock and cash that you receive will depend on the elections made by other Hopewell Valley shareholders.

On August 25, 2015, which was the last trading date preceding the public announcement of the proposed Merger, Northfield Bancorp’s common stock price was $14.87, which, after giving effect to the 0.9592 exchange ratio, has an implied value of approximately $14.26 per share. Based on this price with respect to the stock consideration, and the cash consideration of $14.50 per share, upon completion of the Merger, a Hopewell Valley shareholder who receives stock for 75% of his or her shares of common stock and

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receives cash for 25% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $14.32 per share. As of October 28, 2015, the most reasonably practicable date before the mailing of this Proxy Statement/Prospectus, Northfield Bancorp’s common stock price was $15.80, which, after giving effect to the 0.9592 exchange ratio, has an implied value of approximately $15.16. Based on this price with respect to the stock consideration, and the cash consideration of $14.50 per share, upon completion of the Merger, a Hopewell Valley shareholder who receives stock for 75% of his or her shares of common stock and receives cash for 25% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $14.99 per share.

For more information, see “Proposal 1—Description of the Merger—Consideration to be Received in the Merger.”

Q:	How does the allocation process work?

A:	Under the terms of the Merger Agreement, Hopewell Valley shareholders (including holders of shares of Hopewell Valley Series A preferred stock deemed converted into Hopewell Valley common stock) may elect to convert their shares into cash, Northfield Bancorp common stock or a combination of cash and Northfield Bancorp common stock. All elections are further subject to the allocation and proration procedures described in the Merger Agreement, which provide that the number of shares of Hopewell Valley common stock (including shares of Hopewell Valley Series A preferred stock deemed converted into Hopewell Valley common stock) to be converted into Northfield Bancorp common stock must equal 75% of the total number of shares of Hopewell Valley common stock outstanding at the effective time of the Merger and that the number of shares of Hopewell Valley common stock to be converted into cash in the Merger must equal 25% of the total number of shares of Hopewell Valley common stock outstanding at the effective time of the Merger. Neither Northfield Bancorp nor Hopewell Valley makes any recommendation as to whether Hopewell Valley shareholders should elect to receive cash, Northfield Bancorp common stock or a combination of cash and Northfield Bancorp common stock in the Merger. Each holder of Hopewell Valley common stock must make his or her own decision with respect to such election.

It is unlikely that elections will be made in the exact proportions provided for in the Merger Agreement. As a result, the Merger Agreement describes procedures to be followed if Hopewell Valley shareholders in the aggregate elect to receive more or less of the Northfield Bancorp common stock than Northfield Bancorp has agreed to issue. These procedures are summarized below.

•	If Stock Is Oversubscribed: If Hopewell Valley shareholders elect to receive more Northfield Bancorp common stock than Northfield Bancorp has agreed to issue in the Merger, then all Hopewell Valley shareholders who have elected to receive cash or who have made no election will receive cash for their Hopewell Valley shares and all shareholders who elected to receive Northfield Bancorp common stock will receive a pro rata portion of the available Northfield Bancorp shares plus cash for those shares not converted into Northfield Bancorp common stock.

•	If Stock Is Undersubscribed: If Hopewell Valley shareholders elect to receive fewer shares of Northfield Bancorp common stock than Northfield Bancorp has agreed to issue in the Merger, then all Hopewell Valley shareholders who have elected to receive Northfield Bancorp common stock will receive Northfield Bancorp common stock and those shareholders who elected to receive cash or who have made no election will be treated in the following manner:

•	If the number of shares held by Hopewell Valley shareholders who have made no election is sufficient to make up the shortfall in the number of shares of Northfield Bancorp common stock that Northfield Bancorp is required to issue, then all Hopewell Valley shareholders who elected cash will receive cash, and those shareholders who made no election will receive both cash and Northfield Bancorp common stock in such proportion as is necessary to make up the shortfall.

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•	If the number of shares held by Hopewell Valley shareholders who have made no election is insufficient to make up the shortfall, then all Hopewell Valley shareholders who made no election will receive Northfield Bancorp common stock and those Hopewell Valley shareholders who elected to receive cash will receive cash and Northfield Bancorp common stock in such proportion as is necessary to make up the shortfall.

No guarantee can be made that you will receive the amounts of cash and/or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and the Merger Agreement, you may receive Northfield Bancorp common stock or cash in amounts that vary from the amounts you elect to receive.

Q:	What are the material United States federal income tax consequences of the Merger to Hopewell Valley shareholders?

A:	Northfield Bancorp and Hopewell Valley have received a legal opinion that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. However, the federal tax consequences of the Merger to a Hopewell Valley shareholder will depend primarily on whether a shareholder exchanges the shareholder’s Hopewell Valley common stock solely for Northfield Bancorp common stock, solely for cash or for a combination of Northfield Bancorp common stock and cash. Hopewell Valley shareholders who exchange their shares solely for Northfield Bancorp common stock should not recognize a gain or loss except with respect to cash received in lieu of a fractional share of Northfield Bancorp common stock. Hopewell Valley shareholders who exchange their shares solely for cash should recognize a gain or loss on the exchange. Hopewell Valley shareholders who exchange their shares for a combination of Northfield Bancorp common stock and cash may recognize a gain, but not any loss, on the exchange. The actual federal income tax consequences to Hopewell Valley shareholders of electing to receive cash, Northfield Bancorp common stock or a combination of cash and stock will not be ascertainable at the time Hopewell Valley shareholders make their election because it will not be known at that time how, or to what extent, the allocation and proration procedures will apply.

For a more detailed discussion of the material United States federal income tax consequences of the transaction, please see the section “Proposal 1—Description of the Merger—Material United States Tax Consequences of the Merger” beginning on page 45.

The consequences of the Merger to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine the tax consequences of the Merger to you.

Q:	What will happen to Hopewell Valley as a result of the Merger?

A:	If the Merger is completed, Hopewell Valley will merge into Northfield Bank, a federal savings bank, and Hopewell Valley will cease to exist.

Q:	When will the Merger be completed?

A:	We expect the Merger will be completed when all of the conditions to completion contained in the Merger Agreement are satisfied or waived, including the receipt of required regulatory approvals and the approval of the Merger Agreement by Hopewell Valley shareholders at the Hopewell Valley special meeting. We currently expect to complete the Merger during the first quarter of 2016. However, because fulfillment of some of the conditions to completion of the Merger, such as the receipt of required regulatory approvals, is not entirely within our control, we cannot predict the actual timing.

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Q:	What happens if the Merger is not completed?

A:	If the Merger is not completed, Hopewell Valley shareholders will not receive any consideration for their shares of common stock in connection with the Merger. Instead, Hopewell Valley will remain an independent company and its common stock will continue to be listed and traded on the OTC Pink Market. Under specified circumstances, Hopewell Valley may be required to pay to Northfield Bancorp a fee with respect to the termination of the Merger Agreement. For more information, please review the sections entitled “Proposal 1—Description of the Merger—Terminating the Merger Agreement” and “—Termination Fee” beginning on page 63.

Q:	Where can I find more information about Northfield Bancorp?

A:	You can find more information about Northfield Bancorp from the various sources described under the section entitled “Where You Can Find More Information” at the end of this Proxy Statement/Prospectus.

QUESTIONS AND ANSWERS REGARDING

THE SHAREHOLDERS MEETING

Q:	When and where will Hopewell Valley shareholders meet?

A:	Hopewell Valley will hold a special meeting of its shareholders on December 14, 2015, at 3:00 p.m., Eastern Time, at Union Fire Company & Rescue Squad, 1396 River Road, Titusville, New Jersey.

Q:	Who can vote at the special meeting?

A:	Holders of record of Hopewell Valley common stock at the close of business on October 19, 2015, which is the record date for the special meeting, are entitled to vote at the special meeting.

Q:	How many votes must be represented in person or by proxy at the Hopewell Valley special meeting to have a quorum?

A:	The holders of at least a majority of the outstanding shares of Hopewell Valley common stock, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q:	What matters are Hopewell Valley shareholders being asked to approve at the Hopewell Valley special meeting pursuant to this Proxy Statement/Prospectus?

A:	Hopewell Valley shareholders are being asked to approve and adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger. We refer to this proposal as the “Merger Proposal.”

Hopewell Valley shareholders are also being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal, which we refer to as the “Adjournment Proposal.”

Q:	What vote by Hopewell Valley shareholders is required to approve the proposals?

A:	Assuming a quorum is present at the Hopewell Valley special meeting, approval of the Merger Proposal will require the affirmative vote of the holders of two-thirds of the outstanding shares of Hopewell Valley common stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as shares voted against the Merger Proposal.

Approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of Hopewell Valley common stock represented in person or by proxy at the special meeting.

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Abstentions will have the same effect as shares voted against the Adjournment Proposal, but broker non-votes will not affect whether the proposal is approved.

As of the record date for the special meeting, directors and executive officers of Hopewell Valley, together with their affiliates, had sole or shared voting power over approximately 33.5% of the Hopewell Valley common stock outstanding and entitled to vote at the special meeting. Pursuant to the terms of the Merger Agreement, each of the directors and certain executive officers of Hopewell Valley have entered into voting agreements with Northfield Bancorp to vote their respective shares of Hopewell Valley common stock “FOR” the Merger Proposal.

Q:	How may Hopewell Valley shareholders vote their shares for the special meeting proposals presented in this Proxy Statement/Prospectus?

A:	Shareholders may vote by completing, signing, dating and returning the proxy card in the enclosed prepaid return envelope as soon as possible or by attending the special meeting and voting in person. You may also vote by telephone or internet as indicated on the proxy card. This will enable your shares to be represented and voted at the special meeting. If your stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement/Prospectus.

Q:	Will a broker or bank holding shares in “street name” for a Hopewell Valley shareholder automatically vote those shares for the shareholder at the Hopewell Valley special meeting?

A:	No. A broker or bank WILL NOT be able to vote your shares with respect to the Merger Agreement and the Merger without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials. It is therefore important that you provide timely instruction to your broker or bank to ensure that all shares of Hopewell Valley common stock that you own are voted at the special meeting. The failure of a shareholder whose shares of Hopewell Valley common stock are held in “street name” to give voting instructions to the broker or bank will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	Will Hopewell Valley shareholders be able to vote their shares at the special meeting in person?

A:	Yes. Submitting a proxy will not affect the right of any shareholder to vote in person at the special meeting. If you hold your shares in “street name” and wish to attend the special meeting, you must ask your broker or bank how to vote those shares in person at the special meeting.

Q:	May a Hopewell Valley shareholder change or revoke his or her vote after submitting a proxy?

A:	Yes. If you have not voted through your broker, you can change your vote by:

•	providing written notice of revocation to the Corporate Secretary of Hopewell Valley, which must be provided to the Corporate Secretary by the time the special meeting begins;

•	submitting a new proxy card (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow your broker’s directions to change your vote.

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Q:	What should a shareholder do if he or she receives more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement/Prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a holder of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this Proxy Statement/Prospectus in the section entitled “Special Meeting of Hopewell Valley Shareholders.”

Q:	If a shareholder does not vote in favor of the Merger Proposal, is he or she entitled to dissenters’ rights?

A:	Yes. If you are a Hopewell Valley shareholder as of October 19, 2015, the record date for the special meeting, and you do not vote your shares in favor of the Merger Proposal and you do not return an unmarked proxy card, you will have the right under Section 17:9A–140 of the New Jersey Statutes to demand the value for your Hopewell Valley common shares. The right to make this demand is known as “dissenters’ rights.” To exercise your dissenters’ rights, you must deliver to Hopewell Valley a written demand for payment of the value of your shares of common stock no later than the third day before the special meeting to approve the Merger Agreement. The demand must be personally delivered or sent by registered mail to: Hopewell Valley Community Bank, Attention: Sharon M. Fink, 4 Route 31 South, Pennington, New Jersey 08534. Hopewell Valley shareholders who wish to exercise their dissenters’ rights must: (1) either vote against the Merger Proposal or not return the proxy card; and (2) deliver written demand for payment at least three days before the Hopewell Valley shareholder vote. Hopewell Valley shareholders’ right to receive the value of their shares of common stock is contingent on strict compliance with the procedures set forth beginning with Section 17:9A-140 of the New Jersey Statutes. For additional information regarding dissenters’ rights, see “Dissenters’ Rights” and the complete text of the applicable sections of the New Jersey Statutes attached to this Proxy Statement/Prospectus as Appendix B.

Q:	What does Hopewell Valley’s board of directors recommend with respect to the two proposals?

A:	Hopewell Valley’s board of directors has unanimously determined that the Merger Agreement and the Merger are in the best interests of Hopewell Valley and its shareholders and unanimously recommends that Hopewell Valley shareholders vote “FOR” the Merger Proposal. In addition, Hopewell Valley’s board of directors unanimously recommends that Hopewell Valley shareholders vote “FOR” approval of the Adjournment Proposal.

Q:	Are there risks that I should consider in deciding whether to vote for approval of the Merger Proposal?

A:	Yes. You should read and carefully consider the risk factors set forth in the section of this Proxy Statement/Prospectus entitled “Risk Factors” beginning on page 15.

Q:	Should Hopewell Valley shareholders send in their stock certificates now?

A:	No. Hopewell Valley shareholders SHOULD NOT send in any stock certificates now. If the Merger is approved, transmittal materials, with instructions for their completion, will be provided to Hopewell Valley shareholders under separate cover and the stock certificates should be sent at that time.

Q:	What happens if I sell my shares of Hopewell Valley common stock before the special meeting?

A:	The record date for Hopewell Valley shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the completion of the Merger. If you transfer your shares of Hopewell Valley common stock after the record date but before the special meeting, you will, unless special

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arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	What do Hopewell Valley shareholders need to do now?

A:	After carefully reading and considering the information contained in this Proxy Statement/Prospectus, we are requesting you vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote your Hopewell Valley shares at the special meeting as you direct. If you sign and send in a proxy card and do not indicate how you wish to vote, the proxy will be voted “FOR” each of the special meeting proposals.

Q:	If I am a Hopewell Valley shareholder, who can help answer my questions?

A:	If you have any questions about the Merger or the special meeting, or if you need additional copies of this Proxy Statement/Prospectus or the enclosed proxy card, you should contact Hopewell Valley’s proxy solicitor, Laurel Hill Advisory Group, LLC, toll-free at (844) 301-2265.

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SUMMARY

This summary highlights selected information in this Proxy Statement/Prospectus and may not contain all of the information important to you. To understand the Merger more fully, you should read this entire document carefully, including the documents attached to this Proxy Statement/Prospectus.

The Companies

Northfield Bancorp

581 Main Street

Suite 810

Woodbridge, New Jersey 07095

(732) 499-7200

Northfield Bank

1731 Victory Boulevard

Staten Island, New York 10314

(718) 448-1000

Northfield Bancorp, a Delaware corporation that was incorporated and commenced operations in 2010, is a savings and loan holding company headquartered in Woodbridge, New Jersey. Northfield Bancorp’s common stock is listed on the Nasdaq Global Select Market under the symbol “NFBK.”

Northfield Bancorp conducts its operations primarily through Northfield Bank, a federal savings bank founded in 1887 with 30 full-service offices in Staten Island and Brooklyn, New York and Middlesex and Union Counties, New Jersey. Northfield Bank’s principal business consists of originating multi-family and other commercial real estate loans, purchasing investment securities, including mortgage-backed securities and corporate bonds, and, to a lesser extent, depositing funds in other financial institutions. Northfield Bank also offers construction and land loans, commercial and industrial loans, one-to four-family residential mortgage loans, and home equity loans and lines of credit. Northfield Bank offers a variety of deposit accounts, including certificates of deposit, passbook, statement, and money market savings accounts, transaction deposit accounts (negotiable orders of withdrawal (NOW) accounts and non-interest bearing demand accounts), individual retirement accounts, and, to a lesser extent, when it is deemed cost effective, brokered deposits. Deposits are Northfield Bank’s primary source of funds for its lending and investing activities. Northfield Bank also borrows funds, consisting principally of repurchase agreements with brokers and Federal Home Loan Bank of New York advances.  Northfield Bank owns 100% of NSB Services Corp., which, in turn, owns 100% of the voting common stock of a real estate investment trust, NSB Realty Trust, which holds primarily mortgage loans and other real estate related investments.  In addition, Northfield Bank refers its customers to an independent third party that provides non-deposit investment products.

At June 30, 2015, Northfield Bancorp had total assets of $3.15 billion, total deposits of $1.98 billion and total stockholders’ equity of $557.6 million.

Hopewell Valley Community Bank

4 Route 31 South

Pennington, New Jersey 08534

(609) 466-2900

Hopewell Valley, a New Jersey-chartered commercial bank that was incorporated and commenced operations in 1999, is headquartered in Pennington, New Jersey. Hopewell Valley’s common stock is quoted on the OTC Pink Market under the symbol “HWDY.” Hopewell Valley offers products and services primarily to small and middle market businesses and professionals through ten retail banking offices in Hunterdon, Mercer and Somerset Counties, New Jersey. Hopewell Valley’s principal lending activity is the origination of commercial real estate loans, and, to a lesser extent, residential mortgage loans, construction loans, home equity lines of credit, commercial and industrial loans, multi-family real estate loans and consumer loans. Hopewell Valley’s principal sources of funds are personal and business deposits, borrowed funds and the principal and interest payments on its loans and marketable securities.

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At June 30, 2015, Hopewell Valley had total assets of $495.0 million, total deposits of $445.4 million and total shareholders’ equity of $46.4 million.

Special Meeting of Hopewell Valley Shareholders; Required Vote (page 26)

A special meeting of Hopewell Valley shareholders is scheduled to be held at Union Fire Company & Rescue Squad, 1396 River Road, Titusville, New Jersey at 3:00 p.m., Eastern Time, on December 14, 2015. At the special meeting, you will be asked to vote on a proposal to approve and adopt the Merger Agreement and, thereby, approve the Merger between Hopewell Valley and Northfield Bank, which we refer to as the “Merger Proposal.” You may also be asked to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal.

Only Hopewell Valley shareholders of record as of the close of business on October 19, 2015 are entitled to notice of, and to vote at, the Hopewell Valley special meeting and any adjournments or postponements of the meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of two-thirds of the outstanding shares of Hopewell Valley common stock entitled to vote on the proposal. Approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of Hopewell Valley common stock represented in person or by proxy at the special meeting, without regard to abstentions. As of October 19, 2015, the record date for the special meeting, there were 3,566,824 shares of Hopewell Valley common stock outstanding and entitled to vote. The directors and executive officers of Hopewell Valley, as a group, beneficially owned 1,194,508 shares of Hopewell Valley common stock, not including shares that may be acquired upon the exercise of stock options, representing approximately 33.5% of the outstanding shares of Hopewell Valley common stock as of the record date. Each of the directors and executive officers of Hopewell Valley have entered into voting agreements with Northfield Bancorp to vote their respective shares of Hopewell Valley common stock “FOR” the Merger Proposal at the special meeting.

The Merger and the Merger Agreement (page 29)

The merger of Hopewell Valley with and into Northfield Bank is governed by the Merger Agreement. The Merger Agreement provides that if all of the conditions are satisfied or waived, Hopewell Valley will be merged with and into Northfield Bank, with Northfield Bank as the surviving entity. We encourage you to read the Merger Agreement, which is included as Appendix A to this Proxy Statement/Prospectus.

What Hopewell Valley Shareholders Will Receive in the Merger (page 43)

Under the Merger Agreement, each share of Hopewell Valley common stock (including shares of Hopewell Valley Series A preferred stock deemed converted into Hopewell Valley common stock) will be exchanged for either 0.9592 shares of Northfield Bancorp common stock plus cash in lieu of fractional shares or $14.50 in cash, subject to 75% of the total merger consideration consisting of Northfield Bancorp common stock and the remainder consisting of cash. On August 25, 2015, which is the last trading day preceding the public announcement of the proposed Merger, Northfield Bancorp’s common stock price was $14.87, which, after giving effect to the 0.9592 exchange ratio, has an implied value of approximately $14.26 per share. Based on this price with respect to the stock consideration, and the cash consideration of $14.50 per share, upon completion of the Merger, a Hopewell Valley shareholder who receives cash for 25% of his or her shares of common stock and receives stock for 75% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $14.32 per share. As of October 28, 2015, the most reasonably practicable date before the mailing of this Proxy Statement/Prospectus, Northfield Bancorp’s common stock price was $15.80, which, after giving effect to the 0.9592 exchange ratio, has an implied value of approximately $15.16. Based on this price with respect to the stock consideration, and the cash consideration of $14.50 per share, upon completion of the Merger, a Hopewell Valley shareholder who receives cash for 25% of his or her shares of common stock and receives stock for 75% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $14.99 per share.

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For more information, see “Proposal 1—Description of the Merger—Consideration to be Received in the Merger.”

Comparative Market Prices (page 24)

The following table shows the closing price per share of Northfield Bancorp common stock and the equivalent price per share of Hopewell Valley common stock, giving effect to the Merger, on August 25, 2015, which is the last day on which shares of Northfield Bancorp common stock traded preceding the public announcement of the proposed Merger, and on October 28, 2015, the most recent practicable date before the mailing of this Proxy Statement/Prospectus. The equivalent price per share of Hopewell Valley common stock was computed by multiplying the price of a share of Northfield Bancorp common stock by the 0.9592 exchange ratio. See “Proposal 1—Description of the Merger—Consideration to be Received in the Merger.”

	Northfield Bancorp Common Stock	Equivalent Price Per Share of Hopewell Valley Common Stock

August 25, 2015	$14.87	$14.26
October 28, 2015	$15.80	$15.16

Recommendation of Hopewell Valley Board of Directors (page 33)

The Hopewell Valley board of directors has unanimously approved the Merger Agreement and the proposed Merger. The Hopewell Valley board believes that the Merger Agreement, including the Merger, is in the best interests of Hopewell Valley and its shareholders, and therefore unanimously recommends that Hopewell Valley shareholders vote “FOR” the Merger Proposal. In reaching this decision, Hopewell Valley’s board of directors considered a variety of factors, which are described in the section captioned “Proposal 1—Description of the Merger—Recommendation of the Hopewell Valley Board of Directors.”

In addition, the Hopewell Valley board of directors unanimously recommends that Hopewell Valley shareholders vote “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal.

Opinion of Hopewell Valley’s Financial Advisor (page 33)

In connection with the Merger, the Hopewell Valley board of directors received an opinion, dated August 25, 2015, of Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), who acted as financial advisor to Hopewell Valley, as to the fairness, from a financial point of view, and as of the date of such opinion, of the merger consideration in the proposed Merger to be received by the holders of Hopewell Valley common stock. We encourage you to read the full text of Sandler O’Neill’s written opinion, which is included as Appendix C to this Proxy Statement/Prospectus.

Regulatory Matters Relating to the Merger (page 48)

Under the terms of the Merger Agreement, the Merger cannot be completed unless it is first approved by the Office of the Comptroller of the Currency (the “OCC”). Additionally, certain notices need to be filed with the New Jersey Department of Banking and Insurance (the “Department”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Northfield Bancorp has filed the required applications and notices. As of the date of this Proxy Statement/Prospectus, Northfield Bancorp has not received any approvals from the OCC. While Northfield Bancorp does not know of any reason why it would not obtain the approval in a timely manner, Northfield Bancorp cannot be certain when or if it will receive regulatory approval.

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Conditions to Completing the Merger (page 54)

The completion of the Merger is subject to the fulfillment of a number of conditions, including:

•	approval of the Merger Agreement by Hopewell Valley shareholders;

•	the absence of any order, decree, injunction, statute, rule or regulation that enjoins or prohibits the consummation of the Merger;

•	receipt of all required regulatory approvals and the expiration of all statutory waiting periods, and none of the regulatory approvals containing a “burdensome condition;”

•	effectiveness of the registration statement of which this Proxy Statement/Prospectus is a part;

•	authorization for listing on the Nasdaq Stock Market of the shares of Northfield Bancorp common stock to be issued in the Merger;

•	receipt by Northfield Bancorp and Hopewell Valley of an opinion from Northfield Bancorp’s legal counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	subject to the materiality standard provided in the Merger Agreement, the continued accuracy of representations and warranties made on the date of the Merger Agreement;

•	performance in all material respects by each of Northfield Bancorp and Hopewell Valley of its respective obligations under the Merger Agreement, unless waived by the other party;

•	receipt of all required material permits, authorizations, consents, waivers, clearances or approvals;

•	receipt of approval from the U.S. Department of the Treasury, the Federal Deposit Insurance Corporation and the Department for redemption of the Hopewell Valley Series B preferred stock; and

•	no more than 10% of the outstanding shares of Hopewell Valley common stock having exercised dissenters’ rights.

Terminating the Merger Agreement (page 63)

The Merger Agreement may be terminated by mutual consent of Northfield Bancorp and Hopewell Valley at any time before the completion of the Merger. Additionally, subject to conditions and circumstances described in the Merger Agreement, either Northfield Bancorp or Hopewell Valley may terminate the Merger Agreement if, among other things, any of the following occur:

•	there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, which breach cannot be cured within 30 days after the giving of written notice to such party of such breach;

•	the Merger has not been consummated by August 31, 2016, unless the failure to complete the Merger by that time was due to such party’s material breach of any representation, warranty, covenant or other agreement provided in the Merger Agreement;

•	Hopewell Valley shareholders do not approve the Merger Agreement at the Hopewell Valley special meeting; or

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•	a required regulatory approval is denied and such denial is final and unappealable or a court or governmental authority prohibits the consummation of the Merger.

Northfield Bancorp also may terminate the Merger Agreement if Hopewell Valley materially breaches its agreements regarding the solicitation of other acquisition proposals and the submission of the Merger Agreement to shareholders, or if the board of directors of Hopewell Valley does not recommend approval of the Merger Agreement in this Proxy Statement/Prospectus or withdraws, qualifies or modifies its recommendation in a manner adverse to Northfield Bancorp. Hopewell Valley also may terminate the Merger Agreement if it receives a superior proposal from a third party that the Hopewell Valley board of directors determines, after consultation with its legal and financial advisors, it must accept in the exercise of its fiduciary duties to the Hopewell Valley shareholders, and Hopewell Valley has otherwise complied with the terms of the Merger Agreement.

Termination Fee (page 64)

Under certain circumstances described in the Merger Agreement, in connection with the termination of the Merger Agreement, Hopewell Valley will owe Northfield Bancorp a $2.0 million termination fee. See “Proposal 1—Description of the Merger—Termination Fee” on page 64 for a list of the circumstances under which a termination fee is payable.

Interests of Certain Persons in the Merger that are Different from Yours (page 49)

Officers and directors of Hopewell Valley have employment and other compensation agreements or economic interests that give them interests in the Merger that are somewhat different from, or in addition to, their interests as Hopewell Valley shareholders. These interests and agreements include:

•	one member of the Hopewell Valley board of directors will be appointed to the Northfield Bancorp and Northfield Bank boards of directors;

•	Northfield Bancorp will establish an advisory board consisting of each of the Hopewell Valley directors (other than the current Chairman of the Board and President and Chief Executive Officer), and such advisory directors will serve for an initial term of at least two years;

•	the acceleration of vesting of all outstanding stock options issued by Hopewell Valley, and each such stock option will be exchanged for an amount of cash equal to the positive difference between $14.50 and the exercise price per share of such Hopewell Valley stock option multiplied by the number of shares subject to such Hopewell Valley stock option;

•	payment of retention bonuses to certain employees of Hopewell Valley;

•	severance or other payments to certain executive officers under their employment or change in control agreements (assuming such agreements have not expired pursuant to their terms before the closing);

•	continued employment that has been offered by Northfield Bank to Hopewell Valley’s President and Chief Executive Officer;

•	entry into a consulting agreement with the Hopewell Valley Chairman of the Board with a term expiring on September 1, 2016;

•	the payment of enhanced benefits on termination of employment (or consulting services) following a change in control under supplemental executive retirement agreements between Hopewell Valley and each of its Chairman of the Board and its President and Chief Executive Officer; and

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•	rights of Hopewell Valley officers and directors to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies.

The Hopewell Valley board of directors was aware of and considered these interests, among other matters, in evaluating and recommending to the Hopewell Valley shareholders that they approve the Merger Agreement and the Merger. The aggregate amount that each executive officer is expected to receive in connection with the Merger, and the assumptions on which these amounts are based, is set forth in “Proposal 1—Description of the Merger—Merger-Related Executive Compensation for Hopewell Valley’s Executive Officers” beginning on page 51.

Accounting Treatment of the Merger (page 45)

The Merger will be accounted for using the acquisition method in accordance with U.S. generally accepted accounting principles.

Comparison of Rights of Shareholders (page 67)

When the Merger is completed, Hopewell Valley shareholders who receive shares of Northfield Bancorp common stock will become Northfield Bancorp stockholders and their rights will be governed by Delaware law and by Northfield Bancorp’s certificate of incorporation and bylaws. The rights of Hopewell Valley shareholders will change as a result of the Merger due to differences in Northfield Bancorp’s and Hopewell Valley’s governing documents, as well as differences between Delaware and New Jersey law. See “Comparison of Rights of Shareholders” for a summary of the material differences between the respective rights of Hopewell Valley shareholders and Northfield Bancorp stockholders.

Dissenters’ Rights (page 28)

Under New Jersey law, Hopewell Valley shareholders (including holders of preferred stock) who do not vote in favor of the Merger Proposal and deliver a written demand for payment for the value of their Hopewell Valley shares of common stock at least three days before the Hopewell Valley special meeting, will be entitled, if and when the Merger is completed, to receive the value of their shares of common stock. The right to make this demand is known as “dissenters’ rights.” Hopewell Valley shareholders’ right to receive the value of their shares of common stock is contingent upon strict compliance with the procedures set forth beginning with Section 17:9A–140 of the New Jersey Statutes. A Hopewell Valley shareholder’s failure to vote against the adoption and approval of the Merger Agreement will not constitute a waiver of such shareholder’s dissenters’ rights, so long as such shareholder does not vote in favor of the Merger Agreement or return an unmarked proxy card.

For additional information regarding dissenters’ rights, see “Dissenters’ Rights” and the complete text of Sections 17:9A–140 through 17:9A–145 of the New Jersey Statutes attached to this Proxy Statement/Prospectus as Appendix B. If a Hopewell Valley shareholder has any questions regarding dissenters’ rights, such shareholder should consult with his or her own legal advisor. See “Dissenters’ Rights” on page 28.

Material United States Tax Consequences of the Merger (page 45)

Northfield Bancorp and Hopewell Valley have received a legal opinion that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. However, the federal tax consequences of the Merger to a shareholder of Hopewell Valley will depend primarily on whether a shareholder exchanges his or her Hopewell Valley common stock solely for Northfield Bancorp common stock, solely for cash or for a combination of Northfield Bancorp common stock and cash. Hopewell Valley shareholders who exchange their shares solely for Northfield Bancorp common stock should not recognize a gain or loss except with respect to cash received in lieu of a fractional share of Northfield Bancorp common stock. Hopewell Valley shareholders who exchange their shares solely for cash should recognize a gain or loss on the exchange. Hopewell Valley shareholders who exchange their shares for a combination of Northfield Bancorp common stock and cash should recognize a gain, but not any loss, on the exchange. The actual federal income tax consequences to Hopewell Valley shareholders of electing to receive cash, Northfield Bancorp common stock or a combination of cash and stock will

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not be ascertainable at the time Hopewell Valley shareholders make their election because it will not be known at that time how, or to what extent, the allocation and proration procedures will apply.

This tax treatment may not apply to all Hopewell Valley shareholders. Determining the actual tax consequences of the Merger to Hopewell Valley shareholders can be complicated. Hopewell Valley shareholders should consult their own tax advisor for a full understanding of the Merger’s tax consequences that are particular to each shareholder.

To review the tax consequences of the Merger to Hopewell Valley shareholders in greater detail, please see the section “Proposal 1—Description of the Merger—Material United States Tax Consequences of the Merger.”

Risk Factors (page 15)

You should consider all the information contained in or incorporated by reference into this Proxy Statement/Prospectus in deciding how to vote for the proposals presented in the Proxy Statement/Prospectus. In particular, you should consider the factors described under “Risk Factors.”

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RISK FACTORS

In addition to the other information contained in or incorporated by reference into this Proxy Statement/Prospectus, including the matters addressed under the section titled “Caution About Forward-Looking Statements,” you should consider carefully the risk factors described below in deciding how to vote. You should also read and consider the risk factors associated with the business of Northfield Bancorp because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found in Northfield Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2014.

Because the price of Northfield Bancorp common stock will fluctuate, Hopewell Valley shareholders cannot be certain of the market value of the merger consideration.

Upon completion of the Merger, each share of Hopewell Valley common stock (including shares of Hopewell Valley Series A preferred stock deemed converted into Hopewell Valley common stock) will be converted into the right to receive 0.9592 shares of Northfield Bancorp common stock or $14.50 in cash. There will be no adjustment to the exchange ratio (except for adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction with respect to Northfield Bancorp common stock), and Hopewell Valley does not have a right to terminate the Merger Agreement based upon changes in the market price of Northfield Bancorp common stock. Accordingly, the dollar value of Northfield Bancorp common stock to Hopewell Valley shareholders who receive stock upon completion of the Merger will depend upon the market value of Northfield Bancorp common stock at the time of completion of the Merger, which may be lower or higher than the closing price of Northfield Bancorp common stock on the last full trading day preceding public announcement that Northfield Bancorp and Hopewell Valley entered into the Merger Agreement, the last full trading day before the date this Proxy Statement/Prospectus was mailed or the date of the Hopewell Valley special meeting. The market values of Northfield Bancorp common stock and Hopewell Valley common stock have varied since Northfield Bancorp and Hopewell Valley entered into the Merger Agreement and will continue to vary in the future due to changes in the business, operations or prospects of Northfield Bancorp and Hopewell Valley, market assessments of the Merger, regulatory considerations, market and economic considerations, and other factors, most of which are beyond Hopewell Valley’s or Northfield Bancorp’s control. Accordingly, at the time of the Hopewell Valley special meeting, Hopewell Valley shareholders will not necessarily know or be able to calculate the value of the stock consideration they would be entitled to receive upon completion of the Merger if they receive Northfield Bancorp common stock. You should obtain current market quotations for shares of Northfield Bancorp common stock and for shares of Hopewell Valley common stock. See “Market Price and Dividend Information” on page 25 for ranges of historic market prices of Hopewell Valley and Northfield Bancorp common stock.

Hopewell Valley will be subject to business uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the Merger on employees and customers may have an adverse effect on Hopewell Valley. These uncertainties may impair Hopewell Valley’s ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers and others who deal with Hopewell Valley to seek to change existing business relationships with Hopewell Valley. Hopewell Valley employee retention and recruitment may be particularly challenging before the effective time of the Merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

Completing the Merger and the planning required for integrating Hopewell Valley into Northfield Bank may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect Hopewell Valley’s financial results. In addition, the Merger Agreement requires that Hopewell Valley operate in the usual, regular and ordinary course of business and restricts Hopewell Valley from taking certain actions before the effective time of the Merger or termination of the Merger Agreement without Northfield Bancorp’s written consent. These restrictions may prevent Hopewell Valley from pursuing business opportunities that may arise before the completion of the Merger.

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Hopewell Valley shareholders may receive a form of consideration different from what they elect.

The consideration to be received by Hopewell Valley shareholders in the Merger is subject to the requirement that 75% of the outstanding shares of Hopewell Valley common stock (including shares of Hopewell Valley Series A preferred stock deemed converted into Hopewell Valley common stock) be exchanged for Northfield Bancorp common stock and the remaining 25% be exchanged for cash. The Merger Agreement contains proration and allocation procedures to achieve this desired result. If you elect all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in Northfield Bancorp common stock. If you elect all stock and the available stock is oversubscribed, then you will receive a portion of the merger consideration in cash.

Failure to complete the Merger could negatively impact the stock price and future business and financial results of Hopewell Valley.

Hopewell Valley has already incurred substantial expenses in connection with the Merger. If the Merger is not completed, the ongoing business of Hopewell Valley may be adversely affected and Hopewell Valley will be subject to several risks, including the following:

•	If the Merger Agreement is terminated under specified circumstances, Hopewell Valley will be required to pay Northfield Bancorp a $2.0 million termination fee;

•	Hopewell Valley will be required to pay certain costs relating to the Merger, whether or not the Merger is completed, such as legal, accounting, financial advisory and printing fees;

•	under the Merger Agreement, Hopewell Valley is subject to certain restrictions on the conduct of its business before completing the Merger, which may adversely affect its operating results; and

•	matters relating to the Merger may require substantial commitments of time and resources by Hopewell Valley management, which could otherwise have been devoted to other opportunities that may have been beneficial to Hopewell Valley as an independent company.

In addition, if the Merger is not completed, Hopewell Valley may experience negative reactions from the financial markets and from its customers and employees. Hopewell Valley also could be subject to litigation related to any failure to complete the Merger or to proceedings commenced by Northfield Bancorp to perform their obligations under the Merger Agreement. If the Merger is not completed, some or all of the risks described above may materialize and may materially affect Hopewell Valley’s business, financial results and stock price.

Northfield Bank may be unable to successfully integrate Hopewell Valley’s operations or otherwise realize the expected benefits from the Merger, which would adversely affect Northfield Bancorp’s results of operations and financial condition.

The Merger involves the integration of two companies that have previously operated independently. The difficulties of combining the operations of the two companies include:

•	integrating personnel with diverse business backgrounds;

•	converting customers to new systems;

•	combining different corporate cultures; and

•	retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, Northfield Bank’s and Hopewell Valley’s business operations and/or the loss of key personnel. The integration of the two companies will require the experience and expertise of certain key employees of Hopewell Valley who are expected

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to be retained by Northfield Bank. Northfield Bank may not be successful in retaining these employees for the time period necessary to successfully integrate Hopewell Valley’s operations with those of Northfield Bank. The diversion of management’s attention and any delay or difficulty encountered in connection with the Merger and the integration of the two companies’ operations could have an adverse effect on the business and results of operations of Northfield Bancorp following the Merger.

The success of the Merger will depend, in part, on Northfield Bancorp’s and Northfield Bank’s ability to realize the anticipated benefits and cost savings from combining the business of Hopewell Valley with Northfield Bank. If Northfield Bancorp is unable to successfully integrate Hopewell Valley, the anticipated benefits and cost savings of the Merger may not be realized fully or may take longer to realize than expected. For example, Northfield Bancorp and Northfield Bank may fail to realize the anticipated increase in earnings and cost savings anticipated from the Merger. In addition, as with regard to any merger, a significant decline in asset valuations or cash flows may also cause Northfield Bancorp and Northfield Bank not to realize expected benefits.

The termination fee and the restrictions on solicitation contained in the Merger Agreement may discourage other companies from trying to acquire Hopewell Valley.

Until the completion of the Merger, with some exceptions, Hopewell Valley is prohibited from soliciting, initiating, knowingly encouraging or participating in any discussion of or otherwise considering any inquiry or proposal that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person other than Northfield Bancorp. In addition, Hopewell Valley has agreed to pay a $2.0 million termination fee to Northfield Bancorp in specified circumstances. Hopewell Valley agreed to these conditions at the request of Northfield Bancorp as a requirement to enter into the Merger Agreement. These provisions could discourage other companies that may have an interest in acquiring Hopewell Valley from considering or proposing such an acquisition even though those other companies might be willing to offer greater value to Hopewell Valley’s shareholders than Northfield Bancorp has offered in the Merger. The payment of the termination fee could also have a material adverse effect on Hopewell Valley’s financial condition.

Certain of Hopewell Valley’s officers and directors have interests that are different from, or in addition to, interests of Hopewell Valley shareholders generally.

You should be aware that the directors and certain officers of Hopewell Valley have interests in the Merger that are different from, or in addition to, the interests of Hopewell Valley shareholders generally. These include: one current Hopewell Valley board member will join the Northfield Bancorp and Northfield Bank boards of directors upon completion of the Merger; all current Hopewell Valley board members (other than Hopewell Valley’s Chairman and Hopewell Valley’s Chief Executive Officer) will be appointed to a Northfield Bancorp advisory board to serve for an initial term of two years; payments of retention bonuses to certain employees of Hopewell Valley; continued employment that has been offered by Northfield Bank to Hopewell Valley’s President and Chief Executive Officer; entry into a consulting agreement with Hopewell Valley’s Chairman of the Board; the possible payment of enhanced benefits on termination of employment or consulting services following a change in control under supplemental executive retirement agreements between Hopewell Valley and each of its President and Chief Executive Officer and Chairman of the Board, subject to reduction to avoid an excise tax on an excess parachute payment; severance or other payments that certain officers may receive under existing employment or change-in-control agreements; the acceleration of unvested stock options and the exchange of such stock options for the positive difference between $14.50 and the exercise price per share of such stock options; and provisions in the Merger Agreement relating to indemnification of directors and officers and insurance for directors and officers of Hopewell Valley for events occurring before the Merger. For a more detailed discussion of these interests, see “Proposal 1—Description of the Merger—Interests of Certain Persons in the Merger that are Different from Yours.”

Hopewell Valley shareholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management of the combined organization.

Hopewell Valley shareholders currently have the right to vote in the election of the Hopewell Valley board of directors and on various other matters affecting Hopewell Valley. Upon completion of the Merger, each Hopewell Valley shareholder who receives shares of Northfield Bancorp common stock in the Merger will become a stockholder of Northfield Bancorp with a percentage ownership of the combined organization that is significantly

17

smaller than the shareholder’s percentage ownership of Hopewell Valley. It is expected that the former shareholders of Hopewell Valley as a group will receive shares in the Merger constituting approximately 5.5% of the outstanding shares of Northfield Bancorp common stock immediately after the Merger, representing less than a majority of the ownership and voting power of Northfield Bancorp. As a result, Hopewell Valley shareholders will have significantly less influence on the management and policies of Northfield Bancorp than they now have on the management and policies of Hopewell Valley.

The shares of Northfield Bancorp common stock to be received by Hopewell Valley shareholders receiving the stock consideration as a result of the Merger will have different rights from shares of Hopewell Valley common stock.

Following completion of the Merger, Hopewell Valley shareholders who receive the stock consideration will no longer be shareholders of Hopewell Valley but will instead be stockholders of Northfield Bancorp. There will be important differences between the current rights of Hopewell Valley shareholders and the rights of Northfield Bancorp stockholders that may be important to Hopewell Valley shareholders. See “Comparison of Rights of Shareholders” beginning on page 67 for a discussion of the different rights associated with Northfield Bancorp common stock and Hopewell Valley common stock.

The fairness opinion received by Hopewell Valley’s board of directors from Hopewell Valley’s financial advisor does not reflect changes in circumstances subsequent to the date of the fairness opinion.

Sandler O’Neill, Hopewell Valley’s financial advisor in connection with the Merger, delivered to the board of directors of Hopewell Valley an opinion dated August 25, 2015. The opinion does not speak as of the time the Merger will be completed or any date other than the date of such opinion. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Northfield Bancorp or Hopewell Valley, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of Northfield Bancorp and Hopewell Valley.

There is no assurance when or if the Merger will be completed.

Completion of the Merger is subject to satisfaction or waiver of a number of conditions. See “Proposal 1—Description of the Merger—Conditions to Completing the Merger” on page 54. There can be no assurance that Northfield Bancorp and Hopewell Valley will be able to satisfy the closing conditions or that closing conditions beyond their control will be satisfied or waived.

Northfield Bancorp and Hopewell Valley can agree at any time to terminate the Merger Agreement, even if Hopewell Valley shareholders have already voted to approve the Merger Agreement. Northfield Bancorp and Hopewell Valley can also terminate the Merger Agreement under other specified circumstances.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated.

Before the Merger may be completed, various approvals and consents must be obtained from regulatory entities. These regulators may impose conditions on the completion of the Merger or require changes to the terms of the Merger. Any such conditions or changes could have the effect of delaying completion of the Merger or imposing additional costs on or limiting the revenues of Northfield Bancorp following the Merger.

Either Northfield Bancorp or Hopewell Valley may terminate the Merger Agreement if the Merger has not been completed by August 31, 2016, unless the failure of the Merger to be completed has resulted from the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement.

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Goodwill incurred in the Merger may negatively affect Northfield Bancorp’s financial condition.

To the extent that the merger consideration, consisting of cash plus the number of shares of Northfield Bancorp common stock issued or to be issued in the Merger, exceeds the fair value of the net assets, including identifiable intangibles, of Hopewell Valley, that amount will be reported as goodwill by Northfield Bancorp. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. A failure to realize expected benefits of the Merger could adversely impact the carrying value of the goodwill recognized in the Merger, and in turn negatively affect Northfield Bancorp’s financial condition and/or results of operations.

The price of Northfield Bancorp common stock might decrease after the Merger.

Upon completion of the Merger, holders of Hopewell Valley common stock who receive stock consideration will become stockholders of Northfield Bancorp. Northfield Bancorp common stock could decline in value after the Merger. For example, during the twelve-month period ending on October 28, 2015 (the most recent practicable date before the mailing of this Proxy Statement/Prospectus), the closing price of Northfield Bancorp common stock varied from a low of $13.62 to a high of $15.86 and ended that period at $15.80. The market value of Northfield Bancorp common stock fluctuates based upon general market conditions, Northfield Bancorp’s business and prospects and other factors. Further, the market price of Northfield Bancorp common stock after the Merger may be affected by factors different from those currently affecting the common stock of Northfield Bancorp or Hopewell Valley. The businesses of Hopewell Valley and Northfield Bancorp differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of Hopewell Valley and Northfield Bancorp. For a discussion of the businesses of Hopewell Valley and Northfield Bancorp and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this Proxy Statement/Prospectus and referred to under “Where You Can Find More Information” beginning on page 73.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Securities Exchange Act), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions and the risks and other factors set forth in the “Risk Factors” section beginning on page 15.

Additional factors that could cause the results of Northfield Bancorp to differ materially from those described in the forward-looking statements can be found in the filings made by Northfield Bancorp with the Securities and Exchange Commission, including the Northfield Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Because of these and other uncertainties, Northfield Bancorp’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, Northfield Bancorp’s and Hopewell Valley’s past results of operations do not necessarily indicate Northfield Bancorp’s and Hopewell Valley’s combined future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. Neither Northfield Bancorp nor Hopewell Valley is undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as required under the federal securities laws. All forward-looking statements contained in this document are qualified by these cautionary statements.

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SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables show summary historical financial data for Northfield Bancorp and Hopewell Valley. You should read this summary financial information in connection with Northfield Bancorp’s and Hopewell Valley’s historical financial information. See “Where You Can Find More Information.”

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF NORTHFIELD BANCORP, INC.

		At December 31,
	At June 30, 2015	2014	2013	2012	2011	2010
	(unaudited)	(in thousands)
Selected Consolidated Financial Condition Data:

Total assets	$3,147,315	$3,020,869	$2,702,764	$2,813,201	$2,376,918	$2,247,167
Cash and cash equivalents	75,785	76,709	61,239	128,761	65,269	43,852
Trading securities	6,799	6,422	5,998	4,677	4,146	4,095
Securities available-for-sale, at estimated market value	640,212	771,239	937,085	1,275,631	1,098,725	1,244,313
Securities held-to-maturity	3,921	3,609	—	2,220	3,617	5,060
Loans held-for-sale	—	—	—	—	452	1,170
Loans held-for-sale (non-performing)	325	—	471	5,447	3,448	—
Loans held-for-investment:
Purchase credit-impaired (PCI) loans	37,778	44,816	59,468	75,349	88,522	—
Loans acquired	378,493	265,685	77,817	101,433	—	—
Originated loans, net	1,787,363	1,632,494	1,352,191	1,066,200	985,945	827,591
Loans held-for-investment, net	2,203,634	1,942,995	1,489,476	1,242,982	1,074,467	827,591
Allowance for loan losses	(25,516)	(26,292)	(26,037)	(26,424)	(26,836)	(21,819)
Net loans held-for-investment	2,178,118	1,916,703	1,463,439	1,216,558	1,047,631	805,772
Bank owned life insurance	130,897	129,015	125,113	93,042	77,778	74,805
Federal Home Loan Bank of New York stock, at cost	25,353	29,219	17,516	12,550	12,677	9,784
Other real estate owned	423	752	634	870	3,359	171
Deposits	1,980,099	1,620,665	1,492,689	1,956,860	1,493,526	1,372,842
Borrowed funds	579,078	778,658	470,325	419,122	481,934	391,237
Total liabilities	2,589,762	2,426,941	1,986,656	2,398,328	1,994,268	1,850,450
Total stockholders’ equity	$557,553	$593,928	$716,108	$414,873	$382,650	$396,717

	Six Months Ended June 30		Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(unaudited)		(in thousands except per share data)
Selected Consolidated Operating Data:

Interest income	$49,790	$44,915	$91,701	$92,470	$91,539	$91,017	$86,495
Interest expense	9,521	7,280	15,352	16,948	22,644	25,413	24,406
Net interest income before provision for loan losses	40,269	37,635	76,349	75,522	68,895	65,604	62,089
Provision for loan losses	272	271	645	1,927	3,536	12,589	10,084
Net interest income after provision for loan losses	39,997	37,364	75,704	73,595	65,359	53,015	52,005
Non-interest income:
Bargain purchase gain, net of tax	—	—	—	—	—	3,560	—
Non-interest income (other)	4,110	4,559	8,460	10,161	8,586	8,275	6,842
Non-interest expense	28,814	24,761	52,042	53,873	48,998	41,530	38,684
Income before income taxes	15,293	17,162	32,122	29,883	24,947	23,320	20,163
Income tax expense	5,996	6,503	11,856	10,736	8,916	6,497	6,370
Net income	$9,297	$10,659	$20,266	$19,147	$16,031	$16,823	$13,793
Net income per common share – basic	$0.22	$0.21	$0.41	$0.35	$0.30	$0.30	$0.24
Net income per common share – diluted	$0.21	$0.20	$0.41	$0.34	$0.29	$0.30	$0.24
Weighted average basic shares outstanding	43,102,453	51,759,595	49,006,129	54,637,680	54,339,467	56,216,794	58,066,110
Weighted average diluted shares outstanding	44,266,415	52,759,790	50,032,259	55,560,309	55,115,680	56,842,889	58,461,615

Note: Weighted average basic and diluted shares have been restated to reflect the completion of the second-step conversion on January 24, 2013, at an exchange ratio of 1.4029-to-one.

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	At or For the Six Months Ended June 30		At or For the Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Selected Financial Ratios and Other Data:
Performance Ratios(1):

Return on assets (ratio of net income to average total assets)	0.61%	0.80%	0.73%	0.70%	0.65%	0.72%	0.65%
Return on equity (ratio of net income to average equity)	3.22	3.06	3.07	2.70	4.08	4.27	3.46
Interest rate spread(2)	2.65	2.78	2.74	2.68	2.76	2.75	2.78
Net interest margin(3)	2.85	3.04	2.97	2.97	2.98	3.01	3.10
Dividend payout ratio(4)	66.87	61.77	63.57	140.28	10.74	22.00	23.98
Efficiency ratio(5)	64.93	58.68	61.36	62.87	63.24	53.63	56.12
Non-interest expense to average total assets	1.90	1.85	1.88	1.97	1.99	1.79	1.82
Average interest-earning assets to average interest-bearing liabilities	130.44	143.50	139.12	142.73	122.83	122.23	125.52
Average equity to average total assets	18.97	25.97	23.75	25.90	15.94	16.95	18.81

Asset Quality Ratios:
Non-performing assets to total assets	0.48	0.63	0.51	0.68	1.30	1.99	2.72
Non-performing loans to total loans	0.67	1.04	0.75	1.19	2.86	4.07	7.36
Allowance for loan losses to non-performing loans held-for-investment(6)	177.04	165.00	180.29	150.23	87.73	66.40	35.83
Allowance for loan losses to total loans held-for-investment, net(7)	1.16	1.67	1.35	1.75	2.13	2.50	2.64
Allowance for loan losses to originated loans held-for-investment, net(8)	1.43	1.81	1.61	1.93	2.48	2.72	2.64

Capital Ratios:
Total capital (to risk-weighted assets)(9)	22.64	26.16	22.95	28.94	22.30	24.71	27.39
Tier I capital (to risk-weighted assets)(9)	21.53	24.91	21.77	27.69	21.04	23.42	26.12
Tier I capital (to adjusted assets)(9)	16.62%	18.74%	16.46%	19.88%	12.65%	13.42%	13.43%

Other Data:
Number of full service offices	30	30	30	30	29	24	20
Full-time equivalent employees	298	296	302	306	306	277	243

(1)	Annualized where appropriate.
(2)	The interest rate spread represents the difference between the weighted-average yield on interest earning assets and the weighted-average costs of interest-bearing liabilities.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	Dividend payout ratio is calculated as total dividends declared for the period (excluding any dividends waived by Northfield Bancorp, MHC) divided by net income for the period. 2013 includes a special dividend of $0.25 per share.
(5)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(6)	Excludes non-performing loans held-for-sale, carried at aggregate lower of cost or estimated fair value, less costs to sell.
(7)	Includes PCI loans held-for-investment.
(8)	Excludes PCI loans held-for-investment and acquired loans.
(9)	Capital ratios are presented for Northfield Bank only.

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SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF HOPEWELL VALLEY

	At June 30,	At December 31,
	2015	2014	2013	2012	2011	2010
	(unaudited)	(in thousands)
Selected Consolidated Financial Condition Data:

Total assets	$495,016	$483,311	$438,171	$452,849	$404,095	$351,951
Cash and cash equivalents	53,509	50,142	20,362	54,680	74,744	29,792
Securities available-for-sale, at estimated market value	41,809	42,876	53,333	73,027	49,675	59,953
Securities held-to-maturity	25,075	25,161	25,413	26,970	17,120	10,820
Loans	357,269	344,675	317,549	277,829	242,541	228,838
Allowance for loan losses	4,596	4,161	3,575	3,720	3,473	2,733
Net loans held-for-investment	352,673	340,514	313,974	274,109	239,068	226,105
Bank owned life insurance	11,314	11,163	10,846	9,815	9,418	6,373
Federal Home Loan Bank of New York stock, at cost	439	416	515	1,366	1,320	1,295
Other real estate owned	150	459	284	440	145	180
Deposits	445,383	431,893	389,158	383,174	335,878	297,576
Borrowed funds	—	2,751	4,150	23,688	23,639	24,000
Total liabilities	448,661	437,667	396,088	409,355	361,983	324,122
Total stockholders’ equity	$46,355	$45,644	$42,083	$43,494	$42,111	$27,829

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(unaudited)		(in thousands except per share data)
Selected Consolidated Operating Data:

Interest income	$8,871	$8,470	$17,497	$16,251	$15,719	$15,475	$15,410
Interest expense	950	930	1,941	2,150	3,261	3,659	4,572
Net interest income	7,921	7,540	15,556	14,101	12,458	11,816	10,838
Provision for loan losses	430	300	800	1,126	600	885	600
Net interest income after provision for loan losses	7,491	7,240	14,756	12,975	11,858	10,931	10,238
Non-interest income	851	977	1,732	1,705	1,543	1,599	1,027
Non-interest expense	6,661	6,361	12,853	15,040	10,679	9,143	8,896
Income before income tax expense	1,681	1,856	3,635	(360)	2,722	3,387	2,369
Income tax expense	496	570	1,111	(441)	810	1,167	804
Net income	$1,185	$1,286	$2,524	$81	$1,912	$2,220	$1,565
Preferred stock dividends	$(77)	$(77)	$(153)	$(153)	$(153)	$(90)	$(43)
Net income available to common shareholders	$1,108	$1,209	$2,371	$(72)	$1,759	$2,130	$1,522
Earnings per share:
Basic	$0.31	$0.34	$0.67	$(0.02)	$0.53	$0.66	$0.50
Diluted	$0.31	$0.34	$0.65	$(0.02)	$0.53	$0.66	$0.50

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	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Selected Financial Ratios and Other Data:
Performance Ratios(1):

Return on assets (ratio of net income to average total assets)	0.49%	0.57%	0.54%	0.02%	0.45%	0.59%	0.46%
Return on equity (ratio of net income to average equity)	5.82	5.13	5.65	0.19	4.47	6.60	5.88
Interest rate spread(2)	3.34	3.42	3.46	3.41	2.94	3.07	3.50
Net interest margin(3)	3.36	3.46	3.53	3.44	2.97	3.39	3.45
Dividend payout ratio(4)	14.94	13.14	13.39	—	34.52	13.06	15.46
Efficiency ratio(5)	77.33	76.22	75.75	79.57	77.28	69.80	75.46
Non-interest expense to average total assets	2.70	2.79	2.66	3.33	2.37	2.32	2.64
Average interest-earning assets to average interest-bearing liabilities	127.30	127.09	130.14	129.08	130.62	124.78	121.13
Average equity to average total assets	9.40	9.72	9.42	9.67	9.59	10.55	7.88

Asset Quality Ratios:
Non-performing assets to total assets	1.04	0.77	0.58	0.82	0.28	0.43	0.39
Non-performing loans to total loans	1.28	0.88	0.68	1.05	0.30	0.66	0.53
Allowance for loan losses to non-performing loans	100.15	130.15	177.74	107.49	441.28	216.39	226.80
Allowance for loan losses to total loans held-for-investment	1.29	1.15	1.21	1.13	1.34	1.43	1.19

Capital Ratios:
Total capital (to risk-weighted assets)	13.56	13.63	13.70	13.99	15.46	17.23	12.38
Tier I capital (to risk-weighted assets)	12.34	12.56	12.55	12.93	14.23	15.98	11.27
Tier I capital (to adjusted assets)	9.43	9.77	9.45	9.70	9.58	10.59	7.81

Other Data:
Number of full service offices	10	10	10	10	9	7	7
Full-time equivalent employees	85	84	86	88	84	69	63

(1)	Annualized where appropriate.
(2)	The interest rate spread represents the difference between the weighted-average yield on interest earning assets and the weighted-average costs of interest-bearing liabilities.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	Dividend payout ratio is calculated as total dividends declared for the period divided by net income for the period.
(5)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

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COMPARATIVE PRO FORMA PER SHARE DATA

The following table summarizes selected per share information about Northfield Bancorp and Hopewell Valley giving effect to the Merger (which is referred to as “pro forma” information). The data in the table should be read together with the financial information and the financial statements of Northfield Bancorp and Hopewell Valley. See “Where You Can Find More Information.” The pro forma information is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the Merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period.

The information about book value per share assumes that the Merger took place as of the dates presented. The information about dividends and earnings per share assumes that the Merger took place as of the periods presented. No pro forma adjustments have been included in these statements of operations that reflect potential effects of the Merger related to integration expenses, cost savings or operational synergies that are expected to be obtained by combining the operations of Northfield Bancorp and Hopewell Valley, or the costs of combining the companies and their operations.

				Equivalent
	Northfield	Hopewell	Pro Forma	Pro Forma
	Bancorp	Valley	Combined	Hopewell Valley
	Historical	Historical	(1)(2)(3)	(4)
Basic Net Income Per Common Share
Six Months Ended June 30, 2015	$0.22	$0.31	$0.21	$0.20
Year Ended December 31, 2014	$0.41	$0.67	$0.40	$0.39
Diluted Net Income Per Common Share
Six Months Ended June 30, 2015	$0.21	$0.31	$0.20	$0.19
Year Ended December 31, 2014	$0.41	$0.65	$0.39	$0.38
Dividends Declared Per Common Share
Six Months Ended June 30, 2015	$0.14	$0.05	$0.14	$0.13
Year Ended December 31, 2014	$0.26	$0.10	$0.26	$0.25
Book Value Per Common Share
June 30, 2015	$12.14	$9.72	$12.30	$11.79
December 31, 2014	$12.27	$9.52	$12.32	$11.82

(1)	The pro forma combined book value per share of Northfield Bancorp common stock is based on the pro forma common stockholders’ equity divided by total pro forma common shares.
(2)	Pro forma dividends per share represent Northfield Bancorp’s historical dividends per share.
(3)	The pro forma combined diluted net income per share of Northfield Bancorp common stock is based on the pro forma combined diluted net income for the merged entities divided by total pro forma diluted common shares of the combined entities.
(4)	Represents the pro forma combined information multiplied by the 0.9592 exchange ratio.

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MARKET PRICE AND DIVIDEND INFORMATION

Northfield Bancorp common stock is listed on the Nasdaq Global Select Market under the symbol “NFBK.” Hopewell Valley common stock is quoted on the OTC Pink Market under the symbol “HWDY.” The following table lists the high and low prices per share for Northfield Bancorp common stock and Hopewell Valley common stock and the cash dividends declared by each company for the periods indicated.

	Northfield Bancorp Common Stock			Hopewell Valley Common Stock
	High	Low	Dividends	High	Low	Dividends
Quarter Ended
December 31, 2015 (through October 28, 2015)	$15.86	$14.71	$0.07	$14.48	$13.90	$0.025
September 30, 2015	15.86	14.60	0.07	14.22	9.10	0.05
June 30, 2015	15.26	14.32	0.07	9.12	8.50	―
March 31, 2015	14.90	14.06	0.07	8.75	7.51	0.05

December 31, 2014	15.15	12.65	0.07	9.89	7.76	―
September 30, 2014	13.88	12.64	0.07	9.40	7.76	0.05
June 30, 2014	13.52	12.40	0.06	8.05	7.51	―
March 31, 2014	13.28	12.27	0.06	8.28	7.31	0.05

December 31, 2013	13.43	12.00	0.06	7.86	7.29	―
September 30, 2013	12.50	11.46	0.06	7.76	6.67	―
June 30, 2013	11.92	11.21	0.31	7.38	6.43	―
March 31, 2013	11.50	10.73	0.06	7.52	6.62	―

You should obtain current market quotations for Northfield Bancorp and Hopewell Valley common stock, as the market price of Northfield Bancorp common stock will fluctuate between the date of this document and the date on which the Merger is completed, and thereafter. You can get these quotations on the internet, from a newspaper or by calling your broker.

As of October 19, 2015, there were approximately 435 holders of record of Hopewell Valley common stock. This does not reflect the number of persons or entities who may hold their stock in nominee or “street name” through brokerage firms.

 Following the Merger, the declaration of dividends will be at the discretion of Northfield Bancorp’s board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of Northfield Bancorp, applicable state law and government regulations and other factors deemed relevant by Northfield Bancorp’s board of directors.

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SPECIAL MEETING OF HOPEWELL VALLEY SHAREHOLDERS

Date, Place, Time and Purpose

Hopewell Valley’s board of directors is sending you this document to request that you allow your shares of Hopewell Valley to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the Hopewell Valley board of directors will ask you to vote on a proposal to approve the Merger Agreement and thereby approve the Merger. You may also be asked to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal. The special meeting will be held at Union Fire Company & Rescue Squad, 1396 River Road, Titusville, New Jersey at 3:00 p.m., Eastern Time, on December 14, 2015.

Who Can Vote at the Meeting

You are entitled to vote if the records of Hopewell Valley show that you held shares of Hopewell Valley common stock as of the close of business on October 19, 2015. As of the close of business on that date, a total of 3,566,824 shares of Hopewell Valley common stock were outstanding. Each share of common stock has one vote. If you are a beneficial owner of shares of Hopewell Valley common stock held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will conduct business only if the holders of at least a majority of the outstanding shares of Hopewell Valley common stock are represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of Hopewell Valley common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval and Adoption of the Merger Agreement. Approval and adoption of the Merger Agreement and the Merger will require the affirmative vote of the holders of two-thirds of the outstanding shares of Hopewell Valley common stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as shares voted against the Merger Agreement and the Merger. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Merger Agreement and the Merger.

Proposal 2: Adjourn the special meeting, if necessary or appropriate, including an adjournment to permit further solicitation of proxies in favor of the Merger Agreement. Approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of Hopewell Valley common stock represented in person or by proxy at the special meeting. Abstentions will have the same effect as shares voted against the Adjournment Proposal, but broker non-votes will not affect whether the proposal is approved.

Shares Held by Hopewell Valley Director and Executive Officers and by Northfield Bancorp

As of October 19, 2015, directors and executive officers of Hopewell Valley beneficially owned 1,194,508 shares of Hopewell Valley common stock, not including shares that may be acquired upon the exercise of stock options. This equaled 33.5% of the outstanding shares of Hopewell Valley common stock. The directors and executive officers of Hopewell Valley have agreed to vote their shares in favor of the Merger Agreement and the Merger at the special meeting. As of the same date, Northfield Bancorp and its subsidiaries and its directors and executive officers did not own any shares of Hopewell Valley common stock.

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Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, Hopewell Valley recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

Hopewell Valley shareholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the internet.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the Merger Proposal and the Adjournment Proposal. If you are the record holder of your shares of Hopewell Valley common stock and submit your proxy without specifying a voting instruction, your shares of Hopewell Valley common stock will be voted “FOR” the Merger Proposal and “FOR” the Adjournment Proposal. Hopewell Valley’s board of directors recommends a vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

You may revoke your proxy before it is voted by:

•	filing with the Secretary of Hopewell Valley a duly executed revocation of proxy;

•	submitting a new proxy with a later date; or

•	voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

Hopewell Valley Community Bank

Sharon M. Fink, Corporate Secretary

4 Route 31 South

Pennington, New Jersey 08534

If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. Hopewell Valley does not know of any other matters to be presented at the meeting.

Solicitation of Proxies

Hopewell Valley will pay for this proxy solicitation. In addition to soliciting proxies by mail, Hopewell Valley has retained Laurel Hill Advisory Group, LLC, a proxy solicitation firm, at an estimated cost of $4,000 plus reimbursement of out of pocket expenses, including per call fees for each call made, to assist in the solicitation of proxies. Hopewell Valley also has agreed to indemnify Laurel Hill Advisory Group, LLC against certain liabilities in connection with this proxy solicitation. Hopewell Valley will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Additionally, directors, officers and employees of Hopewell Valley may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

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DISSENTERS’ RIGHTS

Shareholders of Hopewell Valley are entitled to certain dissenters’ rights pursuant to Sections 17:9A-140 through 17:9A-145 of the New Jersey Statutes. Section 17:9A-144 generally provides that shareholders of Hopewell Valley who fail to act pursuant to Sections 17:9A-140 and 17:9A-141 will be barred from bringing such action to be paid the value of his or her shares in lieu of continuing his or her status in the resulting entity. Specifically, any Hopewell Valley shareholder who is a record holder of shares of Hopewell Valley common stock on October 19, 2015, the record date for the special meeting, and whose shares are not voted in favor of the adoption of the Merger Proposal, may be entitled to be paid the “value” of such shares of common stock after the effective time of the Merger. To be entitled to such payment, a shareholder must deliver to Hopewell Valley a written demand for payment of the value of the shares held by such shareholder, within 30 days of when the Merger Agreement was filed with the Department but no later than three days before the vote on the Merger Proposal is taken and the shareholder must not vote in favor of the Merger Proposal. A Hopewell Valley shareholder’s failure to vote against the Merger Proposal will not constitute a waiver of such shareholder’s dissenters’ rights. See the text of Sections 17:9A-140 and 17:9A-141 of the New Jersey Statutes, attached as Appendix B to this Proxy Statement/Prospectus, for specific information on the procedures to be followed in exercising dissenters’ rights.

Hopewell Valley may, within ten days of receiving the demand for the value of a shareholder’s stock, offer to pay the shareholder a sum for his or her shares that does not exceed the amount that would be paid if the business and assets of Hopewell Valley were liquidated. If a shareholder does not accept the amount offered by Hopewell Valley, the shareholder may, within three weeks of the offer (of if no offer was made by Hopewell Valley), institute an action in the Superior Court for the appointment of three appraisers to determine the value of his or her shares of stock. The court will appoint a single board of three appraisers to determine the value of the shares of all shareholders who exercise their dissenters’ rights.

Hopewell Valley and any dissenting shareholders have ten days after the appraisers submit a report and appraisal of the value of the shares of stock to object to the findings in Superior Court. In the absence of any objections, the report and the appraisal are binding on Hopewell Valley and the dissenting shareholders and Hopewell Valley will pay the shareholder the value of the shares, with interest from the date the Merger Agreement was filed with the Department. If objections are made, the Superior Court will make such order or judgment as they believe to be just.

If a Hopewell Valley shareholder exercises his or her dissenters’ rights under Section 17:9A-140, all other rights with respect to such shareholder’s shares of Hopewell Valley common stock will be suspended until Hopewell Valley purchases the shares, or the right to receive the value is otherwise terminated. Such rights will be reinstated should the right to receive the value be terminated other than by the purchase of the shares.

The foregoing description of the procedures to be followed in exercising dissenters’ rights available to holders of Hopewell Valley’s common shares pursuant to New Jersey Law may not be complete and is qualified in its entirety by reference to the full text of Sections 17:9A-140 through 17:9A-145 attached as Appendix B to this Proxy Statement/Prospectus.

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PROPOSAL 1 - DESCRIPTION OF THE MERGER

The following summary of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated by reference into this Proxy Statement/Prospectus. You should read the Merger Agreement completely and carefully as it, rather than this description, is the legal document that governs the Merger.

General

The Merger Agreement provides for the merger of Hopewell Valley with and into Northfield Bank, with Northfield Bank as the surviving entity.

Background of the Merger

On a periodic basis, the board of directors and management of Hopewell Valley have evaluated Hopewell Valley’s strategic alternatives, including pursuing acquisitions, concentrating on organic growth, or undertaking a strategic partnership, with the goal of enhancing shareholder value. The board has also periodically evaluated whether Hopewell Valley could provide a consistent return to its shareholders as an independent institution.

In January 2015, Hopewell Valley’s Chairman of the Board, Patrick L. Ryan, and James Hyman, Hopewell Valley’s President and Chief Executive Officer, were approached by an intermediary for a third party financial institution to determine whether Hopewell Valley had an interest in discussing a potential transaction with that third party. In February, Messrs. Ryan and Hyman met with the intermediary and the Chief Executive Officer of the third party. As a result, the third party financial institution presented an indication of interest letter to Hopewell Valley in early March providing a pricing range of $13.00 to $14.00 per Hopewell Valley common share, payable 80% in stock and 20% in cash. This indication was considered by the Hopewell Valley board at a meeting of March 13, 2015. The board considered the indication to significantly undervalue Hopewell Valley, and the third party was unwilling to engage in further negotiations regarding pricing of a potential transaction. The Hopewell Valley board therefore determined that the proposed transaction was not in the best interests of the Hopewell Valley shareholders and decided not to proceed with that transaction.

Despite the board’s decision to reject the unsolicited indication of interest, the board reconsidered pursuing a strategic transaction. Among the factors considered by the board was that the dividend rate on the $11.0 million in preferred stock Hopewell Valley issued to the United States Treasury as part of the Small Business Lending Fund Program would increase from 1.0% to 9.0% in January 2016, requiring Hopewell Valley to raise additional capital to redeem the preferred stock to avoid paying the higher dividend rate. The board therefore determined to ascertain market interest in Hopewell Valley. On April 2, 2015, the Hopewell Valley board engaged Sandler O’Neill to advise the board with regard to potential buyers and the conduct of an auction process.

During the months of April and May 2015, Hopewell Valley management worked with representatives of Sandler O’Neill to prepare an information package regarding Hopewell Valley to be distributed to potential interested parties. At the May 20, 2015 board of directors meeting, the board appointed a merger committee, consisting of Messrs. Ryan and Hyman and board members Gregory A. Church and Steven J. Picco, to oversee the bidding process and report back to the board.

In late May, Sandler O’Neill, on behalf of Hopewell Valley, began contacting financial institutions Sandler O’Neill had identified as possible bidders for Hopewell Valley based upon their size, location, and ability to undertake a transaction with Hopewell Valley. Sandler O’Neill contacted 11 institutions, nine of which signed non-disclosure agreements and were provided copies of the information package. Bids were due on June 23, 2015. Four institutions submitted non-binding indications of interest for an acquisition of Hopewell Valley, with indicated pricing in a range of $12.00 to $13.75 per shares of Hopewell Valley common stock. Northfield Bancorp’s initial indication was $13.50 per Hopewell Valley share, and provided that 75% of Hopewell Valley’s outstanding shares would be exchanged for Northfield Bancorp shares and the remaining 25% of Hopewell Valley’s outstanding shares would be exchanged for cash.

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On June 23, 2015, the merger committee of the Hopewell Valley board of directors met by telephone to review the four indications of interest. At this meeting, representatives of Sandler O’Neill provided their analysis of each of the indications of interest. Windels Marx, Hopewell Valley’s counsel, also participated in the conference call. At the direction of the merger committee, between June 24 and June 29, 2015, Sandler O’Neill contacted each of the four institutions who submitted an indication of interest, discussed with each party their indication, and asked them to present their best offer for consideration by the Hopewell Valley board. Two of the bidders (including Northfield Bancorp) submitted revised indications of interest on June 30, 2015, and the other two bidders elected not to revise their previously submitted indications of interest. Northfield Bancorp increased its indication of interest to $14.00 per Hopewell Valley share, while maintaining the original cash/stock allocation, while the other bidder submitted a price of $13.60 per Hopewell Valley share.

On July 1, 2015, the board of Hopewell Valley convened a special meeting to review the indication of interest letters from each of the four bidders and hear a recommendation from the merger committee. Representatives of Windels Marx and Sandler O’Neill also attended the meeting. Counsel reviewed with the board members their fiduciary duties in considering a potential transaction. Sandler O’Neill reviewed with the board members its analysis of each of the four indications of interest, the publicly disclosed financial terms of recent merger and acquisition transactions in New Jersey and nationwide, and publicly available background information regarding the two institutions with the highest pricing indications. The merger committee recommended, and the board of directors of Hopewell Valley agreed, to invite the two bidders with the highest indicated pricing (Northfield Bancorp and one other institution) to conduct further detailed diligence on Hopewell Valley, including an on-site diligence review. During the month of July, each of the two leading bidders conducted detailed and on-site diligence regarding Hopewell Valley. In addition, Messrs. Ryan and Hyman met with the chief executive officers and other senior executive officers of each of the two bidders.

On July 27 and July 28, 2015, Sandler O’Neill, on behalf of the Hopewell Valley board, received updated indication of interest letters from each of the two bidders, reflecting the results of their additional diligence review.

The indication of interest submitted by Northfield Bancorp on July 27, 2015 proposed that each Hopewell Valley share would be exchanged for 0.9525 Northfield Bancorp shares or $14.25 in cash, at the election of each shareholder, with 75% of the Hopewell Valley stock exchanged for Northfield Bancorp stock and the remaining 25% exchanged for cash. The other bidder proposed a price of $13.75 per Hopewell Valley share. On July 28, 2015, representatives of Sandler O’Neill contacted each of the two final bidders to determine whether their revised indications of interest were their final, highest, and best offers. As a result of these conversations, Northfield Bancorp agreed to increase its indication of interest to provide for an exchange ratio of 0.9592 Northfield Bancorp shares or $14.50 in cash for each Hopewell Valley share, with the same allocation between Northfield Bancorp stock and cash as was contained in the July 27, 2015 indication letter. The second bidder made no change to its indication of interest.

On July 29, 2015, the Hopewell Valley board convened a special meeting to review the two final indication of interest letters. Representatives of Hopewell Valley’s legal counsel and Sandler O’Neill attended the meeting. Representatives of Sandler O’Neill reviewed with the board members the two indications of interest, noting that the Northfield Bancorp indication, with a blended implied pricing of $14.54 per share, based on the fixed exchange ratio and the closing price of Northfield Bancorp stock on July 28, 2015, was higher than the proposed price offered by the other bidder. Representatives of Sandler O’Neill reviewed the implied pricing multiples for the Northfield Bancorp proposal, and compared those metrics to publicly disclosed terms of recent merger and acquisition transactions involving institutions headquartered in New Jersey. The board discussed the business of Northfield Bancorp and their view of its future prospects, the diligence process and management’s view of Northfield Bancorp. The board also considered the value of Hopewell Valley as a stand-alone institution. At the conclusion of the meeting, the board authorized Messrs. Ryan and Hyman, with assistance of Hopewell Valley’s legal counsel and Sandler O’Neill, to move forward to negotiate a definitive agreement with Northfield Bancorp reflecting the terms of their updated indication of interest.

On August 7, 2015, Luse Gorman, PC, counsel for Northfield Bancorp, provided Windels Marx a first draft of the merger agreement. During the period from August 7 through August 23, 2015, representatives of Luse Gorman and Windels Marx, with input from the parties and their respective financial advisors, negotiated the terms

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of the definitive merger agreement, a voting agreement, and other ancillary documents required in connection with the transaction.

On the morning of August 24, 2015, the board of Hopewell Valley met to review the proposed definitive merger agreement. The Hopewell Valley board received a report from members of management with regard to their reverse diligence on Northfield Bancorp, and representatives of Sandler O’Neill provided an analysis of the proposed transaction and rendered its oral opinion (which was subsequently confirmed in writing) that the merger consideration was fair to the holders of Hopewell Valley common stock from a financial point of view. A copy of Sandler O’Neill’s fairness opinion is attached to this Proxy Statement/Prospectus as Appendix C. Representatives of Windels Marx again reviewed with the board their fiduciary duties in considering a strategic transaction. The board then discussed the proposed transaction and its effect on Hopewell’s shareholders. Management of Hopewell and Hopewell’s counsel reviewed with the board members certain issues not affecting the price to be received by Hopewell shareholders, which had not yet been finalized. After further discussion, the Hopewell Valley board voted unanimously to approve the transaction with Northfield Bancorp and the Merger Agreement, subject to Messrs. Ryan and Hyman, working with counsel and Sandler O’Neill, resolving the remaining open issues.

In the evening of August 24, 2015, the board of Northfield Bancorp met to review the proposed definitive merger agreement. Representatives of Luse Gorman and Jefferies LLC, Northfield Bancorp’s financial advisors, attended the meeting. Representatives of Jefferies discussed their preliminary financial analysis and fairness opinion regarding the proposed transaction. Representative of Luse Gorman summarized with the board its fiduciary duties and reviewed in detail the terms of the merger agreement and ancillary documents, copies of which had been delivered to the board members in advance of the meeting. A summary of the results of the due diligence review of Hopewell Valley was also provided to the board of directors.

During the course of August 25, 2015, representatives of Luse Gorman and Windels Marx negotiated a final resolution of the remaining open terms of the proposed merger.

On August 25, 2015, Northfield Bancorp held a telephonic board meeting, which was also attended by Northfield Bancorp’s legal and financial advisors. Representatives of Jefferies confirmed their financial analysis and rendered an oral opinion (subsequently confirmed in writing) to Northfield Bancorp that the merger consideration to be paid to the holders of Hopewell Valley’s common stock was fair, from a financial point of view, to Northfield Bancorp. Management updated the board on the resolution of the items that had been negotiated since the previous day’s meeting. Following these presentations, the Northfield Bancorp board voted unanimously to approve the Merger and the Merger Agreement.

At the conclusion of the Northfield Bancorp board of directors’ conference call, the parties executed the Merger Agreement, each Hopewell Valley director executed a voting agreement, and the next morning the parties issued a joint press release announcing the proposed transaction, prior to the opening of the market.

Hopewell Valley’s Reasons for the Merger

In determining that the Merger and the Merger Agreement were fair to and in the best interest of Hopewell Valley and its shareholders, in authorizing and approving the Merger, in adopting the Merger Agreement and in recommending that Hopewell Valley shareholders vote for approval of the Merger Agreement, Hopewell Valley’s board of directors consulted with members of Hopewell Valley’s management and with Sandler O’Neill, and also considered a number of factors that the Hopewell Valley board of directors viewed as relevant to its decisions. The following discussion of the information and factors considered by the Hopewell Valley board is not intended to be exhaustive; it does, however, include all material factors considered by the board.

In reaching its decision to approve the merger agreement, the Hopewell Valley board considered the following:

•	the ability to become part of a larger institution with a higher lending limit and the infrastructure for growth in small and middle-market lending, helping to further service Hopewell Valley’s customer base;

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•	the geographic fit and increased customer convenience of the expanded branch network of Northfield Bancorp;

•	the understanding of Hopewell Valley’s board of directors of the strategic options available to Hopewell Valley and the board of directors’ assessment of those options with respect to the prospects and estimated results of the execution by Hopewell Valley of its business plan as an independent entity under various scenarios, and the determination that none of those options or the execution of the business plan were more likely to create greater present value for Hopewell Valley’s shareholders than the value to be paid by Northfield Bancorp;

•	the challenges facing Hopewell Valley’s management to grow Hopewell Valley’s franchise and enhance shareholder value given current market conditions, increased operating costs resulting from regulatory initiatives and compliance mandates, interest rate pressure and competition;

•	the greater liquidity of the Northfield Bancorp stock;

•	Northfield Bancorp’s history of paying cash dividends and the increase in dividends to the Hopewell Valley shareholders electing to receive Northfield Bancorp stock in the transaction;

•	the significant cash component in the offer by Northfield Bancorp to the Hopewell Valley shareholders, allowing those shareholders needing liquidity to receive cash;

•	the terms of the merger agreement, including the fixed exchange ratio for those Hopewell Valley shareholders electing to receive Northfield Bancorp stock in the transaction;

•	the compatibility of the business cultures of the two organizations and their shared focus on small and middle-market customers;

•	the financial condition, results of operations, prospects and stock performance of the two companies;

•	the ability of Northfield Bancorp to execute a merger transaction from a financial and regulatory perspective and its ability to successfully integrate Hopewell Valley into its existing franchise;

•	the opinion of Sandler O’Neill based upon various analyses described below, including a review of comparable transactions, that the consideration to be received by the Hopewell Valley common shareholders is fair to the common shareholders of Hopewell Valley from a financial point of view; and

•	the board’s view based on, among other things, the opinion of Sandler O’Neill that the merger consideration is fair to the shareholders of Hopewell Valley from a financial point of view.

All business combinations, including the Merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Hopewell Valley’s shareholders identified by Hopewell Valley’s board and management include the following material matters, the order of which does not necessarily reflect their relative significance:

•	the risks of attaining the type of revenue enhancements and cost savings necessary to cause the trading markets to consider the transaction a success;

•	since the exchange ratio for that portion of the merger consideration to be paid in Northfield Bancorp stock is fixed, Hopewell Valley shareholders will receive less value if the Northfield Bancorp common stock price declines prior to the closing;

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•	the fact that the termination fee provided for in the merger agreement and certain other provisions of the merger agreement might discourage third parties from seeking to acquire Hopewell Valley, in light of the fact that Northfield Bancorp was unwilling to enter into the merger agreement absent such provisions; and

•	the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending Merger.

This discussion of the information and factors considered by Hopewell Valley’s board of directors in reaching its conclusions and recommendation includes the factors identified above, but is not intended to be exhaustive and may not include all of the factors considered by the Hopewell Valley board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the other transactions contemplated by the Merger Agreement, and the complexity of these matters, the Hopewell Valley board of directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger and the other transactions contemplated by the Merger Agreement, and to make its recommendation to Hopewell Valley shareholders. Rather, the Hopewell Valley board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with members of Hopewell Valley’s management and outside legal and financial advisors. In addition, individual members of the Hopewell Valley board of directors may have assigned different weights to different factors.

Certain of Hopewell Valley’s directors and executive officers have financial interests in the Merger that are different from, or in addition to, those of Hopewell Valley’s shareholders generally. The Hopewell Valley board of directors was aware of and considered these potential interests, among other matters, in evaluating the Merger and in making its recommendation to Hopewell Valley shareholders. For a discussion of these interests, see “—Interests of Certain Persons in the Merger that are Different from Yours.”

Recommendation of the Hopewell Valley Board of Directors

The Hopewell Valley board of directors unanimously determined that the Merger Agreement and the transactions contemplated thereby, including without limitation the Merger, are fair to and in the best interests of Hopewell Valley and the Hopewell Valley shareholders.

The Hopewell Valley board of directors unanimously recommends that Hopewell Valley shareholders vote “for” approval and adoption of the Merger Agreement and the Merger.

Opinion of Hopewell Valley’s Financial Advisors

By letter dated April 2, 2015, Hopewell Valley retained Sandler O’Neill to act as financial advisor to Hopewell Valley’s board of directors in connection with Hopewell Valley’s consideration of a possible business combination. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor to Hopewell Valley in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the August 24, 2015 meeting at which Hopewell Valley’s board of directors considered and discussed the terms of the merger agreement and the merger, Sandler O’Neill delivered to Hopewell Valley’s board of directors its oral opinion, which was subsequently confirmed in writing on August 25, 2015, that, as of such date, the merger consideration was fair to the holders of Hopewell Valley common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Appendix C to this Proxy Statement/Prospectus. The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Hopewell Valley common stock (including

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preferred shares to be converted into common stock) are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to Hopewell Valley’s board of directors in connection with its consideration of the Merger and is directed only to the fairness, from a financial point of view, of the merger consideration to the holders of Hopewell Valley common stock. Sandler O’Neill’s opinion does not constitute a recommendation to any holder of Hopewell Valley common stock as to how such holder of Hopewell Valley common stock should vote with respect to the Merger or any other matter. It does not address the underlying business decision of Hopewell Valley to engage in the Merger or any other aspect of the merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Hopewell Valley or the effect of any other transaction in which Hopewell Valley might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by Hopewell Valley’s officers, directors, or employees, or class of such persons, relative to the merger consideration to be received by Hopewell Valley’s common shareholders. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.

In connection with rendering its opinion, Sandler O’Neill reviewed, among other things:

•	the Merger Agreement;

•	certain publicly available financial statements and other historical financial information of Hopewell Valley that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of Northfield Bancorp that Sandler O’Neill deemed relevant;

•	internal financial projections for Hopewell Valley for the year ending December 31, 2015, prepared by Hopewell Valley and guidance from senior management of Hopewell Valley for the years thereafter, management having advised Sandler O’Neill that no detailed projections for periods subsequent to the year ending December 31, 2015 were available;

•	publicly available mean and median analyst earnings estimates for Northfield Bancorp for the years ending December 31, 2015 and December 31, 2016, management of Northfield Bancorp having advised Sandler O’Neill that no detailed internal projections for Northfield Bancorp were available for Sandler O’Neill’s review;

•	the pro forma financial impact of the Merger on Northfield Bancorp, based on certain assumptions relating to estimated transaction costs, purchase accounting adjustments, the conversion of Hopewell Valley’s Series A convertible preferred stock, the redemption of Hopewell Valley’s Series B preferred stock, as well as certain expected cost savings, which were discussed with the senior management of Northfield Bancorp;

•	a comparison of certain financial and other information, including stock trading information, for Hopewell Valley and Northfield Bancorp with similar publicly available information for certain other publicly traded banks and thrifts;

•	the publicly disclosed financial terms of certain other recent merger and acquisition transactions in the banking sector;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

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Sandler O’Neill also discussed with certain members of the senior management of Hopewell Valley the business, financial condition, results of operations, and prospects of Hopewell Valley and held similar discussions with the senior management of Northfield Bancorp regarding the business, financial condition, results of operations, and prospects of Northfield Bancorp.

In performing its review, Sandler O’Neill relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Hopewell Valley and Northfield Bancorp, or that was otherwise reviewed by it and has assumed such accuracy and completeness for purposes of preparing its opinion. Sandler O’Neill further relied on the assurances of the respective managements of Hopewell Valley and Northfield Bancorp that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respects. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Hopewell Valley, Northfield Bancorp, or Northfield Bank. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Hopewell Valley, Northfield Bank, or on a pro forma basis, for the combined entity after the merger and did not review any individual credit files relating to Hopewell Valley or Northfield Bank. Sandler O’Neill assumed, with Hopewell Valley’s consent, that the respective allowances for loan losses for both Hopewell Valley and Northfield Bank were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for Hopewell Valley for the year ending December 31, 2015, which were prepared by Hopewell Valley, and guidance from senior management of Hopewell Valley for the years thereafter, management having advised Sandler O’Neill that no detailed projections for periods subsequent to the year ending December 31, 2015 were available, as well as publicly available median analyst earnings estimates for Northfield Bancorp for the years ending December 31, 2015 and December 31, 2016, management of Northfield Bancorp having advised Sandler O’Neill that no detailed internal projections for Northfield Bancorp were available for Sandler O’Neill’s review. Sandler O’Neill also received and used in its analyses assumptions relating to estimated transaction costs, purchase accounting adjustments, the conversion of Hopewell Valley’s Series A convertible preferred stock, the redemption of Hopewell Valley’s Series B preferred stock, as well as certain expected cost savings that were discussed with the senior management of Northfield Bancorp. With respect to each party’s projections and estimates, the senior management of Hopewell Valley and Northfield Bancorp confirmed to Sandler O’Neill that, with respect to their institution, such projections and estimates reflected the best currently available projections and estimates of the management of Hopewell Valley and Northfield Bancorp, and Sandler O’Neill assumed that such projections and estimates would be achieved. Sandler O’Neill expressed no opinion as to such projections or estimates or the assumptions on which they are based. Sandler O’Neill assumed that there had been no material change in the respective assets, financial condition, results of operations, business, or prospects of Hopewell Valley or Northfield Bancorp since the date of the most recent financial data made available to Sandler O’Neill. Sandler O’Neill also assumed, in all respects material to its analysis, that Hopewell Valley and Northfield Bancorp would remain as going concerns for all periods relevant to its analyses. Sandler O’Neill expressed no opinion as to any of the legal, accounting and tax matters relating to the merger and any other transactions contemplated in connection therewith.

Sandler O’Neill also assumed, with Hopewell Valley’s consent, that: (i) each of the parties to the merger agreement would comply in all material respects with all material terms of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants required to be performed by such party under the agreements and that the conditions precedent in such agreements were not waived; (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no material delay, limitation, restriction or condition would be imposed that would have an adverse effect on Hopewell Valley, Northfield Bancorp or the merger; and (iii) the merger and any related transaction would be consummated in accordance with the terms of the merger agreement without any waiver, modification, or amendment of any material term, condition, or agreement thereof and in compliance with all applicable laws and other requirements.

Sandler O’Neill’s analyses and the views expressed therein are necessarily based on financial, economic, regulatory, market, and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date thereof. Events occurring after the date thereof could materially affect Sandler O’Neill’s views. Sandler

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O’Neill did not undertake to update, revise, reaffirm, or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading values of Hopewell Valley’s common stock after the date of its opinion or what the value of Northfield Bancorp’s common stock will be once it is actually received by the holders of Hopewell Valley common stock.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to Hopewell Valley’s board of directors, but is a summary of the material analyses performed and presented by Sandler O’Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Hopewell Valley or Northfield Bancorp and no transaction is identical to the Merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Hopewell Valley and Northfield Bancorp and the companies to which they are being compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather, Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business, and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Hopewell Valley, Northfield Bancorp, and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to Hopewell Valley’s board of directors at its August 24, 2015 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Hopewell Valley’s common stock or the prices at which Hopewell Valley or Northfield common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by Hopewell Valley’s board of directors in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of Hopewell Valley’s board of directors or management with respect to the fairness of the merger.

Summary of Proposed Merger Consideration and Implied Transaction Metrics. Sandler O’Neill reviewed the financial terms of the proposed merger. As described in the merger agreement, each share of Hopewell Valley common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, at the election of the holder thereof, either: (i) 0.9592 shares of common stock, $0.01 par value, of Northfield Bancorp (the “Stock Consideration”), or (ii) $14.50 in cash (the “Cash Consideration”), subject to the limitations set forth in the Agreement which provide, generally, that shareholder elections may be adjusted as necessary to result in an overall ratio of 25% of Hopewell Valley common stock being converted into the right to receive the Cash Consideration (including preferred shares deemed converted into common stock) and 75% of Hopewell Valley common stock being converted into the right to receive the Stock Consideration (including preferred shares deemed converted into common stock). Using Northfield Bancorp’s August 21, 2015 closing stock price of $15.36, Sandler O’Neill calculated a transaction price per share of $14.67 and an aggregate implied transaction value of approximately $56.2 million.

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Based upon financial information for Hopewell Valley as or for the twelve months ended June 30, 2015, Sandler O’Neill calculated the following implied transaction metrics:

Transaction price/Tangible book value per share(1)	151%
Transaction price/Last twelve months earnings per share	22.9	x
Core deposit premium(1) (2)	5.2%
One-day market premium(3)	61.3%

_______________________

(1)	Reflects conversion of Series A Preferred Stock.
(2)	Core deposits equal to total deposits less Jumbo CDs ($100,000 or greater) and brokered deposits.
(3)	Based on Hopewell Valley stock price of $9.10 on August 21, 2015.

Stock Trading History. Sandler O’Neill reviewed the history of the publicly reported trading prices of Hopewell Valley common stock and Northfield Bancorp common stock for the three-year period ended August 21, 2015. Sandler O’Neill then compared the relationship between the movements in the price of Hopewell Valley common stock and Northfield Bancorp common stock, respectively, to movements in their respective peer groups (as described on pages 38 through 40) as well as certain stock indices.

Hopewell Valley’s Three-Year Stock Performance

	Beginning Value August 21, 2012	Ending Value August 21, 2015
Hopewell Valley	100%	152.6%
Hopewell Valley Peer Group	100%	143.1%
NASDAQ Bank Index	100%	151.0%
S&P 500 Index	100%	139.5%

Northfield Bancorp’s Three-Year Stock Performance

	Beginning Value August 21, 2012	Ending Value August 21, 2015
Northfield	100%	142.3%
Northfield Peers(1)	100%	157.3%
NASDAQ Bank Index	100%	151.0%
S&P 500 Index	100%	139.5%

__________________

(1)	Northfield Highly Capitalized Peer Group

Comparable Company Analyses. Sandler O’Neill used publicly available information to compare selected financial information for Hopewell Valley with a group of financial institutions selected by Sandler O’Neill. The Hopewell Valley peer group consisted of 14 publicly traded banks and thrifts headquartered in New Jersey and Eastern Pennsylvania metro service areas, including York-Hanover, Sunbury, Philadelphia-Camden-Wilmington, Lewistown, Lewisburg, Lebanon, Harrisburg-Carlisle, Bloomsburg-Berwick, and Allentown-Bethlehem-Easton, with assets between $350 million and $650 million, excluding targets of announced transactions. The Hopewell Valley peer group consisted of the following companies:(1)

1st Colonial Bancorp, Inc.	Mifflinburg Bancorp, Inc.
Capital Bank of New Jersey	MNB Corporation
CCFNB Bancorp, Inc.	Northumberland Bancorp
First Priority Financial Corp.	Prudential Bancorp, Inc.
Jonestown Bank and Trust Co.	Riverview Financial Corporation
Malvern Bancorp, Inc.	Sussex Bancorp
Mauch Chunk Trust Financial Corp.	West Milton Bancorp, Inc.

__________________

(1)	Excludes MSB Financial Corp. due to its recent second-step conversion.

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The analysis compared publicly available financial information for Hopewell Valley with the corresponding data for the Hopewell Valley peer group as of or for the twelve months ended June 30, 2015 (unless otherwise noted), with pricing data as of August 21, 2015. The table below sets forth the data for Hopewell Valley and the median and mean data for the Hopewell Valley peer group.

Hopewell Valley Comparable Company Analysis

Hopewell Valley	Peer Group Median(4)	Peer Group Mean
Total assets (in millions)	$495	$451	$467
Tangible common equity/Tangible assets	6.97%	9.51%	10.41%
Last twelve months return on average assets	0.50%	0.76%	0.79%
Last twelve months return on average equity	5.30%	8.11%	7.63%
Last twelve months net interest margin(1)	3.52%	3.20%	3.26%
Last twelve months efficiency ratio	74.8%	73.5%	72.1%
Non-performing assets(2)/Total assets(3)	1.27%	0.91%	1.11%
Price/Tangible book value	94%	102%	103%
Price/Last twelve months earnings per share	14.2	x	11.7	x	13.5	x
Current dividend yield	1.1%	2.8%	2.3%
Market value (in millions)	$32	$39	$52

(1)	Last twelve months net interest margin for Jonestown Bank and Trust Co., Riverview Financial Corporation, 1st Colonial Bancorp, Inc., Mauch Chunk Trust Financial Corp. as of March 31, 2015 and Last twelve months net interest margin for Mifflinburg Bancorp, Inc. and West Milton Bancorp, Inc. from regulatory bank level financial data as of June 30, 2015.
(2)	Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.
(3)	Non-performing assets/total assets for First Priority Financial Corp., Prudential Bancorp, Inc., Jonestown Bank and Trust Co., 1st Colonial Bancorp, Inc., Mauch Chunk Trust Financial Corp., and West Milton Bancorp, Inc. as of March 31, 2015 and non-performing assets/total assets for Mifflinburg Bancorp, Inc. from regulatory bank level financial data as of June 30, 2015.
(4)	Financial data for Northumberland Bancorp, Mifflinburg Bancorp, Inc. and Capital Bank of New Jersey, unless previously noted, is as of March 31, 2015.

Sandler O’Neill used publicly available information to perform a similar analysis for Northfield Bancorp and two groups of financial institutions, as selected by Sandler O’Neill. The first peer group consisted of highly capitalized major exchange traded (NYSE, NYSE Market and NASDAQ) banks and thrifts nationwide with assets between $1 billion and $5 billion with a tangible common equity / tangible assets ratio greater than 15%, excluding announced merger targets (the “Highly Capitalized Peer Group”). The second peer group consisted of major exchange traded (NYSE, NYSE Market, and NASDAQ) banks and thrifts in the Mid-Atlantic region with assets between $2 billion and $6 billion, excluding announced merger targets (the “Regional Peer Group”).

The Northfield Highly Capitalized Peer Group consisted of the following nine companies:

Anchor BanCorp Wisconsin Inc.	Fox Chase Bancorp, Inc.
Beneficial Bancorp, Inc.	Meridian Bancorp, Inc.
Blue Hills Bancorp, Inc.	Oritani Financial Corp.
Charter Financial Corporation	Waterstone Financial, Inc.
Clifton Bancorp Inc.

The analysis compared publicly available financial information for Northfield Bancorp with the corresponding data for the Northfield Highly Capitalized Peer Group as of or for the twelve months ended June 30,

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2015, with pricing data as of August 21, 2015. The table below sets forth the data for Northfield Bancorp and the median and mean data for the Northfield Highly Capitalized Peer Group.

Northfield Highly Capitalized Peer Group Analysis

	Northfield		Highly Capitalized Peer Group Median		Highly Capitalized Peer Group Mean
Total assets (in millions)	$3,147		$1,845		$2,270
Tangible common equity/Tangible assets	17.28%		20.41%		20.12%
Last twelve months return on average assets	0.64%		0.74%		1.31%
Last twelve months return on average equity	3.15%		3.48%		9.51%
Last twelve months net interest margin	2.88%		3.14%		2.99%
Last twelve months efficiency ratio	64.2%		78.1%		69.7%
Non-performing assets(1)/Total assets	1.17%		1.07%		1.46%
Price/Tangible book value	130%		107%		110%
Price/Last twelve months earnings per share	36.6	x	27.3	x	26.2	x
Price/2015 earnings per share(2)	34.1	x	24.9	x	27.1	x
Price/2016 earnings per share(2)	30.7	x	24.8	x	23.2	x
Current dividend yield	1.8%		1.6%		1.5%
Market value (in millions)	$703		$387		$483

(1)	Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.
(2)	Based on median analyst earnings per share estimates as reported by FactSet.

The Northfield Regional Peer Group consisted of the following 17 companies:(1)

Arrow Financial Corporation	OceanFirst Financial Corp.
Bridge Bancorp, Inc.	Oritani Financial Corp.
Bryn Mawr Bank Corporation	Peapack-Gladstone Financial Corporation
CNB Financial Corporation	Sandy Spring Bancorp, Inc.
ConnectOne Bancorp, Inc.	Sun Bancorp, Inc.
Dime Community Bancshares, Inc.	TriState Capital Holdings, Inc.
Financial Institutions, Inc.	TrustCo Bank Corp NY
First of Long Island Corporation	Univest Corporation of Pennsylvania
Lakeland Bancorp, Inc.

____________

(1)	Excludes Kearny Financial Corp. and Beneficial Bancorp Inc. due to their recent second-step conversions.

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The analysis compared publicly available financial information for Northfield Bancorp with the corresponding data for the Northfield Regional Peer Group as of or for the twelve months ended June 30, 2015 (unless otherwise noted), with pricing data as of August 21, 2015. The table below sets forth the data for Northfield Bancorp and the median and mean data for the Northfield Regional Peer Group.

Northfield Regional Peer Group Analysis

	Northfield		Regional Peer Group Median		Regional Peer Group Mean
Total assets (in millions)	$3,147		$3,118		$3,262
Tangible common equity/Tangible assets(1)	17.28%		8.62%		8.81%
Last twelve months return on average assets	0.64%		0.92%		0.90%
Last twelve months return on average equity	3.15%		9.10%		8.71%
Last twelve months net interest margin	2.88%		3.23%		3.28%
Last twelve months efficiency ratio	64.2%		60.0%		59.5%
Non-performing assets(2)/Total assets	1.17%		0.51%		0.68%
Price/Tangible book value(3)	130%		151%		160%
Price/Last twelve months earnings per share	36.6	x	14.7	x	15.0	x
Price/2015 earnings per share(4)	34.1	x	14.3	x	14.3	x
Price/2016 earnings per share(4)	30.7	x	12.9	x	14.2	x
Current dividend yield	1.8%		3.2%		2.8%
Market value (in millions)	$703		$377		$446

(1)	Tangible common equity/tangible assets for Univest Corporation of Pennsylvania and CNB Financial Corporation as of March 31, 2015.
(2)	Non-performing assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.
(3)	Tangible book value per share for Univest Corporation of Pennsylvania as of March 31, 2015.
(4)	Based on median analyst earnings per share estimates as reported by FactSet.

Analysis of Selected Merger Transactions. Sandler O’Neill reviewed two groups of recent merger and acquisition transactions consisting of a regional group as well as a nationwide group. The regional group consisted of transactions with publicly announced deal values since January 1, 2010, with targets in New Jersey, with assets between $100 million and $1.5 billion and Non-performing assets/Assets less than 3% (the “Regional Precedent Transactions”). The nationwide group consisted of transactions since January 1, 2014, with publicly announced deal values and Last twelve months profitable targets, with assets between $350 and $650 million and Non-performing assets/Assets less than 2% (the “Nationwide Precedent Transactions”).

The Regional Precedent Transactions group was composed of the following ten transactions:

Buyer	Target	Announcement Date
1st Constitution Bancorp	Rumson-Fair Haven BT&C	08/15/2013
Center Bancorp Inc.	ConnectOne Bancorp Inc.	01/21/2014
Haven Bancorp MHC	Hilltop Community Bancorp Inc.	06/05/2013
Kearny Financial Corp. (MHC)	Central Jersey Bancorp	05/25/2010
Lakeland Bancorp	Pascack Bancorp Inc.	08/04/2015
Lakeland Bancorp	Somerset Hills Bancorp	01/29/2013
Ocean Shore Holding Co.	CBHC Financialcorp Inc.	02/15/2011
OceanFirst Financial Corp.	Colonial American Bank	02/25/2015
TF Financial Corp.	Roebling Financial Corp.	12/28/2012
Wilshire Bancorp Inc.	BankAsiana	06/10/2013

Using the then-latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per

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share, transaction price to tangible book value per share, tangible book premium to core deposits, and one-day market premium. Sandler O’Neill compared the indicated transaction metrics for the Merger to the median metrics of the Regional Precedent Transactions group.

	Hopewell Valley / Northfield		Median Regional Precedent Transactions		High Regional Precedent Transactions		Low Regional Precedent Transactions
Transaction price/Last twelve months earnings per share(1)	22.9	x	21.8	x	68.2	x	10.3	x
Transaction price/Tangible book value per share	151%		130%		179%		86%
Core deposit premium(2)	5.2%		4.6%		14.7%		(2.0)%
One-day market premium	61.3%		46.9%		93.8%		(1.3)%

(1)	Excludes the impact of the multiple for the OceanFirst Financial Corp./Colonial American Bank transaction, which was considered to be not meaningful because the multiple was negative.
(2)	Tangible book premium to core deposits calculated as (deal value – tangible equity) / core deposits; core deposits defined as deposits, less time deposit accounts with balances over $100,000, foreign deposits, brokered deposits and unclassified deposits.

The Nationwide Precedent Transactions group was composed of the following 25 transactions:

Buyer	Target	Announcement Date
Ameris Bancorp	Merchant & Southern Banks of FL Inc.	01/29/2015
Bear State Financial Inc.	Metropolitan National Bank	06/22/2015
BNC Bancorp	Southcoast Financial Corp.	08/14/2015
Cathay General Bancorp	Asia Bancshares Inc.	01/21/2015
F.N.B. Corp.	OBA Financial Services Inc.	04/08/2014
Farmers National Banc Corp.	National Bancshares Corp.	01/27/2015
First Financial Bankshares	FBC Bancshares Inc.	04/01/2015
First Horizon National Corp.	TrustAtlantic Financial Corp.	10/22/2014
Heartland Financial USA Inc.	Premier Valley Bank	05/29/2015
Heritage Commerce Corp	Focus Business Bank	04/23/2015
Horizon Bancorp	Peoples Bancorp Inc.	02/19/2015
IBERIABANK Corp.	Florida Bank Group Inc.	10/03/2014
IBERIABANK Corp.	First Private Holdings Inc.	02/11/2014
Independent Bank Corp.	Peoples Federal Bancshares Inc.	08/05/2014
Independent Bk Group Inc.	Grand Bank	07/23/2015
Lakeland Bancorp	Pascack Bancorp Inc.	08/04/2015
Liberty Bank	Naugatuck Valley Financial	06/04/2015
Old National Bancorp	Founders Financial Corp.	07/28/2014
Old National Bancorp	LSB Financial Corp.	06/04/2014
Pacific Premier Bancorp	Independence Bank	10/22/2014
Prosperity Bancshares Inc.	Tradition Bancshares Inc.	08/06/2015
SKBHC Holdings LLC	Greater Sacramento Bancorp	10/15/2014
Stupp Bros. Inc.	Southern Bancshares Corp.	12/22/2014
United Community Banks Inc.	MoneyTree Corp.	01/27/2015
Univest Corp. of Pennsylvania	Valley Green Bank	06/18/2014

Using then latest publicly available information prior to the announcement of the relevant transaction, Sandler O’Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to tangible book value per share, tangible book premium to core deposits, and one-day market premium. Sandler O’Neill compared the indicated transaction metrics for the Merger to the median metrics of the Nationwide Precedent Transaction group.

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	Hopewell Valley / Northfield		Median Nationwide Precedent Transactions		High Nationwide Precedent Transactions		Low Nationwide Precedent Transactions
Transaction price/Last twelve months earnings per share(1)	22.9	x	20.2	x	60.0	x	11.7	x
Transaction price/Tangible book value per share	151%		153%		389%		123%
Core deposit premium(2)	5.2%		8.2%		25.3%		4.3%
One-day market premium	61.3%		27.7%		64.1%		8.8%

(1)	Excludes the impact of the multiples for the following three selected transactions, which were considered to be not meaningful because the multiples were greater than 50.0x: Bear State Financial Inc./Metropolitan National Bank, IBERIABANK Corp./Florida Bank Group Inc. and F.N.B. Corp./OBA Financial Services Inc.
(2)	Tangible book premium to core deposits calculated as (deal value – tangible equity) / (core deposits); core deposits defined as deposits, less time deposit accounts with balances over $100,000, foreign deposits, brokered deposits and unclassified deposits.

Net Present Value Analyses. Sandler O’Neill performed an analysis that estimated the net present value per share of Hopewell Valley common stock assuming Hopewell Valley performed in accordance with internal earnings projections provided by and discussed with the senior management of Hopewell Valley. To approximate the terminal value of Hopewell Valley common stock at December 31, 2019, Sandler O’Neill applied price to earnings multiples ranging from 9.0x to 16.5x and price to tangible book value multiples ranging from 95% to 120%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Hopewell Valley common stock. As illustrated in the following tables, the analyses indicated an imputed range of values per share of Hopewell Valley common stock of $3.74 to $8.04 when applying multiples of earnings and $6.52 to $9.92 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	9.0x	10.5x	12.0x	13.5x	15.0x	16.5x
10.0%	$4.54	$5.24	$5.94	$6.64	$7.34	$8.04
11.0%	$4.36	$5.03	$5.71	$6.38	$7.05	$7.72
12.0%	$4.20	$4.84	$5.49	$6.13	$6.78	$7.42
13.0%	$4.04	$4.66	$5.28	$5.90	$6.52	$7.14
14.0%	$3.88	$4.48	$5.08	$5.67	$6.27	$6.86
15.0%	$3.74	$4.31	$4.89	$5.46	$6.03	$6.60

Tangible Book Value Multiples

Discount Rate	95%	100%	105%	110%	115%	120%
10.0%	$7.93	$8.33	$8.72	$9.12	$9.52	$9.92
11.0%	$7.62	$8.00	$8.38	$8.77	$9.15	$9.53
12.0%	$7.32	$7.69	$8.06	$8.42	$8.79	$9.16
13.0%	$7.04	$7.39	$7.75	$8.10	$8.45	$8.81
14.0%	$6.77	$7.11	$7.45	$7.79	$8.13	$8.47
15.0%	$6.52	$6.84	$7.17	$7.50	$7.82	$8.15

Pro Forma Merger Analysis. Sandler O’Neill analyzed certain potential pro forma effects of the Merger, based on the following assumptions: (i) the Merger closes in the first calendar quarter of 2016; (ii) 100% of the outstanding shares of Hopewell Valley common stock is converted into either: (a) 0.9592 shares of common stock,

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or (b) $14.50 in cash, subject to the limitations set forth in the merger agreement which provide generally that shareholder elections may be adjusted as necessary to result in an overall ratio of 25% of Hopewell Valley common stock being converted into the right to receive the Cash Consideration (including preferred shares deemed converted into common stock) and 75% of Hopewell Valley common stock being converted into the right to receive the Stock Consideration (including preferred shares deemed converted into common stock); (iii) all outstanding Hopewell Valley options are cashed out at closing; (iv) $869,000 of Hopewell Valley Series A convertible preferred stock converts into 89,848 Hopewell Valley common shares prior to closing; (v) $11.0 million of Hopewell Valley Series B preferred stock is redeemed at the closing of the Merger; and (vi) Northfield’s closing stock price of $15.36 on August 21, 2015. Sandler O’Neill also incorporated the following assumptions, as discussed with Northfield Bancorp’s senior management: (a) estimated earnings per share for Northfield Bancorp, based on median analyst consensus estimates; (b) estimated earnings per share projections for Hopewell Valley, provided by and discussed with Hopewell Valley senior management’s guidance as adjusted to incorporate Hopewell Valley’s Series B Preferred Stock Dividend increasing from 1% to 9% in January 2016; (c) purchase accounting adjustments of Hopewell Valley’s loan loss reserve, a loan credit mark, a positive interest rate mark on loans, a positive interest rate mark on securities and a negative interest rate mark on deposits; (d) cost savings projections; and (e) pre-tax one-time transaction costs and expenses estimates. The analysis indicated that the Merger would be accretive to Northfield’s estimated earnings per share in 2016 (excluding transaction expenses in 2016) and dilutive to estimated tangible book value per share at close and at the year-end 2016.

In connection with this analyses, Sandler O’Neill considered and discussed with the Hopewell Valley board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship. Sandler O’Neill is acting as Hopewell Valley’s financial advisor in connection with the Merger and Sandler O’Neill will receive a fee in an amount equal to 1.0% of the aggregate purchase price, which fee is contingent upon the closing of the Merger. In addition, Sandler O’Neill received $200,000 from Hopewell Valley in consideration of Sandler O’Neill rendering its opinion, which opinion fee was paid upon the delivery of such opinion, and which will be credited against the 1.0% fee that is contingent upon the closing of the Merger. Hopewell Valley has also agreed to indemnify Sandler O’Neill against certain liabilities arising out of the engagement. In the ordinary course of Sandler O’Neill’s business as a broker-dealer, it may purchase securities from and sell securities to Hopewell Valley and Northfield Bancorp and their affiliates. Sandler O’Neill may also actively trade the equity and debt securities of Hopewell Valley, Northfield Bancorp, or their affiliates for its own account and for the accounts of its customers. In addition, as Sandler O’Neill has previously advised Hopewell Valley, Sandler O’Neill has provided certain investment banking services to Northfield Bancorp in the three years preceding the date of its opinion and has received fees for such services and may provide, and receive fees for, such services in the future.

Consideration to be Received in the Merger

Hopewell Valley’s shareholders (including holders of shares of Hopewell Valley Series A preferred stock deemed converted into Hopewell Valley common stock) will have the option to elect to receive either 0.9592 shares of Northfield Bancorp’s common stock or $14.50 in cash for each Hopewell Valley common share, subject to proration to ensure that, in the aggregate, 75% of Hopewell Valley’s common stock (including shares of Hopewell Valley Series A preferred stock deemed converted into Hopewell Valley common stock) will be converted into Northfield Bancorp common stock and 25% of Hopewell Valley’s common stock will be converted into cash. On August 25, 2015, which was the last trading date preceding the public announcement of the proposed Merger, Northfield Bancorp’s common stock price was $14.87, which, after giving effect to the 0.9592 exchange ratio, has an implied value of approximately $14.26 per share. Based on this price with respect to the stock consideration, and the cash consideration of $14.50 per share, upon completion of the Merger, a Hopewell Valley shareholder who receives cash for 25% of his or her shares of common stock and receives stock for 75% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $14.32 per share. As of October 28, 2015, the most reasonably practicable date before the mailing of this Proxy Statement/Prospectus, Northfield Bancorp’s common stock price was $15.80, which, after giving effect to the 0.9592 exchange ratio, has an implied value of approximately $15.16. Based on this price with respect to the stock consideration, and the cash consideration of $14.50 per share, upon completion of the Merger, a Hopewell Valley shareholder who receives cash

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for 25% of his or her shares of common stock and receives stock for 75% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $14.99 per share.

If Northfield Bancorp effects or sets a record date for a stock split, stock dividend, recapitalization, reclassification or similar transaction with respect to its shares of common stock before the effective time of the Merger, then the exchange ratio will be adjusted proportionately.

Hopewell Valley shareholders will not receive fractional shares of Northfield Bancorp common stock. Instead, Hopewell Valley shareholders will receive a cash payment for any fractional share in an amount equal to the product of (1) the fraction of a share of Northfield Bancorp common stock to which such shareholder is entitled multiplied by (2) the average closing price of Northfield Bancorp common stock during the ten consecutive trading days ending on the third business day preceding the closing date of the Merger.

Allocation Procedures for Merger Consideration

Under the terms of the Merger Agreement, Hopewell Valley shareholders (including holders of shares of Hopewell Valley Series A preferred stock deemed converted into Hopewell Valley common stock) may elect to convert their shares into cash, Northfield Bancorp common stock or a combination of cash and Northfield Bancorp common stock. All elections are further subject to the allocation and proration procedures described in the Merger Agreement, which provide that the number of shares of Hopewell Valley common stock (including shares of Hopewell Valley Series A preferred stock deemed converted into Hopewell Valley common stock) to be converted into Northfield Bancorp common stock must equal 75% of the total number of shares of Hopewell Valley common stock outstanding at the effective time of the Merger and that the number of shares of Hopewell Valley common stock to be converted into cash in the Merger must equal 25% of the total number of shares of Hopewell Valley common stock outstanding at the effective time of the Merger. Neither Northfield Bancorp nor Hopewell Valley makes any recommendation as to whether Hopewell Valley shareholders should elect to receive cash, Northfield Bancorp common stock or a combination of cash and Northfield Bancorp common stock in the Merger. Each holder of Hopewell Valley common stock must make his or her own decision with respect to such election.

It is unlikely that elections will be made in the exact proportions provided for in the Merger Agreement. As a result, the Merger Agreement describes procedures to be followed if Hopewell Valley shareholders in the aggregate elect to receive more or less of the Northfield Bancorp common stock than Northfield Bancorp has agreed to issue. These procedures are summarized below.

•	If Stock Is Oversubscribed: If Hopewell Valley shareholders elect to receive more Northfield Bancorp common stock than Northfield Bancorp has agreed to issue in the Merger, then all Hopewell Valley shareholders who have elected to receive cash or who have made no election will receive cash for their Hopewell Valley shares and all shareholders who elected to receive Northfield Bancorp common stock will receive a pro rata portion of the available Northfield Bancorp shares plus cash for those shares not converted into Northfield Bancorp common stock.

•	If Stock Is Undersubscribed: If Hopewell Valley shareholders elect to receive fewer shares of Northfield Bancorp common stock than Northfield Bancorp has agreed to issue in the Merger, then all Hopewell Valley shareholders who have elected to receive Northfield Bancorp common stock will receive Northfield Bancorp common stock and those shareholders who elected to receive cash or who have made no election will be treated in the following manner:

•	If the number of shares held by Hopewell Valley shareholders who have made no election is sufficient to make up the shortfall in the number of shares of Northfield Bancorp common stock that Northfield Bancorp is required to issue, then all Hopewell Valley shareholders who elected cash will receive cash, and those shareholders who made no election will receive both cash and Northfield Bancorp common stock in such proportion as is necessary to make up the shortfall.

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•	If the number of shares held by Hopewell Valley shareholders who have made no election is insufficient to make up the shortfall, then all Hopewell Valley shareholders who made no election will receive Northfield Bancorp common stock and those Hopewell Valley shareholders who elected to receive cash will receive cash and Northfield Bancorp common stock in such proportion as is necessary to make up the shortfall.

No guarantee can be made that you will receive the amounts of cash and/or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and the Merger Agreement, you may receive Northfield Bancorp common stock or cash in amounts that vary from the amounts you elect to receive.

Treatment of Hopewell Valley Stock Options

At the effective time of the Merger, each option to purchase shares of Hopewell Valley common stock will vest in full, will cease to represent an option to purchase Hopewell Valley common stock and will be converted automatically into the right to receive cash equal to the amount by which $14.50 exceeds the option exercise price.

Surrender of Stock Certificates

Hopewell Valley shareholders will receive instructions from the transfer agent on where to surrender their Hopewell Valley stock certificates after the Merger is completed. Hopewell Valley shareholders should not forward their Hopewell Valley stock certificates with their proxy cards.

Accounting Treatment of the Merger

In accordance with current accounting guidance, the Merger will be accounted for using the acquisition method. The result of this is that the recorded assets and liabilities of Northfield Bancorp will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and the assets and liabilities of Hopewell Valley will be adjusted to fair value at the date of the Merger. In addition, all identified intangible assets will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash plus the number of shares of Northfield Bancorp common stock to be issued to Hopewell Valley shareholders and option holders at fair value, exceeds the fair value of the net assets including identifiable intangibles of Hopewell Valley at the merger date, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Hopewell Valley being included in the operating results of Northfield Bancorp beginning from the date of completion of the Merger.

Material United States Tax Consequences of the Merger

General. The following summary discusses the material anticipated U.S. federal income tax consequences of the Merger applicable to a holder of shares of Hopewell Valley common stock who surrenders all of the shareholder’s common stock for shares of Northfield Bancorp common stock and/or cash in the Merger. This discussion is based upon the Internal Revenue Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. residents and citizens who hold their shares as capital assets for U.S. federal income tax purposes within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not cover all U.S. federal income tax consequences of the Merger and related transactions that may be relevant to holders of shares of Hopewell Valley common stock. This discussion also does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, tax-exempt organizations, dealers in securities or foreign currencies, banks, insurance companies, financial institutions or persons who hold their shares of Hopewell Valley common stock as part of a hedge, straddle, constructive sale or conversion transaction, persons whose

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functional currency is not the U.S. dollar, persons that are, or hold their shares of Hopewell Valley common stock through, partnerships or other pass-through entities, or persons who acquired their shares of Hopewell Valley common stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the Merger. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the U.S. federal income tax consequences set forth below.

Hopewell Valley shareholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Opinion. It is a condition to the obligations of Northfield Bancorp and Hopewell Valley that an opinion of Luse Gorman, PC, counsel to Northfield Bancorp, be issued to the effect that the Merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. Northfield Bancorp and Hopewell Valley both expect to be able to obtain the tax opinion if, as expected:

•	each of Northfield Bancorp and Hopewell Valley are able to deliver customary representations to such tax counsel; and

•	there is no adverse change in U.S. federal income tax law.

The opinion of tax counsel will not be binding on the IRS or any court.

In addition, in connection with the filing of the registration statement of which this Proxy Statement/Prospectus forms a part, Luse Gorman, PC, counsel to Northfield Bancorp, has delivered its opinion to Northfield Bancorp and to Hopewell Valley, dated as of the date of this Proxy Statement/Prospectus, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Such opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion and factual representations contained in certificates of officers of Northfield Bancorp and Hopewell Valley, all of which must continue to be true and accurate in all material respects as of the effective time of the Merger.

If any of the representations delivered by Northfield Bancorp or Hopewell Valley to counsel or assumptions upon which the opinion is based are inconsistent with the actual facts, the tax consequences of the Merger could be adversely affected. The determination by tax counsel as to whether the proposed Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code will depend upon the facts and law existing at the effective time of the proposed Merger.

The federal income tax consequences of the Merger to a Hopewell Valley shareholder will depend primarily on whether a shareholder exchanges the shareholder’s Hopewell Valley common stock solely for Northfield Bancorp common stock, solely for cash or for a combination of Northfield Bancorp common stock and cash, as more fully described below.

Exchange Solely for Northfield Bancorp Common Stock. No gain or loss will be recognized by a Hopewell Valley shareholder who receives solely shares of Northfield Bancorp common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of Hopewell Valley common stock. The tax basis of the shares of Northfield Bancorp common stock received by a Hopewell Valley shareholder in such exchange will be equal (except for the basis attributable to any fractional share of Northfield Bancorp common stock, as discussed below) to the basis of the Hopewell Valley common stock surrendered in exchange for the Northfield Bancorp common stock. The holding period of the Northfield Bancorp common stock received will include the holding period of shares of Hopewell Valley common stock surrendered in exchange for the Northfield Bancorp common stock, provided that such shares were held as capital assets of the Hopewell Valley shareholder at the effective time of the Merger.

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Exchange Solely for Cash. A Hopewell Valley shareholder who receives solely cash in exchange for all of his or her shares of Hopewell Valley common stock (and is not treated as constructively owning Northfield Bancorp common stock after the Merger under the circumstances referred to below under “—Possible Dividend Treatment”) will recognize a gain or loss, for federal income tax purposes, equal to the difference between the cash received and such shareholder’s tax basis in the Hopewell Valley common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the Hopewell Valley shareholder at the effective time of the Merger. Such gain or loss will be a long-term capital gain or loss if the Hopewell Valley shareholder’s holding period is more than one year at the effective time of the Merger. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

Exchange for Northfield Bancorp Common Stock and Cash. A Hopewell Valley shareholder who receives a combination of Northfield Bancorp common stock and cash in exchange for his or her Hopewell Valley common stock will not be permitted to recognize any loss for federal income tax purposes. Such a shareholder will recognize gain, if any, equal to the lesser of (1) the amount of cash received or (2) the amount of gain “realized” in the transaction. The amount of gain a Hopewell Valley shareholder “realizes” will equal the amount by which (a) the cash plus the fair market value of Northfield Bancorp common stock received at the effective time of the Merger exceeds (b) the shareholder’s basis in the Hopewell Valley common stock to be surrendered in the exchange for the cash and Northfield Bancorp common stock. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The tax basis of the shares of Northfield Bancorp common stock received by such Hopewell Valley shareholder will be the same as the basis of the shares of Hopewell Valley common stock surrendered in exchange for the shares of Northfield Bancorp common stock, adjusted as provided in Section 358(a) of the Internal Revenue Code for the gain recognized and/or cash received in exchange for Hopewell Valley common stock. If a Hopewell Valley shareholder purchased or acquired Hopewell Valley common stock on different dates or at different prices, then, solely for determining the basis of the Northfield Bancorp common stock received in the Merger, such shareholder may designate which share of Northfield Bancorp common stock is received in exchange for each particular share of Hopewell Valley common stock. The holding period for shares of Northfield Bancorp common stock received by such Hopewell Valley shareholder will include such shareholder’s holding period for the Hopewell Valley common stock surrendered in exchange for the Northfield Bancorp common stock, provided that such shares were held as capital assets of the shareholder at the effective time of the Merger.

A Hopewell Valley shareholder’s federal income tax consequences will also depend on whether his or her shares of Hopewell Valley common stock were purchased at different times at different prices. If they were, the Hopewell Valley shareholder could realize gain with respect to some of the shares of Hopewell Valley common stock and loss with respect to other shares. Such Hopewell Valley shareholder would have to recognize such gain to the extent such shareholder receives cash with respect to those shares in which the shareholder’s adjusted tax basis is less than the amount of cash plus the fair market value at the effective time of the Merger of the Northfield Bancorp common stock received, but could not recognize loss with respect to those shares in which the Hopewell Valley shareholder’s adjusted tax basis is greater than the amount of cash plus the fair market value at the effective time of the Merger of the Northfield Bancorp common stock received. Any disallowed loss would be included in the adjusted basis of the Northfield Bancorp common stock. Each Hopewell Valley shareholder is urged to consult his or her own tax advisor respecting the tax consequences of the Merger to that shareholder.

Possible Dividend Treatment. In certain circumstances, a Hopewell Valley shareholder who receives solely cash or a combination of cash and Northfield Bancorp common stock in the Merger may receive dividend income, rather than capital gain, treatment on all or a portion of the gain recognized by that shareholder if the receipt of cash “has the effect of the distribution of a dividend.” The determination of whether a cash payment has such effect is based on a comparison of the Hopewell Valley shareholder’s proportionate interest in Northfield Bancorp after the Merger with the proportionate interest the shareholder would have had if the shareholder had received solely Northfield Bancorp common stock in the Merger. This could happen because of the shareholder’s purchase (or the purchase by a family member) of additional Northfield Bancorp common stock or a repurchase of shares by Northfield Bancorp. For this comparison, the Hopewell Valley shareholder may be deemed to constructively own shares of Northfield Bancorp common stock held by certain members of the shareholder’s family or certain entities in which the shareholder has an ownership or beneficial interest and certain stock options may be aggregated with the shareholder’s shares of Northfield Bancorp common stock. The amount of the cash payment that may be treated as a dividend is limited to the shareholder’s ratable share of the accumulated earnings and profits of Hopewell

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Valley at the effective time of the Merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the shareholder’s shares were held as capital assets at the effective time of the Merger. Because the determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each Hopewell Valley shareholder, shareholders are urged to consult their own tax advisors regarding the tax treatment of any cash received in the Merger.

Cash in Lieu of Fractional Shares. A Hopewell Valley shareholder who holds Hopewell Valley common stock as a capital asset and who receives in the Merger, in exchange for such stock, solely Northfield Bancorp common stock and cash in lieu of a fractional share interest in Northfield Bancorp common stock will be treated as having received the fractional share and then having sold it for such cash received.

Backup Withholding. Unless an exemption applies under the backup withholding rules of Section 3406 of the Internal Revenue Code, the exchange agent will be required to withhold 28% of any cash payments to which a Hopewell Valley shareholder is entitled pursuant to the Merger, unless the Hopewell Valley shareholder signs the substitute IRS Form W-9 enclosed with the letter of transmittal sent by the exchange agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent, this completed form provides the information, including the Hopewell Valley shareholder’s taxpayer identification number, and certification necessary to avoid backup withholding.

Tax Treatment of the Entities. No gain or loss will be recognized by Northfield Bancorp or Hopewell Valley as a result of the Merger.

Small Business Lending Fund

Northfield Bancorp and Hopewell Valley have agreed to use their reasonable best efforts to redeem the $11.0 million of outstanding Hopewell Valley Series B preferred stock at or promptly following the consummation of the merger, subject to any formal or informal requirements of the United States Department of Treasury and the required approval of any bank regulator.

Regulatory Matters Relating to the Merger

Completion of the Merger is subject to the receipt of all required approvals from the OCC. Additionally, certain notices are required to be filed with the Department and the Federal Reserve. Northfield Bancorp has filed the required applications and notices.

Bank Merger. The bank merger is subject to the approval of the OCC under the Bank Merger Act. In granting its approval under the Bank Merger Act, the OCC must consider the financial and managerial resources and future prospects of the existing and resulting institutions, the convenience and needs of the communities to be served, competitive factors, any risk to the stability of the United States banking or financial system and the effectiveness of the institutions involved in combating money laundering activities.

Anti-Competitive Matters. In addition, a period of 15 to 30 days must expire following approval of the Merger by the OCC before the Merger can be completed, within which period the United States Department of Justice may file objections to the Merger under the federal anti-trust laws. While Northfield Bancorp and Hopewell Valley believe that the likelihood of objection to the Merger by the Department of Justice is remote, there can be no assurance that the Department of Justice will not initiate proceedings to block the Merger, or that the Attorney General of the State of New Jersey will not challenge the Merger, or if any proceeding is instituted or challenge is made, what the result of such challenge or proceeding would be.

The Merger cannot proceed in the absence of the requisite regulatory approvals. See “—Conditions to Completing the Merger” and “—Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There also can be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy one or more conditions set forth in the Merger Agreement and described under “—Conditions to Completing the Merger.”

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The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include, for example, review of the Merger from the standpoint of the adequacy of the merger consideration. Furthermore, regulatory approvals do not constitute an endorsement or recommendation with respect to the Merger.

Interests of Certain Persons in the Merger that are Different from Yours

In considering the recommendation of the board of directors of Hopewell Valley that you vote to approve the Merger Agreement, you should be aware that some of Hopewell Valley’s officers and directors have employment and other compensation agreements or economic interests in the Merger that are different from, or in addition to, your interests as Hopewell Valley shareholders generally. The Hopewell Valley board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending to the shareholders that the Merger Agreement and the Merger be approved.

Share Ownership. On the record date for the Hopewell Valley special meeting, Hopewell Valley’s directors and officers beneficially owned, in the aggregate, 1,194,508 shares of Hopewell Valley’s common stock (not including shares that may be acquired upon the exercise of stock options), representing approximately 33.5% of the outstanding shares of Hopewell Valley common stock.

Stock Options. Under the terms of the Merger Agreement, each outstanding and unexercised option to purchase shares of Hopewell Valley common stock, whether or not vested or exercisable, will become fully vested as a result of the Merger, and will be exchanged for an amount of cash equal to the difference between $14.50 and the exercise price per share of such Hopewell Valley stock option multiplied by the number of shares subject to such Hopewell Valley stock option. The number of Hopewell Valley stock options held by the executive officers and non-employee directors of Hopewell Valley as of the record date for the special meeting are as follows:

Executive Officers/Directors of Hopewell Valley	Hopewell Valley Stock Options (#)	Weighted-Average Exercise Price ($)

Douglas C. Borden	12,926	$6.63
Gregory A. Church	10,500	6.83
Robert S. Eastham	12,926	6.63
Sharon M. Fink	14,746	6.52
Warren Gerleit	—	—
Joseph E. Gonzalez, Jr.	10,500	6.83
John G. Hansbury, Sr.	13,533	6.59
James Hyman	64,428	6.64
Christina F. McManimon	12,926	6.63
Steven J. Picco	13,533	6.59
Robert F. Prewitt	12,926	6.63
Gene P. Ragazzo	13,533	6.59
Robert Russo	10,500	6.84
Patrick L. Ryan	64,428	7.17

All executive officers and directors as a group (14 persons)	267,405	$6.77

Hopewell Valley Employment Agreement. Hopewell Valley is a party to an employment agreement with its President and Chief Executive Officer, James Hyman, providing for the following severance payment and benefits that may be triggered in the event of involuntary termination of Mr. Hyman’s employment by Northfield Bancorp or Northfield Bank or the voluntary termination of employment by Mr. Hyman within 18 months following the Merger as the result of a demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles:

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•	a lump sum payment equal to 36 months worth of Mr. Hyman’s then current total compensation, including base salary and bonus and other compensation earned over the last full fiscal year; provided, the aggregate payments under the employment agreement and under any other agreement to which Mr. Hyman is a party will be reduced so as to not exceed the limitations contained in Section 280G of the Internal Revenue Code, to the extent necessary; and

•	continued health, hospital, medical and life insurance benefits for the remaining term of the agreement.

The Hopewell Valley employment agreement expires pursuant to its terms on September 1, 2016.

Northfield Bank Employment Agreement. Northfield Bank has entered into an employment agreement with Mr. Hyman effective September 2, 2016, pursuant to which he will serve as Regional President of Northfield Bank. As Regional President of Northfield Bank, Mr. Hyman will earn a base salary of $340,000 and will be entitled to participate in all Northfield Bank employee plans available to similarly situated officers. The term of the agreement ends on the one-year anniversary of the Merger effective date, subject to renewal for an additional year at the discretion of the Chief Executive Officer of Northfield Bank. The agreement provides that if Mr. Hyman voluntarily elects to terminate his employment within 18 months of the completion of the Merger for the reasons set forth in his Hopewell Valley employment agreement or his employment is involuntarily terminated by Northfield Bank, Mr. Hyman will receive the benefits to which he was entitled under his employment agreement with Hopewell Valley; provided, that any severance benefits paid, when aggregated with other benefits and payments to which Mr. Hyman would be entitled as a result of a change in control will be reduced, as provided under his Hopewell Valley employment agreement, to the extent necessary, to avoid an excess parachute payment under Section 280G of the Internal Revenue Code. In addition, in consideration of Mr. Hyman’s agreement not to compete with Northfield Bank for two years following his termination of employment in any city, town or county in which Northfield Bank has an office or has filed for regulatory approval to establish an office and in further consideration of his agreeing not to solicit Northfield Bank’s employees or customers for two years, Northfield Bank will pay Mr. Hyman $340,000 within 30 days following his termination.

The estimated cash severance payments that would be made to Mr. Hyman if his employment were terminated under his Hopewell Valley employment agreement or his new employment agreement is $981,000, which includes the estimated reductions necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Northfield Consulting Agreement. Northfield Bancorp and Northfield Bank (collectively, “Northfield”) have entered into a consulting agreement with Patrick L. Ryan, Chairman of the Board of Hopewell Valley. The term of the consulting agreement runs through September 1, 2016, unless terminated earlier by any party under the terms of the agreement. Under the consulting agreement, Mr. Ryan will perform general advisory services including, among others, advising on the integration of Hopewell Valley into Northfield, assisting with the retention of customers and key employees, introducing prospective customers to appropriate Northfield employees, and assisting with programs that support Northfield’s strategic goals and improve its visibility. Under the consulting agreement, Mr. Ryan will earn $3,500 per month and will be expected to consult for up to 35 hours per month. Mr. Ryan will also be reimbursed for reasonable expenses incurred while performing the consulting services. During the consulting period, Mr. Ryan has agreed not to compete with Northfield or to solicit Northfield’s customers or clients and will not disclose Northfield's confidential information.

Hopewell Valley Change in Control Agreements. Hopewell Valley is a party to change in control agreements with Warren Gerleit (Executive Vice President, Senior Loan Officer), Robert Russo (Senior Vice President, Treasurer), Robert S. Eastham (Senior Vice President, Senior Branch Office Administrator) and Sharon M. Fink (Senior Vice President, Corporate Secretary). Pursuant to the terms of the change in control agreements, in the event of the executive’s involuntary termination without “cause” or voluntary resignation for “good reason” (as defined in the change in control agreements), occurring within 12 months following a change in control, the executive will be entitled to a lump sum payment equal to the executive’s base salary at the time of termination.

Each change in control agreement also provides that the severance benefits provided thereunder when aggregated with other benefits and payments to which each executive would be entitled as a result of a change in

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control will be reduced, to the extent necessary, to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

Northfield Bancorp and Hopewell Valley have agreed that the change in control agreements will be terminated at the Merger effective time and all amounts owed thereunder will be paid in a lump sum, in cash, at the effective time, subject to the condition that no amount will be paid that would result in an excess parachute payment.

The cash severance payments that would be made to Messrs. Gerleit, Russo, Eastham and Ms. Fink under their change in control agreements in connection with the Merger are estimated to be $189,200, $153,100, $122,000 and $135,500, respectively.

Supplemental Executive Retirement Plans. Hopewell Valley maintains supplemental executive retirement plans (“SERPs”) with each of Messrs. Ryan and Hyman. Under the SERPs, each of Messrs. Ryan and Hyman, upon reaching normal retirement age and retiring, would be entitled to an annual payment equal to 35% of his final pay (as defined in the SERP) for his remaining life or upon his death, for 15 years. Each of Messrs. Ryan and Hyman is currently eligible to retire under the SERP. Assuming Mr. Ryan retired on March 31, 2015, the present value of these payments would be $1,241,541. Assuming Mr. Hyman retired on March 31, 2015, the present value of these payments would be $1,784,416.

The SERPs also provide for a stepped up benefit upon a change in control. This benefit, which is in lieu of the normal retirement benefit under the SERP, is equal to an annual payment equal to 50% of the executive’s final pay (as defined in the SERP) to be paid for his remaining life or upon his death, for 15 years. The present value of these payments, including the estimated reductions necessary to avoid penalties under Section 280G of the Internal Revenue Code is estimated to be $1,871,541 in the case of Mr. Ryan and $1,241,541 in the case of Mr. Hyman. It is not expected that Mr. Hyman would receive a stepped up payment under the change in control provisions of his SERP due to the reductions necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Merger-Related Executive Compensation for Hopewell Valley’s Executive Officers. The following table and related footnotes provide information about the compensation to be paid to Hopewell Valley’s executive officers that is based on or otherwise relates to the Merger (the “Merger-Related Executive Compensation”).

The table below sets forth the aggregate dollar value of the various elements of Merger-Related Executive Compensation that each executive officer of Hopewell Valley would receive that is based on or otherwise relates to the Merger, assuming the estimated effective date of the Merger is December 31, 2015.

As a result of the foregoing assumptions, the actual amounts received by an executive officer may materially differ from the amounts set forth below.

Merger-Related Executive Compensation

Executive	Cash ($)(1)		Equity ($)(2)	Pension/NQDC ($)(3)	Perquisites/ Benefits ($)		Tax Reimbursement ($)		Other ($)	Total ($)
Patrick L. Ryan	$	―	$472,147	$630,000	$	―	$	―	―	$1,102,147
James Hyman		981,000	506,404	―		―		―	―	1,487,404
Warren Gerleit		189,200	―	―		―		―	―	189,200
Robert Russo		153,100	80,535	―		―		―	―	233,635
Robert S. Eastham		122,000	101,728	―		―		―	―	223,728
Sharon M. Fink		135,500	117,673	―		―		―	―	253,173

(1)	The amount in this column represents the cash payments that will be made to Mr. Hyman if his employment agreement is terminated within 18 months following the Merger and to each of Messrs. Gerleit, Russo, Eastham and Ms. Fink in

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connection with their termination within 12 months following the Merger, subject to adjustment/cutback pursuant to Section 280G of the Internal Revenue Code, to the extent necessary.

(2)	The amounts in this column represent, with respect to Hopewell Valley stock options, the total number of outstanding stock options held by such person that will be exchanged for the cash merger consideration multiplied by the difference between the per share cash merger consideration of $14.50 and the applicable per share exercise price of such stock options.
(3)	The amount reflected in this column reflects the increase in the present value of the benefits that would be payable to Mr. Ryan on the termination under his supplemental executive retirement agreement due to the change in control, subject to adjustment/cutback pursuant to Section 280G of the Internal Revenue Code, to the extent necessary. Mr. Hyman will not be entitled to an enhanced benefit due to a cutback to avoid excise taxes under Section 280G of the Internal Revenue Code.

Appointment to Northfield Bancorp’s and Northfield Bank’s Boards. Patrick L. Ryan will be appointed to the boards of directors of Northfield Bancorp and Northfield Bank with initial terms of office to expire at the 2018 annual meetings of shareholders of Northfield Bancorp and Northfield Bank.

Advisory Board. In accordance with the Merger Agreement, Northfield Bancorp will invite all members of the Hopewell Valley board of directors as of the date of the Merger Agreement (other than Messrs. Ryan and Hyman) to serve as members of an advisory board of Northfield Bank. The function of the advisory board will be to advise Northfield Bank with respect to deposit and lending activities in Hopewell Valley’s former market area and to maintain and develop customer relationships. Northfield Bank intends to maintain the advisory board for a period of at least two years. Each member of the advisory board will receive $1,500 per advisory board meeting attended, typically with four meetings scheduled per year.

Indemnification. Pursuant to the Merger Agreement, Northfield Bancorp has agreed that, for six years following the effective time of the Merger, it will indemnify, defend and hold harmless each present and former officer or director of Hopewell Valley and its subsidiaries, including any individual who becomes an officer or director of Hopewell Valley or its subsidiaries before the closing of the Merger, against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities, judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, based in whole or in part or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Hopewell Valley or any of its subsidiaries if such claim pertains to any matter of fact arising, existing or occurring at or before the closing of the Merger (including, without limitation, the Merger and other transactions contemplated by the Merger Agreement), to the fullest extent as would have been permitted by Hopewell Valley under Hopewell Valley’s certificate of incorporation or bylaws, to the extent not prohibited by applicable law, regardless of whether such claim is asserted or claimed before or after the effective time of the Merger.

Directors’ and Officers’ Insurance. Northfield Bancorp has agreed, for a period of six years after the effective time of the Merger, to maintain, or to cause Northfield Bank to maintain, the current directors’ and officers’ liability insurance policies covering the officers and directors of Hopewell Valley (provided, that Northfield Bancorp may substitute policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or before the effective time of the Merger. Northfield Bancorp is not required to spend, in the aggregate, more than 200% of the annual premiums currently paid by Hopewell Valley for its insurance coverage.

Employee Matters

Northfield Bancorp will review all compensation and benefit plans of Hopewell Valley and its subsidiaries to determine whether to maintain, terminate or continue such plans. If Northfield Bancorp freezes or terminates any such compensation and benefit plan, a continuing employee will be able to participate in any Northfield Bancorp employee plan of similar character; provided, however, that any continuing employee in the Hopewell Valley Directors and Executive Life Insurance Plan of 2012 will, so long as they continue to participate in such plan, not participate in any life insurance plan or program of Northfield Bancorp or Northfield Bank. Employees of Hopewell Valley who become participants in any Northfield Bancorp compensation and benefit plan will be given credit for service as an employee of Hopewell Valley before the closing of the Merger for determining eligibility for, and for any applicable vesting periods of, such employee benefits (but not for purposes of accruing or computing benefits, except that credit for benefit accruals will be given in the Northfield Bank Employee Savings Plan) and except that credit for prior service will be given under the Northfield Bank Employee Stock Ownership Plan only to determine eligibility to participate in that plan and not for vesting purposes and credit for prior service will not be given under

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the Northfield Bank retiree health plan. For purposes of Northfield Bank’s vacation and/or paid leave benefit programs, continuing Hopewell Valley employees will receive credit for such employee’s accrued paid time off balance with Hopewell Valley as of the effective time of the Merger. In addition, any employee of Hopewell Valley whose employment is terminated on or within one year of the effective time of the Merger will receive cash equal to the value of any paid time off days that have accrued since the last anniversary date of such employee’s hiring and that are unused at the time of such termination. In the event of the termination of a Hopewell Valley health plan or consolidation of such plan with a Northfield Bancorp or Northfield Bank health plan, Northfield Bancorp will make available to continuing employees and their eligible dependents, employer-provided health care coverage on the same basis as it provides such coverage to Northfield Bank employees.

Pursuant to the terms of the Merger Agreement, if requested by Northfield Bancorp, Hopewell Valley will terminate the Hopewell Valley 401(k) Plan immediately before the effective time of the Merger. If the 401(k) Plan is terminated, Hopewell Valley or Northfield Bank will seek a favorable determination letter on the termination. As soon as administratively practicable following the receipt of a favorable determination letter from the IRS regarding the qualified status of the plan upon termination, the account balances of all participants and beneficiaries in the plan will either be distributed or transferred to an eligible tax-qualified retirement plan or individual retirement account, as directed by the participant or beneficiary.

Any employee of Hopewell Valley, other than an employee who is a party to an employment agreement, change in control agreement or other separation agreement that provides a benefit on a termination of employment, whose employment is terminated involuntarily (other than for cause) within one year following the completion of the Merger, will receive a lump sum severance payment in accordance with the Hopewell Valley severance plan, provided that such employee enters into a release of claims in a form satisfactory to Northfield Bancorp. The plan provides different levels of severance based on the individual’s title. Severance ranges from two to three weeks of compensation for each full year of employment with Hopewell Valley, subject to a minimum ranging from two weeks for non-officer employees to 21 weeks for senior vice presidents and a maximum ranging from eight weeks for non-officer employees to 39 weeks for senior vice presidents.

Hopewell Valley will establish a pool of up to $200,000 to pay certain retention bonuses to selected employees of Hopewell Valley; provided, however, that individuals with employment or change in control agreements are not eligible to receive such bonus payments and no individual payment can exceed $25,000.

Operations of Northfield Bank after the Merger

The Merger Agreement provides for the merger of Hopewell Valley with and into Northfield Bank, with Northfield Bank as the surviving entity. The executive officers of Northfield Bank will remain the same following the Merger, and one director of Hopewell Valley will be added to the Northfield Bank board of directors.

Resale of Shares of Northfield Bancorp Common Stock

All shares of Northfield Bancorp common stock issued to Hopewell Valley’s shareholders in connection with the Merger will be freely transferable. This Proxy Statement/Prospectus does not cover any resales of the shares of Northfield Bancorp common stock to be received by Hopewell Valley’s shareholders upon completion of the Merger, and no person may use this Proxy Statement/Prospectus in connection with any resale.

Time of Completion

Unless the parties agree otherwise and unless the Merger Agreement has otherwise been terminated, the closing of the Merger will take place no later than ten business days following the date on which all of the conditions to the Merger contained in the Merger Agreement are satisfied or waived, but no earlier than January 1, 2016. See “—Conditions to Completing the Merger.” On the closing date, to merge Hopewell Valley into Northfield Bank, Northfield Bank will file Articles of Merger with the OCC and a Certificate of Merger with the Department. The Merger will become effective at the time stated in the Articles of Merger and the Certificate of Merger.

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It is currently expected that the Merger will be completed during the first quarter of 2016. However, because completion of the Merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing of the completion of the Merger.

Conditions to Completing the Merger

Northfield Bancorp’s and Hopewell Valley’s obligations to consummate the Merger are conditioned on the following:

•	approval of the Merger Agreement by Hopewell Valley shareholders;

•	no party to the Merger Agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental entity or bank regulator, that enjoins or prohibits the consummation of the transactions contemplated by the Merger Agreement and no governmental entity shall have instituted any proceeding to enjoin or prohibit the consummation of the Merger or the transactions contemplated by the Merger;

•	receipt of all required regulatory approvals and the expiration of all statutory waiting periods;

•	the registration statement, of which this document forms a part, being declared effective by the Securities and Exchange Commission, the absence of any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement and the receipt of all required state securities laws approvals;

•	the additional shares of Northfield Bancorp common stock to be issued in the Merger are approved for listing on the Nasdaq Stock Market upon notice of issuance; and

•	the receipt of an opinion of counsel, dated as of the closing date of the Merger, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code.

In addition, Northfield Bancorp’s obligations to consummate the Merger are conditioned on the following:

•	the representations and warranties of Hopewell Valley contained in the Merger Agreement shall be true and correct as of the closing date of the Merger (except to the extent such representations and warranties speak as of an earlier date), subject to the materiality standards in the Merger Agreement, and Northfield Bancorp shall have received a written certificate from Hopewell Valley’s Chief Executive Officer and its Chief Financial Officer to that effect;

•	Hopewell Valley shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with at or before the effective time of the Merger, and Northfield Bancorp shall have received a written certificate from Hopewell Valley’s Chief Executive Officer and its Chief Financial Officer to that effect;

•	Hopewell Valley and its subsidiaries shall have obtained any and all permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger;

•	the receipt of approval from the U.S. Department of the Treasury to irrevocably redeem all outstanding shares of Hopewell Valley Series B preferred stock or exchange such shares for Northfield Bancorp preferred stock with rights, privileges, voting powers, limitations and restrictions that are substantially identical to those of the Hopewell Valley Series B preferred stock;

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•	none of the regulatory approvals necessary to consummate the Merger and the transactions contemplated by the Merger Agreement includes any condition or requirement that would result in a “Burdensome Condition” (as defined below); and

•	as of immediately before the effective time of the Merger, not more than 10% of the issued and outstanding shares of Hopewell Valley common stock and Hopewell Valley Series A preferred stock have served a written notice of dissent from the Merger Agreement to Hopewell Valley under New Jersey Banking Law.

For purposes of the Merger Agreement, a “Burdensome Condition” is defined as any prohibition, limitation, or other requirement that would, individually or in the aggregate: (a) prohibit or materially limit the ownership or operation by Northfield Bancorp or any of its subsidiaries of all or any material portion of the business or assets of Hopewell Valley or any of its subsidiaries; (b) compel Northfield Bancorp or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Hopewell Valley or any of its subsidiaries; (c) impose a material compliance burden, penalty or obligation on Northfield Bancorp or any of its subsidiaries resulting from noncompliance by Hopewell Valley with its regulatory obligations; or (d) otherwise materially impair the value of Hopewell Valley and its subsidiaries to Northfield Bancorp and its subsidiaries.

In addition, Hopewell Valley’s obligations to consummate the Merger are conditioned on the following:

•	the representations and warranties of Northfield Bancorp contained in the Merger Agreement shall be true and correct as of the closing date of the Merger (except to the extent such representations and warranties speak as of an earlier date), subject to the materiality standard provided in the Merger Agreement, and Hopewell Valley shall have received a written certificate from Northfield Bancorp’s Chief Executive Officer and its Chief Financial Officer to that effect;

•	Northfield Bancorp shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with at or before the effective time of the Merger, and Hopewell Valley shall have received a written certificate from Northfield Bancorp’s Chief Executive Officer and its Chief Financial Officer to that effect;

•	Hopewell Valley and its subsidiaries shall have obtained any and all permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, the failure of which to obtain would have a Material Adverse Effect on Northfield Bancorp; and

•	Northfield Bancorp shall have delivered the merger consideration to the exchange agent, and the exchange agent shall have provided to Hopewell Valley a certificate evidencing such delivery.

Northfield Bancorp and Hopewell Valley cannot guarantee that all of the conditions to the Merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

Hopewell Valley has agreed that, until completion of the Merger and unless permitted by Northfield Bancorp, neither Hopewell Valley nor its subsidiaries will:

General Business

•	operate its business other than in the usual, regular and ordinary course of business;

•	fail to use reasonable efforts to preserve intact its business organization, assets, properties, leases, employees and maintain its rights and franchises, retain the services of its officers and key employees and maintain its rights and franchises;

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•	take any action that would adversely affect its ability to perform its obligations under the Merger Agreement;

•	take any action that would adversely affect the ability of Northfield Bancorp or Hopewell Valley to obtain regulatory approvals contemplated by the Merger Agreement or materially increase the time necessary to obtain such approvals;

•	waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Hopewell Valley or any of its subsidiaries is a party, other than in the ordinary course of business, consistent with past practice;

Capital Stock

•	change the number of authorized or issued shares of its capital stock, except pursuant to the exercise of outstanding stock options;

•	issue any additional shares of capital stock that are held as treasury shares or any securities or obligations convertible or exercisable for any shares of its capital stock;

•	make or grant any award under Hopewell Valley’s stock benefit plans;

•	split, combine or reclassify its capital stock;

•	pay any dividend or make any other distribution on its capital stock, other than: (1) the regular semi-annual dividend currently paid or a quarterly dividend at one half the rate of the semi-annual dividend; and (2) dividends payable on Hopewell Valley’s outstanding preferred stock;

•	redeem or otherwise acquire any shares of common stock;

Governing Documents/Directors

•	change or waive any provision of its certificate of incorporation or bylaws except as required by law;

•	appoint a new director to its board of directors;

Contracts

•	enter into, amend in any material respect or terminate any material contract or agreement, except in the ordinary course of business consistent with past practice or those specifically permitted by the Merger Agreement;

•	enter into, renew, extend or modify any transaction with an affiliate (other than a loan or deposit transaction), provided that Northfield Bancorp will have been deemed to have consented to any renewal, extension or modification of any transaction with an affiliate if Northfield Bancorp does not object to any such proposed renewal, extension or modification within three business days of receipt by Northfield Bancorp of a written request by Hopewell Valley;

•	enter into any hedging transaction;

•	undertake or enter into any lease or other contract or commitment in excess of $25,000 annually, or containing a financial commitment extending 12 months from the date of the Merger Agreement, other than in the normal course of providing credit to customers as part of its banking business;

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Branches/Merger/Dispositions

•	open or close any branch or automated banking facility or file an application to do the same;

•	merge or consolidate Hopewell Valley or any of its subsidiaries with any other corporation;

•	sell or lease all or any substantial portion of the assets or business of Hopewell Valley or any of its subsidiaries;

•	make any acquisition of all or any substantial portion of the business or assets of any other entity other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement, in each case in the ordinary course of business consistent with past practice;

•	enter into a purchase and assumption transaction with respect to deposits and liabilities;

•	sell or otherwise dispose of the capital stock of Hopewell Valley;

•	sell or otherwise dispose of any asset of Hopewell Valley or any of its subsidiaries other than in the ordinary course of business consistent with past practice;

•	except for transactions with the Federal Home Loan Bank of New York, subject any asset of Hopewell Valley or any of its subsidiaries to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice;

Indebtedness

•	incur, modify, extend or renegotiate any indebtedness for borrowed money;

•	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than (1) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (2) advances from the Federal Home Loan Bank of New York with a maturity of not more than one year;

•	prepay any indebtedness or other similar arrangements that would cause Hopewell Valley to incur any prepayment penalty thereunder; or purchase any brokered certificates of deposit;

Loans

•	other than pursuant to commitments issued before the date of the Merger Agreement, which have not expired and that have been disclosed to Northfield Bancorp, and except for the renewal of existing lines of credit, make any loan or other credit facility in an amount in excess of $2,000,000 without the prior consent of Northfield Bancorp, provided that Northfield Bancorp’s consent shall be deemed granted if Northfield Bancorp does not object within three business days of Hopewell Valley’s request to make such loan;

•	make any material change in policies in existence on the date of the Merger Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge-off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other material banking policies except as may be required by

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changes in applicable law or regulations, accounting principles generally accepted in the United States of America or regulatory accounting principles or by a bank regulator;

•	buy or sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate, the sales of which are consistent with past practice) unless, with regard to such sales, Northfield Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold;

Employees

•	grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except: (1) as may be required pursuant to existing commitments disclosed to Northfield Bancorp; (2) as to non-executive employees, pay increases in the ordinary course of business and consistent with past practice; (3) the payment of bonuses for the year ended December 31, 2015, to the extent that such bonuses have been accrued in accordance with generally accepted accounting principles and provided that such bonuses are consistent with past practice; and (4) the contribution by Hopewell Valley of a 3% matching contribution to the Hopewell Valley 401(k) plan, consistent with past practice;

•	hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000; provided, however, that Hopewell Valley may hire at-will, non-executive officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

•	enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees;

•	make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

•	amend, modify or revise the terms of any outstanding stock option or voluntarily accelerate the vesting of, or lapsing of restrictions with respect to, any stock options or other stock-based compensation;

•	except for the execution of the Merger Agreement and actions taken or which will be taken in accordance with the Merger Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

•	except for the execution of the Merger Agreement and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any Hopewell Valley compensation and benefit plan;

•	issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Northfield Bancorp and, to the extent relating to post-closing employment, benefit or compensation information without the prior consent of Northfield Bancorp (which shall not be unreasonably withheld), or issue any broadly distributed communication of a general nature to customers without the prior approval of Northfield Bancorp (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with

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past practice that do not relate to the Merger or other transactions contemplated by the Merger Agreement;

Settling Claims

•	pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting Hopewell Valley’s business or operations;

Foreclosures

•	foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment of the property indicates the presence of materials of environmental concern in violation of environmental laws and regulations;

Investments

•	purchase any equity securities or purchase any security for its investment portfolio inconsistent with Hopewell Valley’s current investment policy;

•	purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice (other than liabilities that relate solely to accruals with respect to loss contingencies);

Capital Expenditures

•	other than as disclosed to Northfield Bancorp, pursuant to binding commitments existing as of the date of the Merger Agreement or expenditures necessary to maintain existing assets in good repair, make any capital expenditures in excess of $50,000 individually, or $250,000 in the aggregate;

Accounting

•	change its method of accounting, except as required by changes in generally accepted accounting principles or regulatory accounting principles or by any bank regulator responsible for regulating Hopewell Valley;

Merger Agreement

•	take any action that would result in any of its representations and warranties under the Merger Agreement becoming untrue or in the conditions to the Merger not being satisfied, in each case except as may be required by applicable law;

•	take any action or knowingly fail to take any reasonable action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code; or

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Other Agreements

•	agree or commit to do any of the foregoing actions.

Northfield Bancorp has agreed that, until the completion of the Merger and unless permitted by Hopewell Valley, it will not voluntarily take any action that would:

•	adversely affect the ability of Northfield Bancorp and Hopewell Valley to obtain regulatory approvals contemplated by the Merger Agreement or materially increase the time necessary to obtain such approvals;

•	adversely affect its ability to perform its covenants and agreements under the Agreement; or

•	result in any of its representations and warranties under the Merger Agreement becoming untrue or in the conditions to the Merger not being satisfied.

Additional Covenants of Hopewell Valley and Northfield Bancorp in the Merger Agreement

Agreement Not to Solicit Other Proposals. Hopewell Valley and its subsidiaries, and their officers, directors, employees, representatives, affiliates and other agents have agreed not to: (1) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal that constitutes or could reasonably be expected to lead to, an acquisition proposal by a third party; (2) participate in discussions or negotiations regarding an acquisition proposal or furnish any Hopewell Valley data or information or otherwise afford access to any third party; (3) release any person from provisions of, waive, or fail to enforce any confidentiality agreement or standstill agreement to which Hopewell Valley is a party; or (4) enter into any agreement that constitutes an acquisition proposal. Hopewell Valley and its subsidiaries and representatives are required to cease all discussions and negotiations with third parties that were occurring at or prior to the date of the Merger Agreement regarding an acquisition proposal.

An acquisition proposal is a proposal that could reasonably be expected to lead to any of the following or similar transactions:

•	any merger, consolidation, recapitalization, share exchange, liquidation, dissolution, or other similar transaction involving Hopewell Valley or its subsidiaries;

•	any sale, lease or other disposition of assets of Hopewell Valley or its subsidiaries and representing, in the aggregate, 25% or more of Hopewell Valley’s consolidated assets;

•	any issuance, sale, or disposition of securities representing 25% or more of the voting power of Hopewell Valley capital stock; or

•	any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 25% or more of the outstanding shares of capital stock of Hopewell Valley.

Despite the agreement of Hopewell Valley not to solicit other acquisition proposals, Hopewell Valley may generally negotiate or have discussions with, or provide information to, any third party who makes a bona fide unsolicited written acquisition proposal before the Hopewell Valley shareholders meeting to vote on the Merger Agreement, provided that the Hopewell Valley board of directors determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal, meaning that it is reasonably likely to result in a transaction more favorable to the Hopewell Valley shareholders than the Merger and is reasonably likely to be completed on the terms proposed. Further, before entering into negotiations or discussions with a third party, Hopewell Valley must provide Northfield Bancorp with at least two business days prior notice of its determination and have received from the third party a confidentiality agreement with terms no less favorable to Hopewell Valley than those contained in the confidentiality agreement between Northfield Bancorp and Hopewell Valley.

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If Hopewell Valley receives an acquisition proposal or information request from a third party, before entering into negotiations or discussions with a third party regarding a superior proposal, Hopewell Valley must promptly notify Northfield Bancorp (and in any event within 24 hours) of the receipt of the acquisition proposal or information request and provide Northfield Bancorp with information about the third party and its proposal or information request.

Certain Other Covenants. The Merger Agreement also contains other agreements relating to the conduct of Northfield Bancorp and Hopewell Valley before consummation of the Merger, including the following:

•	Hopewell Valley will cause one or more of its representatives to confer with representatives of Northfield Bancorp to inform Northfield Bancorp regarding Hopewell Valley’s operations at such times as Northfield Bancorp may reasonably request;

•	each party will meet with the other party on a regular basis to discuss and plan for the conversion of Hopewell Valley’s data processing and related electronic information systems;

•	Hopewell Valley will provide Northfield Bancorp information regarding non-performing assets and other information related to loans;

•	Hopewell Valley will permit Northfield Bancorp reasonable access to Hopewell Valley’s personnel, property, books and records in which Northfield Bancorp may have a reasonable interest;

•	Hopewell Valley will promptly provide Northfield Bancorp with a copy of all documents Hopewell Valley files with its banking regulators;

•	Northfield Bancorp and Hopewell Valley will use their commercially reasonable efforts to obtain all necessary consents and approvals of third parties necessary to complete the Merger and related transactions;

•	Hopewell Valley will permit Northfield Bancorp, at its own expense, to conduct a Phase I Environmental Site Assessment at each branch office and other property owned by Hopewell Valley (and, to the extent permitted at any branch leased by Hopewell Valley) and to the extent such Phase I recommends performance of a Phase II Environmental Site Assessment, to conduct a Phase II Environmental Site Assessment;

•	Hopewell Valley will permit representatives of Northfield Bancorp or Northfield Bank to attend any meeting of its board of directors or the Executive and Loan Committees as an observer.

•	Hopewell Valley will engage a proxy solicitor to assist in obtaining its shareholder vote;

•	Northfield Bancorp and Hopewell Valley will use all commercially reasonable efforts to take all actions necessary to consummate the Merger and the transactions contemplated by the Merger Agreement;

•	Northfield Bancorp and Hopewell Valley will cooperate with each other and use best efforts to effect all necessary filings to obtain all necessary permits, consents, waivers and approvals from the banking regulators;

•	Northfield Bancorp will file a registration statement, of which this Proxy Statement/Prospectus forms a part, with the Securities and Exchange Commission registering the shares of Northfield Bancorp common stock to be issued in the Merger to Hopewell Valley shareholders;

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•	Hopewell Valley will take all actions necessary to convene a meeting of its shareholders to vote on the Merger Agreement and the Merger. Hopewell Valley’s board of directors will recommend at its shareholders meeting that the shareholders vote to approve the Merger Agreement and the Merger and will use commercially reasonable efforts to solicit shareholders’ approval. However, the Hopewell Valley board of directors may fail to make such recommendation or change or withdraw its recommendation if Hopewell Valley’s board of directors, after consultation with and consideration of the advice of its financial and legal advisors, determines, in good faith, that making such a recommendation would result in a violation of its fiduciary duties under applicable law after taking into account any adjustments, modifications or amendments to the terms and conditions of the Merger Agreement that Northfield Bancorp may have committed to in writing;

•	before completion of the Merger, Northfield Bancorp will notify Nasdaq of the additional shares of Northfield Bancorp common stock that Northfield Bancorp will issue in exchange for shares of Hopewell Valley common stock; and

•	if requested by Northfield Bancorp, Hopewell Valley will terminate its 401(k) plan and the Hopewell Valley Director Deferred Fee Agreements immediately before the effective date.

Representations and Warranties Made by Northfield Bancorp and Hopewell Valley in the Merger Agreement

Northfield Bancorp and Hopewell Valley have made certain customary representations and warranties to each other in the Merger Agreement relating to their businesses. For information on these representations and warranties, please refer to the Merger Agreement, attached as Appendix A. Certain of the representations and warranties must be true in all material respects through the completion of the Merger while others representations and warranties are deemed to be untrue only if the breach does not have a material adverse effect on the party’s business, financial condition or results of operations. See “—Conditions to Completing the Merger.”

The representations and warranties contained in the Merger Agreement were made only for purposes of such agreement and are made as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by Northfield Bancorp or Hopewell Valley, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from the standard of materiality that an investor may apply when reviewing statements of factual information.

Each of Northfield Bancorp and Hopewell Valley has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization, including total outstanding shares and classes of stock;

•	authority relative to execution and delivery of the Merger Agreement and the absence of conflicts with, violations of, or a default under organizational documents or other obligations as a result of the Merger;

•	governmental filings and consents necessary to complete the Merger;

•	the timely filing of regulatory reports;

•	financial statements and internal controls;

•	tax matters;

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•	the absence of any event or action that would, or reasonably be expected to, constitute a material adverse effect since December 31, 2014;

•	real and personal property;

•	insurance matters;

•	legal proceedings;

•	compliance with applicable laws;

•	employee matters and benefit plans;

•	brokers or financial advisor fees;

•	environmental liabilities;

•	loan portfolio matters;

•	derivative instruments and transactions;

•	the inapplicability of anti-takeover provisions in organizational documents;

•	trust accounts; and

•	intellectual property.

In addition, Hopewell Valley has made other representations and warranties about itself to Northfield Bancorp as to:

•	matters relating to certain contracts;

•	investment securities;

•	related party transactions;

•	deposits;

•	required shareholders’ vote to approve the Merger Agreement;

•	securities registration obligations; and

•	the receipt of a fairness opinion from its financial advisor.

The representations and warranties of each of Northfield Bancorp and Hopewell Valley will expire upon the effective time of the Merger.

Terminating the Merger Agreement

The Merger Agreement may be terminated at any time before the completion of the Merger, either before or after approval of the Merger Agreement by Hopewell Valley shareholders, as follows:

•	by the mutual written consent of Northfield Bancorp and Hopewell Valley;

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•	by either party, if there has been a material breach of any of the representations and warranties set forth in the Merger Agreement by the other party, subject to the standard set forth in the Merger Agreement, which breach cannot be cured before the closing date, or has not been cured within 30 days after the giving of written notice to such party of such breach;

•	by either party, if there has been a material failure to perform or comply with any of the covenants or agreements set forth in the Merger Agreement by the other party, which failure cannot be cured before the closing date or has not been cured upon 30 days written notice of such failure by the terminating party to the other party;

•	by either party, if the Merger has not been consummated by August 31, 2016, unless the failure to complete the Merger by that time was due to such party’s material breach of any representation, warranty, covenant or other agreement provided in the Merger Agreement;

•	by either party, if the shareholders of Hopewell Valley have voted at the Hopewell Valley shareholders meeting and the vote was not sufficient to approve the Merger Agreement or the Merger;

•	by either party, if a required regulatory approval or non-objection is denied and such denial is final and unappealable or any court or governmental entity prohibits the consummation of the Merger or the transactions contemplated by the Merger Agreement;

•	by Northfield Bancorp if (1) Hopewell Valley has materially breached its obligations relating to an acquisition proposal by a third party or its obligations relating to the Hopewell Valley shareholders’ meeting, (2) the Hopewell Valley board of directors submits the Merger Agreement to its shareholders without a recommendation for approval, or (3) before the Hopewell Valley shareholders meeting, the Hopewell Valley board of directors approves or recommends the approval of a superior proposal and withdraws, qualifies or modifies its recommendation to the Hopewell Valley shareholders to vote in favor of the Merger Agreement and the Merger; or

•	by Hopewell Valley if Hopewell Valley has received a superior proposal and the board of directors of Hopewell Valley has determined to accept such superior proposal.

Termination Fee

The Merger Agreement requires Hopewell Valley to pay Northfield Bancorp a fee of $2.0 million if the Merger Agreement is terminated in certain circumstances that involve a competing offer. Specifically, Hopewell Valley must pay the termination fee if: (1) Northfield Bancorp terminates the Merger Agreement as a result of a breach by Hopewell Valley of its covenant regarding the solicitation of competing offers or its obligation to call a shareholders’ meeting or if Hopewell Valley’s board of directors fails to recommend approval of the Merger or withdraws, qualifies, or revises its recommendation to approve the Merger; or (2) Hopewell Valley terminates the Merger Agreement after it has received and accepted a superior proposal.

Hopewell Valley also must pay the termination fee if Hopewell Valley enters into a definitive merger agreement within one year of Northfield Bancorp terminating the Merger Agreement following Hopewell Valley’s willful breach of a representation, warranty or covenant, or failure of Hopewell Valley’s shareholders to approve the Merger Agreement, after Hopewell Valley’s receipt of an acquisition proposal.

Expenses

Each of Northfield Bancorp and Hopewell Valley will pay its own costs and expenses incurred in connection with the Merger. In the event of a termination of the Merger Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in the Merger Agreement, the breaching party will remain liable for any and all damages, costs and expenses, including all reasonable attorney’s fees sustained or

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incurred by the non-breaching party as a result thereof or in connection therewith or in connection with enforcing its rights under the Merger Agreement.

Changing the Terms of the Merger Agreement

Before the completion of the Merger, Northfield Bancorp and Hopewell Valley may agree to waive, amend or modify any provision of the Merger Agreement. However, after the vote by Hopewell Valley shareholders, Northfield Bancorp and Hopewell Valley may not make any amendment or modification that would reduce the amount or alter the kind of consideration to be received by Hopewell Valley’s shareholders under the terms of the Merger Agreement.

DESCRIPTION OF NORTHFIELD BANCORP, INC. CAPITAL STOCK

The following summary describes the material terms of Northfield Bancorp’s capital stock and is subject to, and qualified by, Northfield Bancorp’s certificate of incorporation and bylaws and applicable Delaware law. See “Where You Can Find More Information” as to how to obtain a copy of Northfield Bancorp’s certificate of incorporation and bylaws.

General

Northfield Bancorp is currently authorized to issue 150,000,000 shares of common stock having a par value of $0.01 per share, and 25,000,000 shares of preferred stock having a par value of $0.01 per share. At October 19, 2015, 45,565,396 shares of common stock were outstanding. At that date, no preferred shares were outstanding.

Common Stock

Voting Rights. Holders of common stock of Northfield Bancorp have exclusive voting rights in Northfield Bancorp. They elect Northfield Bancorp’s board of directors and act on other matters that are required to be presented to them under Delaware law or that are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. However, any person who beneficially owns more than 10% of the then-outstanding shares of Northfield Bancorp’s common stock is not entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Northfield Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. The approval of 85% of Northfield Bancorp’s outstanding common stock is required to amend certain provisions of Northfield Bancorp’s certificate of incorporation, including the 10% voting provision, the requirements to call special meetings of the stockholders, the classification, removal, appointment and election of directors and the amendment of the bylaws.

Dividends. Delaware law generally limits dividends to Northfield Bancorp’s capital surplus or, if there is no capital surplus, Northfield Bancorp’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The payment of dividends by Northfield Bancorp is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce Northfield Bancorp’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of Northfield Bancorp are entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Northfield Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

The Federal Reserve has issued a policy statement providing that dividends should be paid only out of current earnings and only if the holding company’s prospective rate of earnings retention is consistent with its capital needs, asset quality and overall financial condition. Federal regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.

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Liquidation. In the event of any liquidation, dissolution or winding up of Northfield Bank, Northfield Bancorp, as the holder of 100% of Northfield Bank’s capital stock, would be entitled to receive all assets of Northfield Bank available for distribution, after payment or provision for payment of all debts and liabilities of Northfield Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to certain eligible depositors. In the event of liquidation, dissolution or winding up of Northfield Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Northfield Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Northfield Bancorp are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

Northfield Bancorp’s certificate of incorporation authorizes its board of directors, without stockholder action, to issue preferred stock in one or more series and to establish the designations, dividend rates and rights, dissolution or liquidation rights, preferences, price and terms and conditions on which shares may be redeemed, terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of Northfield Bancorp.

Certain Certificate of Incorporation and Bylaw Provisions Affecting Northfield Bancorp Common Stock

Northfield Bancorp’s certificate of incorporation and bylaws contain several provisions that may make Northfield Bancorp a less attractive target for an acquisition of control by anyone who does not have the support of Northfield Bancorp’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, special procedural rules regarding nomination for election to the board of directors or the introduction of new business at meetings of stockholders, a staggered board of directors, and a vote limitation on shares owned in excess of 10% of Northfield Bancorp’s outstanding shares. The foregoing is qualified in its entirety by reference to Northfield Bancorp’s certificate of incorporation and bylaws.

Restrictions on Ownership

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company such as Northfield Bancorp unless the Federal Reserve has been given 60 days prior written notice and has not disapproved the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquiror and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of Northfield Bancorp’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of Northfield Bancorp. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under Federal Reserve Board regulations where, as is the case with Northfield Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve.

Transfer Agent and Registrar

The Transfer Agent and Registrar for Northfield Bancorp’s common stock is Computershare Trust Company, N.A., Canton, Massachusetts.

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COMPARISON OF RIGHTS OF SHAREHOLDERS

The rights of stockholders of Northfield Bancorp are currently governed by Northfield Bancorp’s certificate of incorporation and bylaws and by Delaware law. The rights of shareholders of Hopewell Valley are currently governed by Hopewell Valley’s amended certificate of incorporation and bylaws and by New Jersey law. If the Merger is completed, Hopewell Valley shareholders who receive Northfield Bancorp common stock will become Northfield Bancorp stockholders and, as a result, their rights will be governed by Northfield Bancorp’s certificate of incorporation and bylaws and Delaware law.

The following is a summary of the material differences between the rights of a Hopewell Valley shareholder and the rights of a Northfield Bancorp stockholder. This summary is not a complete statement of the differences between the rights of Hopewell Valley shareholders and the rights of Northfield Bancorp stockholders and is qualified in its entirety by reference to Delaware and New Jersey law, to the certificate of incorporation and bylaws of Northfield Bancorp and the amended certificate of incorporation and bylaws of Hopewell Valley. Copies of Northfield Bancorp’s certificate of incorporation and bylaws are on file with the Securities and Exchange Commission. Copies of Northfield Bancorp’s certificate of incorporation and bylaws are also available upon written request addressed to Corporate Secretary, Northfield Bancorp, 581 Main Street, Suite 810, Woodbridge, New Jersey 07095.

Authorized Stock
Northfield Bancorp	Hopewell Valley

•     The certificate of incorporation authorizes 175,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, $0.01 par value, and 25,000,000 shares of preferred stock, $0.01 par value.

•     At October 19, 2015, there were 45,565,396 shares of Northfield Bancorp common stock issued and outstanding.

•     At October 19, 2015, there were no shares of preferred stock issued or outstanding.

•     The amended articles of incorporation authorize 5,150,000 shares of capital stock, consisting of 5,000,000 shares of common stock, $5.00 par value, and 150,000 shares of preferred stock, $5.00 par value.

•     At October 19, 2015, there were 3,566,824 shares of Hopewell Valley common stock issued and outstanding.

•     At October 19, 2015, there were 57,966 shares of convertible preferred stock, Series A issued and outstanding.

•     At October 19, 2015, there were 11,000 shares of senior non-cumulative perpetual preferred stock, Series B issued and outstanding.

Voting Rights
Northfield Bancorp	Hopewell Valley

•     The holders of the common stock exclusively possess all voting power, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock.

•     Each share of common stock is entitled to one vote. Beneficial owners of 10% or more of the outstanding stock are subject to voting limitations.

•     Holders of common stock may not cumulate their votes for the election of directors.

•     Stockholders do not have a preemptive right to acquire Northfield Bancorp’s issued shares.

•   The holders of the common shares exclusively possess all voting power, subject to the issuance of voting preferred shares by the board of directors.

•    Each share of common stock is entitled to one vote.

•    Holders of common shares may not cumulate their votes for the election of directors.

•    Under New Jersey law, shareholders do not have preemptive rights to acquire Hopewell Valley’s issued shares.

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Dividends
Northfield Bancorp	Hopewell Valley

•     Holders of common stock are entitled, when declared by the Northfield Bancorp board, to receive dividends, subject to the rights of holders of preferred stock.

•     Delaware law provides that the directors of a corporation, subject to any restrictions contained in its certificate of incorporation, may declare and pay dividends upon the shares of its capital stock either: (1) out of its surplus; or (2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

•     Holders of common stock are entitled, when declared by the Hopewell Valley board, to receive dividends, subject to the rights of holders of preferred stock.

•     New Jersey law provides that dividends may be paid in cash or stock.

•     New Jersey law provides that no dividend can be paid by a bank on its capital stock unless, following the payment of each such dividend, the capital stock of the bank will be unimpaired and (1) the bank will have a surplus of not less than 50% of its capital stock or, if not, (2) the payment of such dividend will not reduce the surplus of the bank.

Stockholders’ Meetings
Northfield Bancorp	Hopewell Valley

•     Northfield Bancorp must deliver notice of the meeting to stockholders entitled to vote, no fewer than ten days and no more than 60 days before the meeting.

•     Special meetings may be called by a majority of the board of directors.

•     For purposes of determining stockholders entitled to vote at a meeting, the board of directors may fix a record date that is not more than 60 days before the meeting.

•     The board of directors or any stockholder entitled to vote may nominate directors for election or propose new business.

•     To nominate a director or propose new business, stockholders must give written notice to the secretary of Northfield Bancorp not later than the close of business on the 90th day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder will be timely if it is received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each notice given by a stockholder with respect to a nomination to the board of directors or proposal for new business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.

•     Hopewell Valley must deliver notice of the meeting to shareholders entitled to vote, no fewer than ten days and no more than 60 days before the meeting.

•     Special meetings may be called by the holders of at least 20% of Hopewell Valley’s shares, by the chairman of the board or by the president.

•     For purposes of determining shareholders entitled to vote at a meeting, the board of directors may fix a record date that is not less than ten days and not more than 60 days before the meeting.

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Action by Stockholders Without a Meeting
Northfield Bancorp	Hopewell Valley
• Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting if unanimous written consent is given.	• Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting if unanimous written consent is given.

Board of Directors
Northfield Bancorp	Hopewell Valley

•     The bylaws provide that the number of directors shall be designated by the board of directors.

•     The board of directors is divided into three classes as equal in number as reasonably possible, directors serve for three-year terms and approximately one-third of the directors are elected at each annual meeting.

•     Vacancies on the board of directors may be filled by a vote of a majority of the remaining directors.

•     Directors may be removed only for cause by the affirmative vote of at least a majority of the outstanding shares entitled to vote at an annual or special meeting called for that purpose.

•     The bylaws provide that the number of directors shall be designated by the board of directors, provided that in no event shall the number of directors be less than five or more than 25.

•     The members of the board of directors serve one-year terms and are all elected at each annual meeting.

•     Vacancies on the board of directors created by an increase in the number of authorized directors are to be filled by shareholders; provided; however, the board of directors may, between annual meetings, increase the number of directors by not more than two and may appoint persons to fill the vacancies so created. Any other vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors.

Amendment of the Bylaws
Northfield Bancorp	Hopewell Valley
• The bylaws may be amended or repealed by either the approval of a majority of the board of directors or by the vote of 80% of the outstanding shares entitled to vote.	• The bylaws may be amended by the affirmative vote of a majority of the board of directors; provided, however, that the shareholders may, by the affirmative vote of the holders of a majority of the voting power, have the power to alter or repeal the bylaws adopted by the board of directors or to restore the bylaws to their original status.

Amendment of the Certificate of Incorporation
Northfield Bancorp	Hopewell Valley
• Amendments to the certificate of incorporation must be approved in accordance with Delaware law; provided, however, at least 85% of the outstanding voting stock is generally required to amend certain provisions.	• Hopewell Valley’s certificate of incorporation may be amended by the affirmative vote of two-thirds of the shares entitled to vote on the proposed amendment.

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Limitations of Personal Liability of Officers and Directors and Indemnification
Northfield Bancorp	Hopewell Valley

•     Northfield Bancorp’s certificate of incorporation limits liability of directors for monetary damages, except a director may be liable (1) for a breach of duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

•     Northfield Bancorp indemnifies its current and former directors and officers to the fullest extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its directors, officers, and employees against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in proceedings arising because of the person's relationship to the company, so long as the individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the company (and, in the case of a criminal proceeding, so long as the individual had no reasonable cause to believe his conduct was unlawful). To the extent a person eligible for indemnification is successful on the merits or otherwise in defense in such an action, indemnification for expenses actually and reasonably incurred is mandatory. Delaware law provides that a company may pay expenses incurred in advance of the final disposition of the proceeding provided the company receives from the individual a written undertaking to repay the advanced amounts if it is ultimately determined that the individual was not entitled to be indemnified. A similar standard for indemnification applies in a shareholder “derivative” claim (i.e., an action by or in the right of the company) except that indemnification only extends to expenses incurred in defense of such a proceeding and except that, where the individual has been found liable to the

•     Hopewell Valley’s certificate of incorporation provides that a director of the bank will not be personally liable to the bank or its shareholders for damages for breach of any duty owed to the bank or its shareholders, except a director will not be relived from liability for any breach of duty based on an act or omission (1) in breach of such person’s duty of loyalty to the bank or its shareholders (2) not in good faith or involving a knowing violation of low or (3) resulting in receipt by such person of an improper personal benefit.

•     Hopewell Valley’s certificate of incorporation provides that Hopewell Valley has the power to indemnify a “corporate agent” (which includes a person who is or was a director, officer, employee or agent of Hopewell Valley) against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, if: (1) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Hopewell Valley; and (2) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. However, with regard to any proceeding by or in the name of the bank, no indemnification will be provided in respect of any claim, issue or matter as to which such corporate agent has been adjudged to be liable, unless and only to the extent that the court in which such proceeding was brought determines upon application that despite the adjudication of liability, but in view of all circumstances in the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In addition, Hopewell Valley will indemnify a corporate agent against expenses that such corporate agent has incurred in an action in which the agent has been successful on the merits or otherwise in any proceeding under New Jersey law or in defense of any claim, issue or matter therein.

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company, indemnification must be approved by the court.

Appraisal Rights
Northfield Bancorp	Hopewell Valley
• Delaware law permits shareholders to dissent from a merger or consolidation transaction and obtain payment of the fair value of their shares, if they follow statutorily defined procedures. However, appraisal rights do not apply if (1) the shares are listed on a national securities exchange or held of record by more than 2,000 holders or (2) the shares are being exchanged for shares of a surviving corporation, which shares are listed on a national securities exchange or held of record by more than 2,000 holders.	• New Jersey law provides rights to seek appraisal of the value of shares in certain circumstances.

INFORMATION ABOUT NORTHFIELD BANCORP

Northfield Bancorp conducts its operations primarily through Northfield Bank, a federal savings bank founded in 1887 with 30 full-service offices in Staten Island and Brooklyn, New York and Middlesex and Union Counties, New Jersey. Northfield Bank’s principal business consists of originating multi-family and other commercial real estate loans, purchasing investment securities, including mortgage-backed securities and corporate bonds, and, to a lesser extent, depositing funds in other financial institutions. Northfield Bank also offers construction and land loans, commercial and industrial loans, one-to four-family residential mortgage loans, and home equity loans and lines of credit. Northfield Bank offers a variety of deposit accounts, including certificates of deposit, passbook, statement, and money market savings accounts, transaction deposit accounts (negotiable orders of withdrawal (NOW) accounts and non-interest bearing demand accounts), individual retirement accounts, and, to a lesser extent, when it is deemed cost effective, brokered deposits. Deposits are Northfield Bank’s primary source of funds for its lending and investing activities. Northfield Bank also borrows funds, consisting principally of repurchase agreements with brokers and Federal Home Loan Bank of New York advances.  Northfield Bank owns 100% of NSB Services Corp., which, in turn, owns 100% of the voting common stock of a real estate investment trust, NSB Realty Trust, which holds primarily mortgage loans and other real estate related investments.  In addition, Northfield Bank refers its customers to an independent third party that provides non-deposit investment products.

At June 30, 2015, Northfield Bancorp had total assets of $3.15 billion, total deposits of $1.98 billion and total stockholders’ equity of $557.6 million.

Northfield Bancorp is headquartered at 581 Main Street, Woodbridge, Suite 810, New Jersey 07095, and its telephone number at that address is (732) 499-7200. Its website is www.enorthfield.com. Information contained on this website does not constitute part of and is not incorporated into this Proxy Statement/Prospectus.

Additional information about Northfield Bancorp and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See “Where You Can Find More Information.”

INFORMATION ABOUT HOPEWELL VALLEY

Hopewell Valley is a New Jersey-chartered commercial bank that was incorporated and commenced operations in 1999 and is headquartered in Pennington, New Jersey. Hopewell Valley’s common stock is quoted on the OTC Pink Market under the symbol “HWDY.” Hopewell Valley offers products and services primarily to small and middle market businesses and professionals through ten retail banking offices in Hunterdon, Mercer and Somerset Counties, New Jersey. Hopewell Valley’s principal lending activity is the origination of commercial real estate loans, and, to a lesser extent, residential mortgage loans, construction loans, home equity lines of credit,

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commercial and industrial loans, multi-family real estate loans and consumer loans. Hopewell Valley’s principal sources of funds are personal and business deposits, borrowed funds and the principal and interest payments on loans and marketable securities.

At June 30, 2015, Hopewell Valley had total assets of $495.0 million, total deposits of $445.4 million and total shareholders’ equity of $46.4 million.

Hopewell Valley is headquartered at 4 Route 31 South, Pennington, New Jersey 44052, and its telephone number at that address is (440) 244-6000. Its website is www.hvcbonline.com. Information contained on this website does not constitute part of and is not incorporated into this Proxy Statement/Prospectus.

HOPEWELL VALLEY STOCK OWNERSHIP

The following table provides information as of October 19, 2015 about the persons known to Hopewell Valley to be the beneficial owners of more than 5% of Hopewell Valley’s outstanding common stock, as well as about ownership by each of Hopewell Valley’s directors, by the non-director executive officers of Hopewell Valley and by all directors and executive officers of Hopewell Valley as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. Shares of common stock that an individual has a right to acquire within 60 days of October 19, 2015, including pursuant to stock options to purchase shares of common stock, are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person holding such security, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Hopewell Valley believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. The address of each of Hopewell Valley’s directors and executive officers is care of Hopewell Valley Community Bank, 4 Route 31 South, Pennington, New Jersey 08534.

Name of Beneficial Owner	Hopewell Valley Common Stock Beneficially Owned (Excluding Options)	Options Exercisable Within 60 Days	Percentage of Class
Directors
Douglas C. Borden	57,998	12,926	1.98%
Gregory A. Church	179,365	10,500	5.31
Joseph E. Gonzalez, Jr.	13,572	10,500	*
John G. Hansbury, Sr.	63,984	13,533	2.17
James Hyman	74,633	64,428	2.06
Christina F. McManimon	20,398	12,926	*
Steven J. Picco	33,618	13,533	1.32
Robert F. Prewitt	13,323	12,926	*
Gene P. Ragazzo	3,203	13,533	*
Patrick L. Ryan	669,457	64,428	20.22

Executive Officers who are not Directors
Robert S. Eastham	—	12,926	*
Sharon M. Fink	3,505	14,746	*
Warren Gerleit	31,181	—	*
Robert Russo	30,271	10,500	1.14

All Directors and Executive Officers as a Group (14 in group)	1,194,508	267,405	38.15

*	Less than 1% of shares outstanding.

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PROPOSAL 2 - ADJOURNMENT OF THE SPECIAL MEETING

If there are insufficient votes to constitute a quorum or to approve the Merger Agreement and the Merger at the time of the Hopewell Valley special meeting, the Merger Agreement cannot be approved unless the Hopewell Valley special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by Hopewell Valley at the time of the special meeting to be voted for an adjournment, if deemed necessary, Hopewell Valley has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of Hopewell Valley unanimously recommends that shareholders vote “FOR” the Adjournment Proposal. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the initial meeting of the time and place to which the meeting is adjourned, as well as the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment.

LEGAL MATTERS

The validity of the Northfield Bancorp common stock to be issued in the proposed Merger has been passed upon for Northfield Bancorp by Luse Gorman, PC, Washington, D.C. Luse Gorman, PC has delivered an opinion to Northfield Bancorp and Hopewell Valley as to certain federal income tax consequences of the Merger. See “Proposal 1—Description of The Merger—Material United States Tax Consequences of the Merger.”

EXPERTS

The consolidated financial statements of Northfield Bancorp, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Northfield Bancorp has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act to register the shares of Northfield Bancorp common stock to be issued to Hopewell Valley shareholders in the Merger. This Proxy Statement/Prospectus is a part of that registration statement and constitutes a Prospectus of Northfield Bancorp and a proxy statement of Hopewell Valley for its special meeting. As permitted by the Securities and Exchange Commission rules, this Proxy Statement/Prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth below.

Northfield Bancorp files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. These filings are available to the public over the internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document Northfield Bancorp files with the Securities and Exchange Commission at its public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission, at 100 F Street, N.E., Room 1580, Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities.

The Securities and Exchange Commission allows Northfield Bancorp to “incorporate by reference” information into this Proxy Statement/Prospectus. This means that Northfield Bancorp can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the other documents that are listed below that Northfield Bancorp has previously filed with the Securities and Exchange Commission and additional documents that Northfield Bancorp will file with the Securities and

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Exchange Commission. These documents contain important information about Northfield Bancorp’s financial condition.

NORTHFIELD BANCORP, INC. FILINGS (File No. 001-35791)

Filings	Period of Report or Date Filed

• Annual Report on Form 10-K	Year ended December 31, 2014

• Quarterly Reports on Form 10-Q	Quarters ended June 30, 2015 and March 31, 2015

• Current Reports on Form 8-K	August 26, 2015, July 27, 2015, June 2, 2015, June 1, 2015 and April 24, 2015 (other than information furnished under Items 2.02 or 7.01 of Form 8-K)

• Definitive Proxy Statement on Schedule 14A	Filed April 14, 2015

In addition, Northfield Bancorp also incorporates by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this Proxy Statement/Prospectus and the date of the Hopewell Valley special meeting, provided that Northfield Bancorp is not incorporating by reference any information furnished to, but not filed with, the Securities and Exchange Commission.

Except where the context otherwise indicates, Northfield Bancorp has supplied all information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Northfield Bancorp.

Documents incorporated by reference are available from Northfield Bancorp without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and telephone number:

Northfield Bancorp

581 Main Street

Suite 810

Woodbridge, New Jersey 07095

Attention: Investor Relations Department

Telephone: (732) 499-7200 ext. 2515

If you would like to request documents from Northfield Bancorp, you must do so by November 30, 2015 to receive them before Hopewell Valley’s meeting of shareholders. You will not be charged for any of these documents that you request. If you request any incorporated documents from Northfield Bancorp, Northfield Bancorp will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

You should rely only on the information contained in this Proxy Statement/Prospectus when evaluating the Merger Agreement and the proposed Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated November 3, 2015. You should not assume that the information contained in this Proxy Statement/Prospectus is accurate as of any date other than such date, and neither the mailing of this Proxy Statement/Prospectus to shareholders of Hopewell Valley nor the issuance of shares of Northfield Bancorp common stock as contemplated by the Merger Agreement shall create any implication to the contrary.

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APPENDIX A

AGREEMENT AND PLAN OF MERGER

BY AND AMong

NORTHFIELD BANCORP, INC.

NORTHFIELD BANK

AND

HOPEWELL VALLEY COMMUNITY BANK

AUGUST 25, 2015

ARTICLE I CERTAIN DEFINITIONS		A-2
1.1.	Certain Definitions	A-2
ARTICLE II THE MERGER		A-9
2.1.	Merger	A-9
2.2.	Closing; Effective Time	A-9
2.3.	Charter and Bylaws	A-10
2.4.	Directors and Officers of Surviving Bank	A-10
2.5.	Additional Director	A-10
2.6.	Effects of the Merger	A-10
2.7.	Tax Consequences	A-10
2.8.	Possible Alternative Structures	A-11
2.9.	Additional Actions	A-11
ARTICLE III CONVERSION OF SHARES		A-12
3.1.	Conversion of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock; Merger Consideration	A-12
3.2.	Election Procedures	A-13
3.3.	Procedures for Exchange of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock	A-16
3.4.	Reservation of Shares	A-18
3.5.	Redemption of Hopewell Valley Series B Preferred Stock	A-19
3.6.	Treatment of Hopewell Valley Stock Options	A-19
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF HOPEWELL VALLEY		A-20
4.1.	Standard	A-20
4.2.	Organization	A-20
4.3.	Capitalization	A-21
4.4.	Authority; No Violation	A-22
4.5.	Consents	A-23
4.6.	Financial Statements	A-24
4.7.	Taxes	A-25
4.8.	No Material Adverse Effect	A-26
4.9.	Material Contracts; Leases; Defaults	A-26
4.10.	Ownership of Property; Insurance Coverage	A-28
4.11.	Legal Proceedings	A-29
4.12.	Compliance With Applicable Law	A-29
4.13.	Employee Benefit Plans	A-30
4.14.	Brokers, Finders and Financial Advisors	A-33
4.15.	Environmental Matters	A-33
4.16.	Loan Portfolio and Investment Securities	A-34
4.17.	Other Documents	A-36
4.18.	Related Party Transactions	A-36
4.19.	Deposits	A-37
4.20.	Antitakeover Provisions Inapplicable; Required Vote	A-37
4.21.	Registration Obligations	A-37
4.22.	Risk Management Instruments	A-37
4.23.	Fairness Opinion	A-37

A-(i)

4.24.	Trust Accounts	A-38
4.25.	Intellectual Property	A-38
ARTICLE V REPRESENTATIONS AND WARRANTIES OF NORTHFIELD BANCORP AND NORTHFIELD BANK		A-38
5.1.	Standard	A-38
5.2.	Organization	A-39
5.3.	Capitalization	A-40
5.4.	Authority; No Violation	A-40
5.5.	Consents	A-41
5.6.	Financial Statements	A-42
5.7.	Taxes	A-43
5.8.	No Material Adverse Effect	A-44
5.9.	Ownership of Property; Insurance Coverage	A-44
5.10.	Legal Proceedings	A-45
5.11.	Compliance With Applicable Law	A-45
5.12.	Employee Benefit Plans	A-46
5.13.	Brokers, Finders and Financial Advisors	A-47
5.14.	Environmental Matters	A-47
5.15.	Loan Portfolio	A-48
5.16.	Antitakeover Provisions Inapplicable	A-48
5.17.	Risk Management Instruments	A-48
5.18.	Trust Accounts	A-49
5.19.	Intellectual Property	A-49
5.20.	Northfield Bancorp Common Stock	A-49
ARTICLE VI COVENANTS OF HOPEWELL VALLEY		A-49
6.1.	Conduct of Business	A-49
6.2.	Current Information	A-54
6.3.	Access to Properties and Records	A-55
6.4.	Financial and Other Statements	A-56
6.5.	Maintenance of Insurance	A-57
6.6.	Disclosure Supplements	A-57
6.7.	Consents and Approvals of Third Parties; Proxy Solicitor	A-57
6.8.	All Reasonable Efforts	A-57
6.9.	Failure to Fulfill Conditions	A-58
6.10.	No Solicitation	A-58
6.11.	Board of Directors and Committee Meetings	A-61
6.12.	Termination of the Hopewell Valley 401(k) Plan	A-61
6.13.	Hopewell Valley Director Plans	A-61
ARTICLE VII COVENANTS OF NORTHFIELD BANCORP AND NORTHFIELD BANK		A-62
7.1.	Conduct of Business	A-62
7.2.	Disclosure Supplements	A-62
7.3.	Consents and Approvals of Third Parties	A-62
7.4.	All Reasonable Efforts	A-62
7.5.	Failure to Fulfill Conditions	A-62
7.6.	Employee Benefits; Advisory Board	A-63
7.7.	Directors and Officers Indemnification and Insurance	A-65

A-(ii)

7.8.	Stock Listing	A-67
7.9.	Stock and Cash Reserve	A-67
ARTICLE VIII REGULATORY AND OTHER MATTERS		A-67
8.1.	Meeting of Hopewell Valley Stockholders; Proxy Statement-Prospectus; Merger Registration Statement	A-67
8.2.	Regulatory Approvals	A-68
ARTICLE IX CLOSING CONDITIONS		A-69
9.1.	Conditions to Each Party’s Obligations under this Agreement	A-69
9.2.	Conditions to the Obligations of Northfield Bancorp and Northfield Bank under this Agreement	A-70
9.3.	Conditions to the Obligations of Hopewell Valley under this Agreement	A-71
ARTICLE X THE CLOSING		A-72
10.1.	Time and Place	A-72
10.2.	Deliveries at the Pre-Closing and the Closing	A-72
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER		A-72
11.1.	Termination	A-72
11.2.	Effect of Termination	A-74
11.3.	Amendment, Extension and Waiver	A-75
ARTICLE XII MISCELLANEOUS		A-75
12.1.	Confidentiality	A-75
12.2.	Public Announcements	A-75
12.3.	Survival	A-76
12.4.	Notices	A-76
12.5.	Parties in Interest	A-77
12.6.	Complete Agreement	A-77
12.7.	Counterparts	A-77
12.8.	Severability	A-77
12.9.	Governing Law	A-78
12.10.	Interpretation	A-78
12.11.	Specific Performance	A-78
12.12.	Waiver of Jury Trial	A-79

A-(iii)

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of August 25, 2015, by and among Northfield Bancorp, Inc., a Delaware corporation (“Northfield Bancorp”), Northfield Bank, a federally chartered savings bank, and Hopewell Valley Community Bank, a New Jersey-chartered bank (“Hopewell Valley”).  Each of Northfield Bancorp, Northfield Bank and Hopewell Valley is sometimes individually referred to herein as a “party,” and Northfield Bancorp, Northfield Bank and Hopewell Valley are collectively sometimes referred to as the “parties.”

WHEREAS, the Board of Directors of each of Northfield Bancorp, Northfield Bank and Hopewell Valley (1) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders and (2) has approved this Agreement at meetings of each of such Boards of Directors; and

WHEREAS, in accordance with the terms of this Agreement, Hopewell Valley will merge with and into Northfield Bank, a wholly owned subsidiary of Northfield Bancorp, with Northfield Bank as the resulting institution (the “Merger”); and

WHEREAS, as a condition to the willingness of Northfield Bancorp and Northfield Bank (collectively, “Northfield”) to enter into this Agreement, each of the directors and executive officers of Hopewell Valley has entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Northfield Bancorp (the “Voting Agreement”), pursuant to which each such director and executive officer has agreed, among other things, to vote all shares of common stock of Hopewell Valley owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements; and

WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, in connection with the Merger and in accordance with the terms hereof, the parties will use their reasonable best efforts to enable each share of Hopewell Valley Series B Preferred Stock to be redeemed at or promptly following Closing (such redemption, the “SBLF Redemption”), or to take such other action with respect to such securities as the parties may mutually agree upon; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE I
CERTAIN DEFINITIONS

1.1.          Certain Definitions.

As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

“ACA” shall mean the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010, as amended.

“Acquisition Proposal” shall have the meaning set forth in Section 6.10.1.

“Advisory Board” shall have the meaning set forth in Section 7.6.7.

“Affiliate” means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” means this Agreement and Plan of Merger, and any amendment hereto.

“Bank Regulator” shall mean any Federal or state banking regulator having jurisdiction over the Parties, including but not limited to the OCC, the FDIC, the New Jersey Department and the FRB.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Benefits Schedule” shall have the meaning set forth in Section 4.13.12.

“Burdensome Condition” shall have the meaning set forth in Section 8.2.

“Cash Consideration” shall have the meaning set forth in Section 3.1.4.

“Cash Election” shall have the meaning set forth in Section 3.2.2.

“Cash Election Shares” shall have the meaning set forth in Section 3.2.1.

“Cash/Stock Consideration” shall have the meaning set forth in Section 3.2.2.

“Certificate” shall mean a certificate or book entry evidencing shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall the meaning set forth in Section 2.2.

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“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

“Continuing Employees” shall have the meaning set forth in Section 7.6.1.

“Dissenting Shares” shall have the meaning set forth in Section 3.1.5.

“Dissenting Stockholder” shall have the meaning set forth in Section 3.1.5.

“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereof as the effective time of the Merger.

“Election Deadline” shall have the meaning set forth in Section 3.2.3.

“Election Form” shall have the meaning set forth in Section 3.2.2.

“Election Form Record Date” shall have the meaning set forth in Section 3.2.2.

“Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern.  The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning set forth in Section 5.12.3.

“ERISA Affiliate Plan” shall have the meaning set forth in Section 5.12.3.

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“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean Computershare Trust Company, N.A., or such other bank or trust company or other agent designated by Northfield Bancorp, and reasonably acceptable to Hopewell Valley, which shall act as agent for Northfield Bancorp in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

“Exchange Fund” shall have the meaning set forth in Section 3.3.1.

“Exchange Ratio” shall have the meaning set forth in Section 3.1.4.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FHLB” shall mean a Federal Home Loan Bank.

“FRB” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” shall mean accounting principles generally accepted in the United States of America.

“Governmental Entity” shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act.

“HOLA” means the Home Owners’ Loan Act, as amended.

“Hopewell Valley” shall mean Hopewell Valley Community Bank, a New Jersey-chartered bank, with its principal offices located at 4 Route 31 South, Pennington, New Jersey 08534.

“Hopewell Valley Common Stock” shall mean the common stock, par value $5.00 per share, of Hopewell Valley.

“Hopewell Valley Compensation and Benefits Plans” shall have the meaning set forth in Section 4.13.1 hereof.

“Hopewell Valley DISCLOSURE SCHEDULE” shall mean a written disclosure schedule delivered by Hopewell Valley to Northfield Bancorp specifically referring to the appropriate section of this Agreement.

“Hopewell Valley Financial Statements” shall mean (i) the audited consolidated balance sheets of Hopewell Valley as of December 31, 2014 and 2013 and the consolidated statements of income (loss), comprehensive income (loss), stockholders’ equity and cash flows (including related notes and schedules, if any) of Hopewell Valley for each of the years ended December 31, 2014 and 2013, and (ii) the unaudited interim consolidated financial statements of Hopewell

A-4

Valley as of the end of each calendar quarter following December 31, 2014 and for the periods then ended.

“Hopewell Valley 401(k) Plan” shall mean the Hopewell Valley Community Bank 401(k) Savings Plan.

“Hopewell Valley Non-Qualified Agreements” shall have the meaning set forth in Section 7.6.2.

“Hopewell Valley Preferred Stock” shall mean the preferred stock, par value $2.00 per share, of Hopewell Valley.

“Hopewell Valley Recommendation” shall have the meaning set forth in Section 8.1.1.

“Hopewell Valley Regulatory Reports” means the Call Reports of Hopewell Valley and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended March 31, 2012, through the Closing Date.

“Hopewell Valley Representatives” shall have the meaning set forth in Section 6.10.1.

“Hopewell Valley Series A Preferred Stock” shall mean the issued and outstanding shares of Non-Cumulative Convertible Preferred Stock, Series A, having a liquidation preference of $15 per share.

“Hopewell Valley Series B Preferred Stock” shall mean the issued and outstanding shares of Senior Non-Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share, of Hopewell Valley that it issued to the U.S. Department of the Treasury as part of the Small Business Lending Fund (“SBLF”) Program.

“Hopewell Valley Severance Plan” shall have the meaning set forth in Section 7.6.4.

“Hopewell Valley Stockholder Approval” shall have the meaning set forth in Section 4.4.

“Hopewell Valley Stockholders Meeting” shall have the meaning set forth in Section 8.1.1.

“Hopewell Valley Stock Options” shall have the meaning set forth in Section 3.6.

“Hopewell Valley Stock Plans” means the Hopewell Valley Community Bank 2006 Equity Compensation Plan and the Hopewell Valley Hopewell Valley Community Bank 2011 Equity Compensation Plan.

“Hopewell Valley Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Hopewell Valley.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have known by the

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executive officers of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer of that Person.  For purposes of this Agreement, references to the “Knowledge of Northfield Bancorp” shall include the Knowledge of Northfield Bank and with regard to Hopewell Valley, the “executive officers” shall mean the following persons: Patrick L. Ryan, James Hyman, Robert S. Eastham, Sharon M. Fink, Warren R. Gerleit and Robert Russo.

“Mailing Date” shall have the meaning set forth in Section 3.2.2.

“Material Adverse Effect” shall mean, with respect to Northfield Bancorp or Hopewell Valley, respectively, any effect, circumstance, occurrence or change that (1) is material and adverse to the financial condition, results of operations or business of Northfield Bancorp and its Subsidiaries taken as a whole, or Hopewell Valley and its Subsidiary taken as a whole, respectively, or (2) materially impairs the ability of either Northfield Bancorp or Northfield Bank, on the one hand, or Hopewell Valley, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) the announcement of this Agreement and the transactions contemplated thereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Disclosure Schedules), or (e) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the parties or any of their Subsidiaries, taken as a whole.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

“Merger” shall mean the merger of Hopewell Valley with and into Northfield Bank, with Northfield Bank as the surviving entity, pursuant to the terms hereof.

“Merger Consideration” shall mean the cash or Northfield Bancorp Common Stock, or combination thereof, in an aggregate per share amount to be paid by Northfield Bancorp for each share of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock, as set forth in Section 3.1.

“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of

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Northfield Bancorp Common Stock to be offered to holders of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock in connection with the Merger.

“Mixed Election” shall have the meaning set forth in Section 3.2.2.

“Nasdaq” shall mean the Nasdaq Stock Market.

“New Jersey Banking Law” shall mean the New Jersey Banking Act of 1948, as amended, and any regulations promulgated thereunder.

“New Jersey Department” shall mean the Department of Banking and Insurance of the State of New Jersey, and where appropriate shall include the Commissioner of the Department of Banking and Insurance of the State of New Jersey.

“Non-Election” shall have the meaning set forth in Section 3.2.2.

“Non-Election Shares” shall have the meaning set forth in Section 3.2.1.

“Northfield Bancorp” shall mean Northfield Bancorp, Inc., a Delaware corporation, with its principal executive offices located at 581 Main Street, Woodbridge, New Jersey 07095.

“Northfield Bancorp Common Stock” shall mean the common stock, par value $0.01 per share, of Northfield Bancorp.

“Northfield Bancorp Compensation and Benefit Plans” shall have the meaning set forth in Section 5.12.1.

“Northfield Bancorp DISCLOSURE SCHEDULE” shall mean a written disclosure schedule delivered by Northfield Bancorp to Hopewell Valley specifically referring to the appropriate section of this Agreement.

“Northfield Bancorp Financial Statements” shall mean the (i) the audited consolidated balance sheets of Northfield Bancorp as of December 31, 2014 and 2013 and the consolidated statements of comprehensive income (loss), changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of Northfield Bancorp for each of the three years ended December 31, 2014, 2013 and 2012, as set forth in Northfield Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2014, and (ii) the unaudited interim consolidated financial statements of Northfield Bancorp as of the end of each calendar quarter following December 31, 2014, and for the periods then ended, as filed by Northfield Bancorp in its Securities Documents.

“Northfield Bancorp Stock Benefit Plans” shall mean the Northfield Bancorp, Inc. 2008 Equity Incentive Plan and the Northfield Bancorp, Inc. 2014 Equity Incentive Plan.

“Northfield Bancorp Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Northfield Bancorp or Northfield Bank.

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“Northfield Bank” is a federally chartered savings bank, with its main office located at 1731 Victory Boulevard, Staten Island, New York 10314, which is a wholly owned subsidiary of Northfield Bancorp.

“Northfield Bank Common Stock” shall have the meaning set forth in Section 5.3.2.

“Northfield Bank Preferred Stock” shall have the meaning set forth in Section 5.3.2.

“OCC” shall mean the Office of the Comptroller of the Currency, including as successor to the Office of Thrift Supervision.

“Option Consideration” shall have the meaning set forth in Section 3.6.

“Other Real Estate Owned” and “OREO” mean real estate or loans secured by real estate that are classified or would be classified, under bank regulatory accounting principles, as: “loans to facilitate”; “other real estate owned”; “in-substance foreclosure”; “in-substance repossession”; foreclosed real estate; and real estate acquired for debts previously contracted.

“Participation Facility” means any facility in which Hopewell Valley or its Subsidiaries or Northfield or its Subsidiaries participates in the management of such facility, whether as lender in control of the facility, owner or operator.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.1.2.

“Regulatory Agreement” shall have the meaning set forth in Section 4.12.3.

“Regulatory Approvals” means the approval of any Bank Regulator and any other Governmental Entity that is necessary in connection with the consummation of the Merger, and the related transactions contemplated by this Agreement.

“Representative” shall have the meaning set forth in Section 3.2.2.

“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“SBLF Redemption” has the meaning given to that term in the preamble.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

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“Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, or as implemented by the FDIC.

“Shortfall Number” shall have the meaning set forth in Section 3.2.5.

“Stock Consideration” shall have the meaning set forth in Section 3.1.4.

“Stock Conversion Number” shall have the meaning set forth in Section 3.2.1.

“Stock Election” shall have the meaning set forth in Section 3.2.2.

“Stock Election Number” shall have the meaning set forth in Section 3.2.1.

“Stock Election Shares” shall have the meaning set forth in Section 3.2.1.

“Superior Proposal” shall have the meaning as set forth in Section 6.10.2.

“Surviving Bank” shall have the meaning set forth in Section 2.1 hereof.

“Termination Date” shall mean August 31, 2016.

“Treasury Stock” shall have the meaning set forth in Section 3.1.2.

Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II
THE MERGER

2.1.          Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time: (a) Hopewell Valley shall merge with and into Northfield Bank, with Northfield Bank as the resulting or surviving corporation (the “Surviving Bank”), with its main office to be maintained at 1731 Victory Boulevard, Staten Island, New York 10314; and (b) the separate existence of Hopewell Valley shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Hopewell Valley shall be vested in and assumed by Northfield Bank.  As part of the Merger, each share of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

2.2.          Closing; Effective Time.

Subject to the satisfaction or waiver of all conditions to closing contained in Article IX hereof, the closing of the Merger shall occur no later than ten business days following the latest

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to occur of (i) the receipt of all required Regulatory Approvals, and the expiration of any applicable waiting periods or (ii) the approval of the Merger by the stockholders of Hopewell Valley, or at such other date or time upon which Northfield Bancorp and Hopewell Valley mutually agree (the “Closing”); provided, however, that the Closing shall not occur prior to January 1, 2016.  The Merger shall be effected by the filing of a certificate with the OCC on the day of the Closing (the “Closing Date”), in accordance with the HOLA, and by filing a Certificate of Merger with the New Jersey Department, in accordance with New Jersey Banking Law.  The “Effective Time” means the date and time upon which the certificates are filed with the OCC and the New Jersey Department, or as otherwise stated in the certificates, in accordance with the HOLA and New Jersey Banking Law.

2.3.          Charter and Bylaws.

The Charter and Bylaws of Northfield Bank as in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Bank, until thereafter amended as provided therein and by applicable law.

2.4.          Directors and Officers of Surviving Bank.

Except as provided in Section 2.5, the directors of Northfield Bank immediately prior to the Effective Time shall be the initial directors of the Surviving Bank, each to hold office in accordance with the Charter and Bylaws of the Surviving Bank.  The officers of Northfield Bank immediately prior to the Effective Time shall be the initial officers of Surviving Bank, in each case until their respective successors are duly elected or appointed and qualified.

2.5.           Additional Director.

At the Effective Time, Patrick L. Ryan shall be appointed to the Board of Directors of Northfield Bancorp and Northfield Bank. Mr. Ryan shall be appointed to initial terms of office that expire at the 2018 annual meetings of stockholders of Northfield Bancorp and Northfield Bank, respectively.

2.6.          Effects of the Merger.

At and after the Effective Time, the Merger shall have the effects as set forth in this Agreement and in the HOLA.  Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, Northfield shall possess all of the properties, rights, privileges, powers and franchises of Hopewell Valley and be subject to all of the debts, liabilities and obligations of Hopewell Valley.  The directors and executive officers, and the principal office and each branch office of the Surviving Bank giving effect to the Merger, are as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 2.6.

2.7.          Tax Consequences.

It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.  From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger

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to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.  Following the Closing, neither Northfield Bancorp, Northfield Bank, nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.  Northfield Bancorp, Northfield Bank and Hopewell Valley each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinion contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinions.

2.8.          Possible Alternative Structures.

Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time, Northfield Bancorp shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) such modification does not prevent counsel from rendering the opinion contemplated by Section 9.1.6; (ii) the consideration to be paid to the holders of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize receipt of any required Regulatory Approvals or other consents and approvals relating to the consummation of the Merger.  The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.9.          Additional Actions.

If, at any time after the Effective Time, Northfield Bancorp or Northfield Bank shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Northfield Bancorp or Northfield Bank its right, title or interest in, to or under any of the rights, properties or assets of Hopewell Valley, or (ii) otherwise carry out the purposes of this Agreement, Hopewell Valley and its officers and directors shall be deemed to have granted to Northfield Bancorp and Northfield Bank an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Northfield Bancorp or Northfield Bank its right, title or interest in, to or under any of the rights, properties or assets of Hopewell Valley or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of Northfield Bancorp and Northfield Bank are authorized in the name of Hopewell Valley or otherwise to take any and all such action.

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ARTICLE III
CONVERSION OF SHARES

3.1.          Conversion of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock; Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Northfield Bancorp and Northfield Bank, Hopewell Valley or the holders of any of the shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock, the Merger shall be effected in accordance with the following terms:

3.1.1.          Each share of Northfield Bancorp Common Stock and Northfield Bank Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

3.1.2.          All shares of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock held in the treasury of Hopewell Valley and each share of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock owned by Northfield Bancorp or any direct or indirect wholly owned Subsidiary of Northfield Bancorp or of Hopewell Valley immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) (collectively, “Treasury Stock”), shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

3.1.3.          Each share of Hopewell Valley Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be deemed to have been converted into 1.55 shares of Hopewell Valley Common Stock.

3.1.4.          Each share of Hopewell Valley Common Stock, including shares of Hopewell Valley Series A Preferred Stock deemed converted into Hopewell Valley Common Stock pursuant to Section 3.1.3, issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2 either (i) $14.50 in cash without interest (the “Cash Consideration”); or (ii) 0.9592 shares (the “Exchange Ratio”) of Northfield Bancorp Common Stock (the “Stock Consideration”).  The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

3.1.5.          Each outstanding share of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock the holder of which has perfected his right to dissent under New Jersey Banking Law and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by New Jersey Banking Law.  Hopewell Valley shall give Northfield Bancorp prompt notice upon receipt by Hopewell Valley of any such demands for payment of the fair value of such shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock

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and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a “Dissenting Stockholder”), and Northfield Bancorp shall have the right to participate in all negotiations and proceedings with respect to any such demands.  Hopewell Valley shall not, except with the prior written consent of Northfield Bancorp, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under New Jersey Banking Law.  Any payments made in respect of Dissenting Shares shall be made by the Surviving Bank.

3.1.6.          If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to such payment at or prior to the Effective Time, such holder’s shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.  If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to such payment after the Effective Time (or the Election Deadline, as defined below), each share of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock of such holder shall be treated as a Non-Election Share.

3.1.7.          After the Effective Time, shares of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section have no rights except (i) the right to receive the Merger Consideration or (ii) the rights of Dissenting Stockholders in the case of Dissenting Shares.

3.1.8.          In the event Northfield Bancorp changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Northfield Bancorp Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Northfield Bancorp Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, that no such adjustment shall be made with regard to Northfield Bancorp Common Stock if Northfield Bancorp issues additional shares of Northfield Bancorp Common Stock and receives fair market value consideration for such shares.

3.2.          Election Procedures.

3.2.1.          In the aggregate, seventy-five percent (75%) of the total number of shares of Hopewell Valley Common Stock issued and outstanding at the Effective Time (assuming the conversion of all shares of Hopewell Valley Series A Preferred Stock into Hopewell Valley Common Stock in accordance with the terms of Section 3.1.3 hereof), including any Dissenting Shares but excluding any Treasury Stock (the “Stock Conversion Number”), shall be converted into the Stock Consideration and the remaining outstanding shares of Hopewell Valley Common Stock (assuming the conversion of the shares of all shares of Hopewell Valley Series A Preferred Stock in accordance with the terms of Section 3.1.3 hereof) shall be converted into the Cash Consideration.  Shares of Hopewell Valley Common Stock or Hopewell Valley Series A

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Preferred Stock as to which a Cash Election (including, as part of a Mixed Election) has been made are referred to herein as “Cash Election Shares.” Shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock as to which a Stock Election has been made (including, as part of a Mixed Election) are referred to as “Stock Election Shares.” Shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as “Non-Election Shares.” The aggregate number of shares of Hopewell Valley Common Stock (assuming the conversion of all shares of Hopewell Valley Series A Preferred Stock into Hopewell Valley Common Stock in accordance with the terms of the Hopewell Valley Series A Preferred Stock) with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.” Any Dissenting Shares shall be deemed to be Cash Election Shares, and the holders thereof shall in no event receive consideration comprised of Northfield Bancorp Common Stock with respect to such shares, subject to Section 3.1.6 herein.

3.2.2.          An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as Hopewell Valley and Northfield Bancorp shall mutually agree (“Election Form”), shall be mailed not less than 20 business days but not more than 40 business days prior to the anticipated Effective Time or on such other date as Northfield Bancorp and Hopewell Valley shall mutually agree (the “Mailing Date”) to each holder of record of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock as of five business days prior to the Mailing Date, or such other date as the parties shall agree (the “Election Form Record Date”).  Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock held by such holder (a “Cash Election”), (ii) to elect to receive the Stock Consideration for all of such shares (a “Stock Election”) in accordance with Section 3.1.4, (iii) elect to receive the Stock Consideration for a part of such holder’s Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock and the Cash Consideration for the remaining part of such holder’s Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock (the “Cash/Stock Consideration”) (an election to receive the Cash/Stock Consideration is referred to as a “Mixed Election”), or (iv) to indicate that such record holder has no preference as to the receipt of cash or Northfield Bancorp Common Stock for such shares (a “Non-Election”).  A holder of record of shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock who holds such shares as nominee, trustee or in another representative capacity (a “Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock held by such Representative for a particular beneficial owner.  Any shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares.

3.2.3.          To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th day following the Mailing Date (or such other time and date as Northfield Bancorp and Hopewell Valley may

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mutually agree) (the “Election Deadline”); provided, however, that the Election Deadline may not occur on or after the Closing Date.  Hopewell Valley shall make available Election Forms to persons who become holders (or beneficial owners) of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline.  Hopewell Valley shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.  An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline.  An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form.  If a Hopewell Valley stockholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline, the shares of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock held by such stockholder shall be designated as Non-Election Shares.  Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline.  Northfield Bancorp shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent.  Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

3.2.4.          If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 3.2.6 hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration.

3.2.5.           If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A)         if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 3.2.6 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number

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of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B)         if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 3.2.6 hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

3.2.6.          No Fractional Shares.  Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Northfield Bancorp Common Stock shall be issued upon the surrender for exchange of Certificates.  In lieu of the issuance of any such fractional share, Northfield Bancorp shall pay to each former holder of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock who otherwise would be entitled to receive a fractional share of Northfield Bancorp Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Northfield Bancorp Common Stock as reported on the Nasdaq for the ten (10) consecutive trading days ending on the third business day preceding the Closing Date.  For purposes of determining any fractional share interest, all shares of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock owned by a Hopewell Valley stockholder shall be combined so as to calculate the maximum number of whole shares of Northfield Bancorp Common Stock issuable to such Hopewell Valley stockholder.

3.3.         Procedures for Exchange of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock.

3.3.1.          Northfield Bancorp to Make Merger Consideration Available.  Prior to Closing, Northfield Bancorp shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of Northfield Bancorp Common Stock, or at Northfield Bancorp’s option, evidence of shares in book entry form, and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (including the estimated amount of cash to be paid in lieu of fractional shares of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock) (such cash and certificates for shares of Northfield Bancorp Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the “Exchange Fund”).

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3.3.2.          Exchange of Certificates.  Northfield Bancorp shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates who has not previously surrendered such Certificate(s) with an Election Form, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock represented by such Certificates shall have been converted as a result of the Merger if any.  The letter of transmittal (which shall be subject to the reasonable approval of Hopewell Valley) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent.  Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock shall have become entitled pursuant to Section 3.1.4 hereof, and the Certificate so surrendered shall forthwith be cancelled.  No interest will be paid or accrued on any Cash Consideration or any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

3.3.3.          Rights of Holders of Certificates After the Effective Time.  The holder of a Certificate that prior to the Merger represented issued and outstanding Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock shall have no rights, after the Effective Time, with respect to such Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement, or, as to Dissenting Shares, such rights as provided under the New Jersey Banking Law.  No dividends or other distributions declared after the Effective Time with respect to Northfield Bancorp Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3.  After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Northfield Bancorp Common Stock represented by such Certificate.

3.3.4.          Surrender by Persons Other than Record Holders.  If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

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3.3.5.          Closing of Transfer Books.  The stock transfer books of Hopewell Valley shall be closed immediately upon the Effective Time and from and after the Effective Time, there shall be no transfers on the stock transfer books of Hopewell Valley of the Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock that was outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

3.3.6.          Return of Exchange Fund.  At any time following the six (6) month period after the Effective Time, Northfield Bancorp shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Northfield Bancorp (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them.  Notwithstanding the foregoing, neither Northfield Bancorp nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

3.3.7.          Lost, Stolen or Destroyed Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

3.3.8.          Withholding.  The Exchange Agent or Northfield Bancorp will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law.  To the extent that such amounts are properly withheld by the Exchange Agent or Northfield Bancorp, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock in respect of whom such deduction and withholding were made by the Exchange Agent or Northfield Bancorp.

3.4.          Reservation of Shares.

Northfield Bancorp shall reserve for issuance a sufficient number of shares of the Northfield Bancorp Common Stock for the purpose of issuing shares of Northfield Bancorp Common Stock to the Hopewell Valley stockholders in accordance with this Article III.

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3.5.          Redemption of Hopewell Valley Series B Preferred Stock

Hopewell Valley and Northfield each shall use their reasonable best efforts to cause or facilitate the SBLF Redemption immediately at or promptly following the Effective Time of the Merger, subject to any formal or informal U.S. Department of the Treasury requirements and the required approval of any Bank Regulator. In furtherance of the foregoing, Hopewell Valley shall provide, and shall cause the Hopewell Valley Representatives to provide, all reasonable cooperation and take all reasonable actions as may be requested by Northfield Bank in connection with such SBLF Redemption, including by (i) furnishing all information concerning Hopewell Valley and the Hopewell Valley Subsidiaries that Northfield Bank or any applicable Bank Regulator or Governmental Entity may request in connection with such redemption or with respect to the effects of such SBLF Redemption on Northfield Bank or its pro forma capitalization; (ii) assisting with the preparation of any analyses or presentations Northfield Bank deems necessary or advisable in its reasonable judgment in connection with such redemption or the effects thereof; and (iii) entering into any agreement with such holder (including any letter agreement among Hopewell Valley, Northfield Bank and such holder) to effect the redemption of such shares as Northfield Bank may reasonably request. In lieu of redeeming the Hopewell Valley Series B Preferred Stock in cash, Northfield Bank may, in its sole discretion, issue shares of its preferred stock to the U.S. Department of the Treasury similar to and in exchange for the Hopewell Valley Series B Preferred Stock or assume the rights and obligations of the Hopewell Valley Series B Preferred Stock upon consummation of the Merger pursuant to the terms of the Hopewell Valley Series B Preferred Stock.

3.6.          Treatment of Hopewell Valley Stock Options.

Holders of all outstanding and unexercised options to acquire shares of Hopewell Valley Common Stock (“Hopewell Valley Stock Options”) under the Hopewell Valley Stock Plans, whether or not vested, as of the Effective Time will be entitled to receive a cash payment from Northfield Bank (or at the request of Northfield Bancorp, from Hopewell Valley) equal to the product of (i) the number of shares of Hopewell Valley Common Stock subject to such Hopewell Valley Option at the Effective Time and (ii) the amount by which the Cash Consideration exceeds the exercise price per share of such Hopewell Valley Option (the “Option Consideration”).  The Option Consideration shall be treated as compensation and shall be payable net of any applicable federal and state income and employment withholding taxes.  In the event that the exercise price of a Hopewell Valley Option is greater than or equal to the Cash Consideration, then the holders thereof shall not be entitled to receive the Option Consideration, and at the Effective Time such Hopewell Valley Option shall be canceled without any payment made in exchange therefor.  Subject to the foregoing, the Hopewell Valley Stock Plans, including all underlying award agreements, and all Hopewell Valley Options issued thereunder, shall terminate at the Effective Time.  Prior to the Effective Time, Hopewell Valley shall take all actions as necessary to give effect to such transactions, including, without limitation, taking such actions as are necessary or required under the Hopewell Valley Option Plan.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HOPEWELL VALLEY

Hopewell Valley represents and warrants to Northfield that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Hopewell Valley DISCLOSURE SCHEDULE delivered by Hopewell Valley to Northfield Bancorp on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date.  Hopewell Valley has made a good faith effort to ensure that the disclosure on each schedule of the Hopewell Valley DISCLOSURE SCHEDULE corresponds to the section referenced herein.  However, for purposes of the Hopewell Valley DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

4.1.         Standard.

No representation or warranty of Hopewell Valley contained in this Article IV shall be deemed untrue or incorrect, and Hopewell Valley shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 4.2 4.3, 4.4, 4.9.1, 4.13.5, 4.13.8, 4.13.9, 4.13.10, 4.13.12, 4.14 and 4.20, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects, and to the representations and warranties contained in Section 4.8, which shall be deemed untrue, incorrect and breached if they are not true and correct in all respects.  In addition and for purposes of clarity, under this Section 4.1, it shall constitute a breach of a representation or warranty by Hopewell Valley under the “in all material respects” standard in the preceding sentence if there is any item required to be included on Hopewell Valley DISCLOSURE SCHEDULE 4.13.12 that is not set forth and that has a cost (individually or in the aggregate) in excess of $100,000 (whether upon termination or during the course of its operation).

4.2.         Organization.

4.2.1.          Hopewell Valley is a bank duly organized, validly existing and in good standing under the laws of the State of New Jersey.  Hopewell Valley has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing

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would not have a Material Adverse Effect on Hopewell Valley. The deposits of Hopewell Valley are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Hopewell Valley when due.

4.2.2.          Hopewell Valley is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.  The location of the principal office and each branch office of Hopewell Valley is set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.2.2.

4.2.3.          Hopewell Valley DISCLOSURE SCHEDULE 4.2.3 sets forth each Hopewell Valley Subsidiary, its jurisdiction of incorporation, Hopewell Valley’s percentage ownership, the number of shares of stock or other equity ownership interests owned or controlled by Hopewell Valley and the name and number of shares held by any other person who owns any stock of each Hopewell Valley Subsidiary.  Hopewell Valley owns all of the capital stock of the Hopewell Valley Subsidiaries, free and clear of any lien or encumbrance.  Each Hopewell Valley Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  Other than shares of capital stock of the Hopewell Valley Subsidiaries listed on Hopewell Valley DISCLOSURE SCHEDULE 4.2.3, Hopewell Valley does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity, except for FHLB stock, permissible equity interests held in the investment portfolios of Hopewell Valley or any Hopewell Valley Subsidiary, equity interests held by any Hopewell Valley Subsidiary in a fiduciary capacity and equity interests held in connection with the lending activities of Hopewell Valley or its Subsidiaries.

4.2.4.          The respective minute books of Hopewell Valley and each other Hopewell Valley Subsidiary accurately record, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

4.2.5.          Prior to the date of this Agreement, Hopewell Valley has made available to Northfield Bancorp true and correct copies of the certificate of incorporation or charter and bylaws of Hopewell Valley and each Hopewell Valley Subsidiary.

4.3.         Capitalization.

4.3.1.          The authorized capital stock of Hopewell Valley consists of fifteen million (15,000,000) shares of Hopewell Valley Common Stock and one million (1,000,000) shares of Hopewell Valley Preferred Stock.  There are three million five hundred forty-eight thousand nine hundred and seventy-four (3,548,974) shares of Hopewell Valley Common Stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights.  There are no shares of Hopewell Valley Common Stock held by Hopewell Valley as treasury stock.  Of the authorized Preferred Stock, there are fifty-seven thousand nine hundred and sixty-six (57,966) shares of Hopewell Valley Series A Preferred Stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights and there are eleven thousand (11,000) shares of Hopewell Valley Series B Preferred Stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights.  Other than the

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Hopewell Valley Stock Options, neither Hopewell Valley nor any Hopewell Valley Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Hopewell Valley Common Stock, or any other security of Hopewell Valley or any securities representing the right to vote, purchase or otherwise receive any shares of Hopewell Valley Common Stock or any other security of Hopewell Valley.

4.3.2.          To the Knowledge of Hopewell Valley, except as set forth on Hopewell Valley DISCLOSURE SCHEDULE 4.3.2, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock.

4.3.3.          No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Hopewell Valley’s stockholders may vote has been issued by Hopewell Valley and are outstanding.

4.4.         Authority; No Violation.

4.4.1.          Hopewell Valley has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.2 and the approval of this Agreement by Hopewell Valley’s stockholders (the “Hopewell Valley Stockholder Approval”), to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Hopewell Valley and the completion by Hopewell Valley of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Hopewell Valley, and no other corporate proceedings on the part of Hopewell Valley, other than the Hopewell Valley Stockholder Approval, are necessary to approve this Agreement and complete the transactions contemplated hereby, up to and including the Merger.  This Agreement has been duly and validly executed and delivered by Hopewell Valley, and subject to Hopewell Valley Stockholder Approval, receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by Northfield, constitutes the valid and binding obligation of Hopewell Valley, enforceable against Hopewell Valley in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

4.4.2.          Subject to compliance by Northfield Bancorp with the terms and conditions of this Agreement, the receipt of Regulatory Approvals (and compliance with any conditions contained therein) and Hopewell Valley Stockholder Approval,

(A)             the execution and delivery of this Agreement by Hopewell Valley,

(B)              the consummation of the transactions contemplated hereby, and

(C)              compliance by Hopewell Valley with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Hopewell Valley or any Hopewell Valley Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Hopewell

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Valley or any Hopewell Valley Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Hopewell Valley or any Hopewell Valley Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Hopewell Valley or Hopewell Valley Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Hopewell Valley and the Hopewell Valley Subsidiaries taken as a whole.

4.4.3.          The Hopewell Valley Stockholder Approval is the only vote of holders of any class of Hopewell Valley’s capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby.

4.4.4.          The Board of Directors of Hopewell Valley, by resolution duly adopted by the unanimous vote of the entire Board of Directors at a meeting duly called and held, has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Hopewell Valley and its stockholders and declared the Merger to be advisable, and (ii) recommended that the stockholders of Hopewell Valley approve this Agreement and directed that such matter be submitted for consideration by the Hopewell Valley stockholders at the Hopewell Valley Stockholders Meeting.

4.5.          Consents.

Except for (i) the Regulatory Approvals referred to in Section 8.2 hereof and compliance with any conditions contained therein, (ii) the filing with the SEC of the Merger Registration Statement and the obtaining from the SEC of such orders as may be required in connection therewith, (iii) approval of the listing on the Nasdaq of Northfield Bancorp Common Stock to be issued in the Merger, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Northfield Bancorp Common Stock pursuant to this Agreement, (v) the Hopewell Valley Stockholder Approval, (vi) the filing of certificates of merger with the OCC and the New Jersey Department and (vii) approvals from the U.S. Treasury and applicable Bank Regulators with respect to the SBLF Redemption, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary and, to the Knowledge of Hopewell Valley, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by Hopewell Valley, and the completion by Hopewell Valley of the Merger.  To the Knowledge of Hopewell Valley, no fact or circumstance exists, including any possible other transaction pending or under consideration by Hopewell Valley or any of its Affiliates, that (a) would reasonably be expected to prevent or delay in any material respect, (i) any filings with or approvals or waivers required from the FRB, the OCC, the FDIC or the New Jersey Department, or (ii) any required Regulatory Approvals, or (b) would cause a Bank Regulator or Governmental Entity acting pursuant to the Bank Merger Act, the BHCA, the HOLA, New Jersey Banking Law

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or any other applicable law or regulation to seek to prohibit or materially delay consummation of the transactions contemplated hereby or impose a Burdensome Condition.

4.6.          Financial Statements.

4.6.1.          Hopewell Valley has previously made available to Northfield Bancorp the Hopewell Valley Financial Statements.  The Hopewell Valley Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Hopewell Valley and the Hopewell Valley Subsidiaries on a consolidated basis as of and for the respective periods ended on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto.

4.6.2.          At the date of each balance sheet included in the Hopewell Valley Financial Statements, Hopewell Valley did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Hopewell Valley Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein in accordance with GAAP or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

4.6.3.          Hopewell Valley has timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2013 with any Governmental Entity and has paid all fees and assessments due and payable in connection therewith.  As of their respective dates, each of such filings complied in all material respects with all laws or regulations under which it was filed.  The Hopewell Valley Regulatory Reports, to the extent they contain financial information, have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

4.6.4.          The records, systems, controls, data and information of Hopewell Valley and the Hopewell Valley Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence.  Hopewell Valley and the Hopewell Valley Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) the assets of Hopewell Valley and the Hopewell Valley Subsidiaries are protected and properly recorded and (ii) regarding the reliability of financial reporting and the preparation of financial statements for

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external purposes in accordance with GAAP.  No reportable conditions or material weaknesses (each as defined in AU 325 of the AICPA Professional Standards) have been discovered in connection with the audits of the Hopewell Valley Financial Statements by Hopewell Valley’s certified public accountants.

4.6.5.          Hopewell Valley has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its Board of Directors and in Hopewell Valley DISCLOSURE SCHEDULE 4.6.5: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting.

4.6.6.          Since December 31, 2013, (i) neither Hopewell Valley nor any Hopewell Valley Subsidiary nor, to the Knowledge of Hopewell Valley, any director, officer, employee, auditor, accountant or representative of Hopewell Valley or of any Hopewell Valley Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Hopewell Valley or any Hopewell Valley Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Hopewell Valley or any Hopewell Valley Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Hopewell Valley or any Hopewell Valley Subsidiary, whether or not employed by Hopewell Valley or any Hopewell Valley Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

4.7.          Taxes.

Hopewell Valley and the Hopewell Valley Subsidiaries that are at least 80 percent (80%) owned by Hopewell Valley are members of the same affiliated group within the meaning of Code Section 1504(a). Hopewell Valley and each Hopewell Valley Subsidiary has duly filed all federal, state and local tax returns required to be filed by or with respect to Hopewell Valley and each Hopewell Valley Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of Hopewell Valley, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes that have been incurred by or are due or claimed to be due from Hopewell Valley and any Hopewell Valley Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges that (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.  Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.7, Hopewell Valley has received no written notice of, and to the Knowledge of Hopewell Valley, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Hopewell Valley or any Hopewell Valley Subsidiary, and no claim has been made by any authority in a jurisdiction where Hopewell Valley or any Hopewell Valley Subsidiary does not file tax returns that Hopewell Valley or any such Hopewell Valley Subsidiary is subject

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to taxation in that jurisdiction.  Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.7, Hopewell Valley and the Hopewell Valley Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.  Hopewell Valley and each Hopewell Valley Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Hopewell Valley and each Hopewell Valley Subsidiary, to the Knowledge of Hopewell Valley, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.  Since December 31, 2012, through and including the date of this Agreement, neither Hopewell Valley nor any Hopewell Valley Subsidiary has made any material election for federal or state income tax purposes.

4.8.         No Material Adverse Effect.

Hopewell Valley and the Hopewell Valley Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2014 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Hopewell Valley and the Hopewell Valley Subsidiaries, taken as a whole.

4.9.         Material Contracts; Leases; Defaults.

4.9.1.          Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.9.1, neither Hopewell Valley nor any Hopewell Valley Subsidiary is a party to or subject to: (i) any agreement which by its terms limits the payment of dividends by Hopewell Valley or any Hopewell Valley Subsidiary; (ii) any collective bargaining agreement with any labor union relating to employees of Hopewell Valley or any Hopewell Valley Subsidiary; (iii) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Hopewell Valley or any Hopewell Valley Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances, repurchase agreements, bankers’ acceptances, and “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Northfield Bancorp or any Northfield Bancorp Subsidiary; (iv) any other agreement, written or oral, that obligates Hopewell Valley or any Hopewell Valley Subsidiary for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment; or (v) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Hopewell Valley or any Hopewell Valley Subsidiary (it being understood that any non-compete or similar provision shall be deemed material); (vi) any agreement, contract, commitment or understanding pursuant to which Hopewell Valley or any Hopewell Valley Subsidiary may be obligated to invest in or contribute capital to any entity; or (vii) any agreement, contract, commitment or understanding that relates to the involvement of Hopewell Valley or any

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Hopewell Valley Subsidiary in any joint venture, partnership, limited company agreement or other similar agreement or arrangement, or to the formation, criteria or operation, management or control of any joint venture with any third parties.  Hopewell Valley DISCLOSURE SCHEDULE 4.9.1 sets forth the payments due in the event that any agreement, contract, commitment or understanding, or group of related agreements (including data processing contracts) described in Hopewell Valley DISCLOSURE SCHEDULE 4.9.1 is terminated by Hopewell Valley or Northfield prior to, in connection with, or immediately following the Merger, and where such payment would exceed $100,000.

4.9.2.          Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger by virtue of the terms of any such lease, is listed in Hopewell Valley DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction.  Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither Hopewell Valley nor any Hopewell Valley Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.9.3.          True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Northfield Bancorp on or before the date hereof and are in full force and effect on the date hereof.  Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which Hopewell Valley or any Hopewell Valley Subsidiary is a party or under which Hopewell Valley or any Hopewell Valley Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder.  Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (i) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Hopewell Valley or any Hopewell Valley Subsidiary or upon the occurrence of a subsequent event; or (ii) requires Hopewell Valley or any Hopewell Valley Subsidiary to provide a benefit in the form of Hopewell Valley Common Stock or determined by reference to the value of Hopewell Valley Common Stock.

4.9.4.          Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.9.4, since December 31, 2014, through and including the date of this Agreement, neither Hopewell Valley nor any Hopewell Valley Subsidiary has (i) made any material change in the credit policies or procedures of Hopewell Valley or any Hopewell Valley Subsidiary, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (ii) made any material acquisition or disposition of any assets or properties, or entered into any contract for any such acquisition or disposition, other than loans and loan commitments in the ordinary course of business consistent with past practice; (iii) entered into any lease of real or personal property requiring annual payments in excess of $25,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, or (iv) changed any accounting methods, principles or practices of Hopewell Valley or any

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Hopewell Valley Subsidiary affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy.

4.10.        Ownership of Property; Insurance Coverage.

4.10.1.          A list of all real property owned or leased by Hopewell Valley or any Hopewell Valley Subsidiary is set forth in DISCLOSURE SCHEDULE 4.10.1.  Hopewell Valley and each Hopewell Valley Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by Hopewell Valley or each Hopewell Valley Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the most recent Hopewell Valley Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of New York, inter-bank credit facilities, reverse repurchase agreements or any transaction by Hopewell Valley or a Hopewell Valley Subsidiary acting in a fiduciary capacity, (ii) mechanics liens and similar liens for labor, materials, services or supplies provided for such property and incurred in the ordinary course of business for amounts not yet delinquent or which are being contested in good faith, and (iii) statutory liens for amounts not yet delinquent or which are being contested in good faith.  Hopewell Valley and the Hopewell Valley Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Hopewell Valley and the Hopewell Valley Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.  All real property owned or leased by Hopewell Valley or any of its Subsidiaries is in material respects in a good state of maintenance and repair (normal wear and tear expected), conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by Hopewell Valley to be adequate for the current business of Hopewell Valley and its Subsidiaries.  To the knowledge of Hopewell Valley, none of the buildings, structures or other improvements located on any real property owned or leased by Hopewell Valley or any of its Subsidiaries encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

4.10.2.          With respect to all material agreements pursuant to which Hopewell Valley or any Hopewell Valley Subsidiary has purchased securities subject to an agreement to resell, if any, Hopewell Valley or such Hopewell Valley Subsidiary, as the case may be, has a lien or security interest (which to the Knowledge of Hopewell Valley is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

4.10.3.          Hopewell Valley and each Hopewell Valley Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations.  Neither Hopewell Valley nor any Hopewell Valley Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased.  There are presently no material claims pending under such policies of insurance and no notices have been given by Hopewell Valley or any Hopewell Valley Subsidiary under such

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policies.  All such insurance is valid and enforceable and in full force and effect, and within the last three years, Hopewell Valley and each Hopewell Valley Subsidiary have received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any material claims submitted under any of its insurance policies.  Hopewell Valley DISCLOSURE SCHEDULE 4.10.3 identifies all policies of insurance maintained by Hopewell Valley and each Hopewell Valley Subsidiary (including the name of the insurance company and agent, the nature of the coverage, the policy limit, the annual premiums and the expiration date) as well as the other matters required to be disclosed under this Section 4.10.3.

4.11.        Legal Proceedings.

Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.11, neither Hopewell Valley nor any Hopewell Valley Subsidiary is a party to any, and there are no pending or, to the Knowledge of Hopewell Valley, threatened, material legal, administrative, arbitration or other material proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against Hopewell Valley or any Hopewell Valley Subsidiary, (ii) to which Hopewell Valley or any Hopewell Valley Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Hopewell Valley to perform under this Agreement.

4.12.        Compliance With Applicable Law.

4.12.1.          To the Knowledge of Hopewell Valley, each of Hopewell Valley and each Hopewell Valley Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Hopewell Valley nor any Hopewell Valley Subsidiary has received any written notice to the contrary.  The Board of Directors of Hopewell Valley has adopted and Hopewell Valley has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder and has received no written notice from any Governmental Entity or Bank Regulator that such program (i) does not contain adequate and appropriate customer identification verification procedures, or (ii) has been deemed ineffective.

4.12.2.          Each of Hopewell Valley and each Hopewell Valley Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators and Governmental Entities that are required to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Hopewell Valley, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the receipt of Regulatory Approvals set forth in Section 8.2.

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4.12.3.          For the period beginning January 1, 2012, and except as disclosed in Hopewell Valley DISCLOSURE SCHEDULE 4.12.3, neither Hopewell Valley nor any Hopewell Valley Subsidiary has received any written notification or, to the Knowledge of Hopewell Valley, any other communication from any Bank Regulator: (i) asserting that Hopewell Valley or any Hopewell Valley Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Hopewell Valley or any Hopewell Valley Subsidiary; (iii) requiring or threatening to require Hopewell Valley or any Hopewell Valley Subsidiary, or indicating that Hopewell Valley or any Hopewell Valley Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Hopewell Valley or any Hopewell Valley Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of Hopewell Valley or any Hopewell Valley Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”).  Neither Hopewell Valley nor any Hopewell Valley Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect.  The most recent regulatory rating given to Hopewell Valley as to compliance with the Community Reinvestment Act (“CRA”) is “Satisfactory” or better.

4.13.        Employee Benefit Plans.

4.13.1         Hopewell Valley DISCLOSURE SCHEDULE 4.13.1 includes a list of all employment agreements, change in control agreements, severance agreements or arrangements, consulting agreements, existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, vacation and sick leave plans or policies (and leave schedule thereunder) and all other material benefit practices, policies and arrangements maintained by Hopewell Valley or any Hopewell Valley Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of Hopewell Valley or any Hopewell Valley Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “Hopewell Valley Compensation and Benefit Plans”).  Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.13.1, neither Hopewell Valley nor any of its Subsidiaries has any commitment to create any additional compensation and benefit plan that would be required to be disclosed on Hopewell Valley DISCLOSURE SCHEDULE 4.13.1 as a Hopewell Valley Compensation and Benefit Plan or to materially modify, change or renew any existing Hopewell Valley Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof.  Hopewell Valley has made available to Northfield Bancorp true and correct copies of the Hopewell Valley Compensation and Benefit Plans.  Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.13.1, there are no available or outstanding unvested or unexercised options or awards under any Hopewell Valley Compensation and Benefit Plan.

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4.13.2         To the Knowledge of Hopewell Valley, each Hopewell Valley Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Age Discrimination in Employment Act, COBRA, HIPAA, ACA and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Age Discrimination in Employment Act, COBRA, HIPAA, ACA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full.  Each Hopewell Valley Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has received or has requested and expects to receive a favorable determination letter or opinion from the IRS or is entitled to rely on a determination letter issued to the sponsor of a master or prototype plan, and Hopewell Valley is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter.  There is no material pending or, to the Knowledge of Hopewell Valley, threatened, action, suit or claim relating to any of the Hopewell Valley Compensation and Benefit Plans (other than routine claims for benefits).  Hopewell Valley has not engaged in a transaction, or omitted to take any action, with respect to any Hopewell Valley Compensation and Benefit Plan that would reasonably be expected to subject Hopewell Valley to a material unpaid tax or penalty imposed by either Chapter 43 of the Code or Sections 409 or 502 of ERISA.

4.13.3         Hopewell Valley has never had a defined benefit plan subject to Title IV of ERISA.

4.13.4         Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.13.4, all material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Hopewell Valley or any Hopewell Valley Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on Hopewell Valley’s consolidated financial statements to the extent required by GAAP.  Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.13.4, Hopewell Valley and each Hopewell Valley Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable Hopewell Valley Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

4.13.5         Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.13.5, neither Hopewell Valley nor any Hopewell Valley Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Hopewell Valley Compensation and Benefit Plan, other than benefits mandated by COBRA.  Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.13.5, there has been no communication to employees by Hopewell Valley or any Hopewell Valley Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

4.13.6         Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.13.6, Hopewell Valley and each Hopewell Valley Subsidiary has not maintained

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any Hopewell Valley Compensation and Benefit Plans covering employees who are not United States residents.

4.13.7         Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.13.7, with respect to each Hopewell Valley Compensation and Benefit Plan, if applicable, Hopewell Valley has provided or made available to Northfield Bancorp copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) two most recent actuarial reports and financial statements; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), if applicable; and (H) all material communications with any Governmental Entity with respect to any Hopewell Valley Compensation and Benefit Plan.

4.13.8         Except as disclosed in Hopewell Valley DISCLOSURE SCHEDULE 4.13.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Hopewell Valley Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Hopewell Valley Compensation and Benefit Plan.

4.13.9         Except as disclosed in Hopewell Valley DISCLOSURE SCHEDULE 4.13.9, all “non-qualified” deferred compensation plans, programs or arrangements (within the meaning of Section 409A of the Code) of Hopewell Valley have been in material compliance (both written and operational) with Section 409A of the Code and IRS regulations and guidance thereunder.  All stock options and stock appreciation rights granted by Hopewell Valley to any current or former employee or director have been granted with a per share exercise price or reference price at least equal to the fair market value of the underlying stock on the date the option or stock appreciation right was granted, within the meaning of Section 409A of the Code and associated guidance.

4.13.10         Except as disclosed in Hopewell Valley DISCLOSURE SCHEDULE 4.13.10, the consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of Hopewell Valley or any Hopewell Valley Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the Code).

4.13.11         Except as disclosed in Hopewell Valley DISCLOSURE SCHEDULE 4.13.11, there are no stock options or stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Hopewell Valley Compensation and Benefit Plans, including the Hopewell Valley Stock Plans, or otherwise as of the date hereof.  In addition, Hopewell Valley DISCLOSURE SCHEDULE 4.13.11 sets forth each Hopewell Valley Stock Option as of the date of this Agreement, which schedule includes

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the name of the individual grantee, the date of grant, the vesting schedule, and as to Hopewell Valley Stock Options, the exercise price and the expiration date.

4.13.12         Hopewell Valley DISCLOSURE SCHEDULE 4.13.12 includes a schedule of the estimated dollar value of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, change in control agreements, severance arrangements or policies, supplemental executive retirement plans, director retirement plans, deferred bonus plans, deferred compensation plans, deferred fee plans, salary continuation plans, or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by Hopewell Valley or any Hopewell Valley Subsidiary for the benefit of officers, employee or directors of Hopewell Valley or any Hopewell Valley Subsidiary (the “Benefits Schedule”), identified by agreement, plan, arrangement or policy and assuming their employment or service is terminated without cause as of January 1, 2016 and the Closing Date occurs on such date and based on the other assumptions specified in such schedule.  No other individuals are entitled to benefits under any such plans.

4.14.        Brokers, Finders and Financial Advisors.

Neither Hopewell Valley nor any Hopewell Valley Subsidiary, nor any Hopewell Valley Representative, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the engagement letter with Sandler O’Neill & Partners, L.P., a copy of which is attached in Hopewell Valley DISCLOSURE SCHEDULE 4.14.

4.15.        Environmental Matters.

4.15.1.          With respect to Hopewell Valley and each Hopewell Valley Subsidiary:

(A)         Neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it (including Participation Facilities and Other Real Estate Owned), or to the Knowledge of Hopewell Valley, on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Hopewell Valley or any Hopewell Valley Subsidiary.  To the Knowledge of Hopewell Valley, no condition has existed or event has occurred with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Hopewell Valley or any Hopewell Valley Subsidiary by reason of any Environmental Laws.  Neither Hopewell Valley nor any Hopewell Valley Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that Hopewell Valley or any Hopewell Valley Subsidiary or the operation or condition of any property ever owned or operated (including Participation Facilities) by any of them are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any

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such property) for which a material liability is reasonably likely to be imposed upon Hopewell Valley or any Hopewell Valley Subsidiary;

(B)         There is no suit, action, executive or administrative order, directive or proceeding pending or, to the Knowledge of Hopewell Valley threatened, nor to the Knowledge of Hopewell Valley is any investigation pending or threatened, before any court, governmental agency or other forum against Hopewell Valley or any Hopewell Valley Subsidiary (i) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (ii) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), on a site owned, leased or operated by Hopewell Valley or any Hopewell Valley Subsidiary (including Participation Facilities and Other Real Estate Owned);

(C)         To the Knowledge of Hopewell Valley, (i) there are no underground storage tanks on, in or under any properties owned or operated by Hopewell Valley or any Hopewell Valley Subsidiary (including Participation Facilities and Other Real Estate Owned), and (ii) no underground storage tanks have been closed or removed from any properties owned or operated by Hopewell Valley or any Hopewell Valley Subsidiary (including Participation Facilities and Other Real Estate Owned) except in compliance with Environmental Laws in all material respects; and

(D)         To the Knowledge of Hopewell Valley, the properties currently owned or operated by Hopewell Valley or any Hopewell Valley Subsidiary (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law.

4.16.        Loan Portfolio and Investment Securities.

4.16.1.          The allowance for loan losses reflected in the Hopewell Valley Financial Statements as of December 31, 2014 and June 30, 2015 was, and the allowance for loan losses reflected in the Hopewell Valley Regulatory Reports for periods ending after June 30, 2015, will be, adequate, as of the dates thereof, under GAAP in all material respects.

4.16.2.          Except for any individual loans with principal outstanding balances of less than $50,000, Hopewell Valley DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of July 31, 2015, by account, of: (i) all loans (including loan participations) of Hopewell Valley or any Hopewell Valley Subsidiary that have been accelerated during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (ii) all loan commitments or lines of credit of Hopewell Valley or any Hopewell Valley Subsidiary that have been terminated by Hopewell Valley or any Hopewell Valley Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) each borrower, customer or other party which has notified Hopewell Valley or any Hopewell Valley Subsidiary during three years preceding the date of this Agreement, or has asserted against Hopewell Valley or any Hopewell Valley Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge

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of Hopewell Valley, each borrower, customer or other party which has given Hopewell Valley or any Hopewell Valley Subsidiary any oral notification of, or orally asserted to or against Hopewell Valley or any Hopewell Valley Subsidiary, any such claim; (iv) all loans, (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that are as of the date of this Agreement classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “watch list” or “special mention” (or words of similar import) by Hopewell Valley and any Hopewell Valley Subsidiary, or any applicable Bank Regulator, (D) to the Knowledge of Hopewell Valley, as to which a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (E) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (F) where a specific reserve allocation exists in connection therewith, (G) that are required to be accounted for as a troubled debt restructuring in accordance Accounting Standards Codification (“ASC”) 310-40, Receivables, “Troubled Restructurings by Creditors”; or (H) made pursuant to an exception to policy, and (v) all assets classified by Hopewell Valley or any Hopewell Valley Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

4.16.3.          All loans receivable (including discounts) and accrued interest entered on the books of Hopewell Valley and the Hopewell Valley Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of Hopewell Valley’s or the appropriate Hopewell Valley Subsidiary’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. Except for any individual loans with a principal outstanding balance of less than $50,000, Hopewell Valley has not received written notice that any of the loans, discounts and the accrued interest reflected on the books of Hopewell Valley and the Hopewell Valley Subsidiaries are subject to any defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity.  All such loans are owned by Hopewell Valley or the appropriate Hopewell Valley Subsidiary free and clear of any liens.

4.16.4.          The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

4.16.5.          Neither the terms of any loan, any of the documentation for any loan, the manner in which any loans have been administered and serviced, nor Hopewell Valley’s practices of approving or rejecting loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

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4.16.6.          None of the agreements pursuant to which Hopewell Valley or any of its Subsidiaries has sold loans or pools of loan participations in loans or pools of loans contains any obligation to repurchase such loans or interests therein solely on account of a payment default by the obligor on any such loan.

4.16.7.          Hopewell Valley DISCLOSURE SCHEDULE 4.16.7 sets forth a list of all loans as of the date hereof by Hopewell Valley to any directors, executive officers and principal stockholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of Hopewell Valley or any of its Subsidiaries.  There are no loans to any employee, officer, director or affiliate thereof on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O and all such loans are and were originated in compliance in all material respects with all applicable laws.

4.16.8.          Hopewell Valley and each Hopewell Valley Subsidiary have good and marketable title to all securities owned by them, free and clear of any liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Hopewell Valley or a Hopewell Valley Subsidiary.  Such securities are valued on the books of Hopewell Valley in accordance with GAAP in all material respects.  Hopewell Valley and each Hopewell Valley Subsidiary that owns securities employ investment, securities, risk management and other policies, practices and procedures which Hopewell Valley believes are prudent and reasonable.  Except for restrictions that exist for securities that are classified as “held to maturity,” none of the investment securities held by Hopewell Valley or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

4.17.         Other Documents.

Hopewell Valley has made available to Northfield Bancorp copies of (i) its annual reports to stockholders for the years ended December 31, 2014 and 2013, and (ii) proxy materials used or for use in connection with its meetings of stockholders held in 2015 and 2014.

4.18.         Related Party Transactions.

Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.18, neither Hopewell Valley nor any Hopewell Valley Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Hopewell Valley or any Hopewell Valley Subsidiary.  Except as described in Hopewell Valley’s DISCLOSURE SCHEDULE 4.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Hopewell Valley or any Hopewell Valley Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to Hopewell Valley’s loan modification policy that is applicable to all Persons.  Neither Hopewell Valley nor any Hopewell Valley Subsidiary has been notified that principal and

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interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Hopewell Valley is inappropriate.

4.19.         Deposits.

Except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.19, none of the deposits of Hopewell Valley is a “brokered deposit” as defined in 12 C.F.R. Section 337.6(a)(2).

4.20.         Antitakeover Provisions Inapplicable; Required Vote.

The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of any state.

The affirmative vote of two-thirds of the issued and outstanding shares of Hopewell Valley Common Stock is required to approve this Agreement and the Merger under New Jersey Banking Law and Hopewell Valley’s certificate of incorporation.

4.21.         Registration Obligations.

Neither Hopewell Valley nor any Hopewell Valley Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

4.22.         Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Hopewell Valley’s own account, or for the account of one or more of Hopewell Valley’s Subsidiaries or their customers (all of which are set forth in Hopewell Valley DISCLOSURE SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Hopewell Valley and each Hopewell Valley Subsidiary, with counterparties believed to be financially responsible at the time; and to Hopewell Valley’s and each Hopewell Valley Subsidiary’s Knowledge each of them constitutes the valid and legally binding obligation of Hopewell Valley or such Hopewell Valley Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect.  Neither Hopewell Valley nor any Hopewell Valley Subsidiary, nor, to the Knowledge of Hopewell Valley, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

4.23.         Fairness Opinion.

Hopewell Valley has received an opinion from Sandler O’Neill & Partners, L.P., to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof the Merger Consideration to be received by the stockholders of Hopewell Valley pursuant

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to this Agreement is fair to such stockholders from a financial point of view.  Such opinion has not been amended or rescinded as of the date of this Agreement.

4.24.         Trust Accounts

Neither Hopewell Valley nor any Hopewell Valley Subsidiary has trust powers or acts as a fiduciary.

4.25.         Intellectual Property.

Hopewell Valley and each Hopewell Valley Subsidiary owns or, to the Knowledge of Hopewell Valley, possesses valid and binding licenses or other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither Hopewell Valley nor any Hopewell Valley Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others.  Hopewell Valley and each Hopewell Valley Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.  To the Knowledge of Hopewell Valley, the conduct of the business of Hopewell Valley and each Hopewell Valley Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF NORTHFIELD BANCORP AND NORTHFIELD BANK

Northfield Bancorp and Northfield Bank represent and warrant to Hopewell Valley that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the Northfield Bancorp DISCLOSURE SCHEDULE delivered by Northfield Bancorp to Hopewell Valley on the date hereof.  Northfield Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the Northfield Bancorp DISCLOSURE SCHEDULE corresponds to the section referenced herein.  However, for purposes of the Northfield Bancorp DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

5.1.          Standard.

No representation or warranty of Northfield Bancorp or Northfield Bank contained in this Article V shall be deemed untrue or incorrect, and neither Northfield Bancorp nor Northfield Bank shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect; disregarding for

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these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 5.2, 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects, and to the representations and warranties contained in Section 5.8, which shall be deemed untrue, incorrect and breached if they are not true and correct in all respects,

5.2.         Organization.

5.2.1.          Northfield Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA.  Northfield Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Northfield Bancorp.

5.2.2.          Northfield Bank is a savings bank duly organized, validly existing and in good standing under the laws of the United States of America.  Northfield Bank has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Northfield Bank.  The deposits of Northfield Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.  Northfield Bank is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.  The location of the principal office and each branch office of Northfield Bank is set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.2.2.

5.2.3.          Northfield Bancorp DISCLOSURE SCHEDULE 5.2.3 sets forth each Northfield Bancorp Subsidiary.  Each Northfield Bancorp Subsidiary (other than Northfield Bank) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

5.2.4.          The respective minute books of Northfield Bancorp and each Northfield Bancorp Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

5.2.5.          Prior to the date of this Agreement, Northfield Bancorp has made available to Hopewell Valley true and correct copies of the certificate of incorporation or charter and bylaws of Northfield Bancorp and Northfield Bank and the Northfield Bancorp Subsidiaries.

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5.3.         Capitalization.

5.3.1.          The authorized capital stock of Northfield Bancorp consists of one hundred fifty million (150,000,000) shares of Northfield Bancorp Common Stock, of which forty five million, seven hundred and twenty thousand, four hundred and eight (45,720,408) shares are outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, and ten million (10,000,000) shares of preferred stock, $0.01 par value (“Northfield Bancorp Preferred Stock”), none of which are outstanding.  There are twelve million, five hundred and five thousand, nine hundred and eighteen (12,505,918) shares of Northfield Bancorp Common Stock held by Northfield Bancorp as treasury stock.  Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Northfield Bancorp Common Stock, or any other security of Northfield Bancorp or any securities representing the right to vote, purchase or otherwise receive any shares of Northfield Bancorp Common Stock or any other security of Northfield Bancorp, other than shares issuable under the Northfield Bancorp Stock Benefit Plans.

5.3.2.          The authorized capital stock of Northfield Bank consists of ninety million (90,000,000) shares of common stock, par value $1.00 per share (“Northfield Bank Common Stock”) and ten million (10,000,000) shares of preferred stock, $1.00 par value (“Northfield Bank Preferred Stock”).  All of the issued and outstanding shares of Northfield Bank Common Stock are (i) validly issued, fully paid and nonassessable and free of preemptive rights, and (ii) owned by Northfield Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.  Except as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.3.2, either Northfield Bancorp or Northfield Bank owns all of the outstanding shares of capital stock of each Northfield Bancorp Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

5.3.3.          Except as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.3.3, to the Knowledge of Northfield Bancorp, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Northfield Bancorp Common Stock.

5.3.4.          No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Northfield Bancorp’s stockholders may vote has been issued by Northfield Bancorp and are outstanding.

5.4.         Authority; No Violation.

5.4.1.          Northfield Bancorp and Northfield Bank each have full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals described in Section 8.2, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Northfield Bancorp and Northfield Bank and the completion by Northfield Bancorp and Northfield Bank of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Northfield Bancorp and Northfield Bank, and no other corporate

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proceedings on the part of Northfield Bancorp or Northfield Bank are necessary to approve this Agreement and complete the transactions contemplated hereby, up to and including the Merger.  This Agreement has been duly and validly executed and delivered by Northfield Bancorp and Northfield Bank, and subject to Hopewell Valley Stockholder Approval, the receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by Hopewell Valley, constitutes the valid and binding obligations of Northfield, enforceable against Northfield in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.  This Agreement has been approved by Northfield Bancorp in its capacity as sole stockholder of Northfield Bank.

5.4.2.          Subject to compliance by Hopewell Valley with the terms and conditions of this Agreement, the receipt of the Regulatory Approvals (and compliance with any conditions contained therein) and Hopewell Valley Stockholder Approval,

(A)             the execution and delivery of this Agreement by Northfield Bancorp and Northfield Bank,

(B)              the consummation of the transactions contemplated hereby, and

(C)              compliance by Northfield Bancorp and Northfield Bank with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Northfield Bancorp or any Northfield Bancorp Subsidiary or the charter and bylaws of Northfield Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Northfield Bancorp or any Northfield Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Northfield Bancorp, Northfield Bank or any Northfield Bancorp Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Northfield Bancorp and the Northfield Bancorp Subsidiaries taken as a whole.

5.5.          Consents.

Except for (i) the regulatory approvals referred to in Section 8.2 hereof and compliance with any conditions contained therein, (ii) the filing with the SEC of (x) the Merger Registration Statement and (y) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as any be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (iii)

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approval of the listing on the Nasdaq of Northfield Bancorp Common Stock to be issued in the Merger, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Northfield Bancorp Common Stock pursuant to this Agreement, (v) the approval of this Agreement by the requisite vote of the stockholders of Hopewell Valley, (vi) the filing of certificates of merger with the OCC and the New Jersey Department and (vii) approvals from the U.S. Treasury and applicable Bank Regulators with respect to the SBLF Redemption, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Northfield Bancorp, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary in connection with the execution and delivery of this Agreement by Northfield Bancorp and Northfield Bank and the completion of the Merger. To the Knowledge of Northfield Bancorp, no fact or circumstance exists, including any possible other transaction pending or under consideration by Northfield Bancorp or any of its Affiliates, that (a) would reasonably be expected to prevent or delay in any material respect, (i) any filings with or approvals or waivers required from the FRB, the FDIC, the OCC or the New Jersey Department, or (ii) any required Regulatory Approvals, or (b) would cause a Bank Regulator or Governmental Entity acting pursuant to the Bank Merger Act, the BHCA, the HOLA, New Jersey Banking Law or any other applicable law or regulation to seek to prohibit or materially delay consummation of the transactions contemplated hereby or impose a Burdensome Condition.

5.6.         Financial Statements.

5.6.1.          Northfield Bancorp has previously made available to Hopewell Valley the Northfield Bancorp Financial Statements. The Northfield Bancorp Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Northfield Bancorp and the Northfield Bancorp Subsidiaries on a consolidated basis as of and for the respective periods ended on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

5.6.2.          At the date of each balance sheet included in the Northfield Bancorp Financial Statements, Northfield Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Northfield Bancorp Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein in accordance with GAAP or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

5.6.3.          Northfield Bancorp (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that

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is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Northfield Bancorp, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Northfield Bancorp by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to Northfield Bancorp’s outside auditors and the audit committee of Northfield Bancorp’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Northfield Bancorp’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Northfield Bancorp’s internal control over financial reporting. These disclosures (if any) were made in writing by management to Northfield Bancorp’s auditors and audit committee and a copy has previously been made available to Hopewell Valley.

5.6.4.          Since December 31, 2013, (A) neither Northfield Bancorp nor any Northfield Bancorp Subsidiary nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of Northfield Bancorp or any Northfield Bancorp Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Northfield Bancorp or any Northfield Bancorp Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Northfield Bancorp or any Northfield Bancorp Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing Northfield Bancorp or any Northfield Bancorp Subsidiary, whether or not employed by Northfield Bancorp or any Northfield Bancorp Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

5.7.         Taxes.

Northfield Bancorp and the Northfield Bancorp Subsidiaries that are at least 80 percent (80%) owned by Northfield Bancorp are members of the same affiliated group within the meaning of Code Section 1504(a). Northfield Bancorp has duly filed all federal, state and local tax returns required to be filed by or with respect to Northfield Bancorp and each Northfield Bancorp Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of Northfield Bancorp, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Northfield Bancorp and any Northfield Bancorp Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges that (i) are

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not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.7, as of the date of this Agreement, Northfield Bancorp has received no notice of, and to the Knowledge of Northfield Bancorp, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Northfield Bancorp or any Northfield Bancorp Subsidiary, and no claim has been made by any authority in a jurisdiction where Northfield Bancorp or any Northfield Bancorp Subsidiary does not file tax returns that Northfield Bancorp or any such Northfield Bancorp Subsidiary is subject to taxation in that jurisdiction. Except as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.7, Northfield Bancorp and Northfield Bancorp Subsidiary have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Northfield Bancorp and each Northfield Bancorp Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Northfield Bancorp and each Northfield Bancorp Subsidiary, to the Knowledge of Northfield Bancorp, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

5.8.         No Material Adverse Effect.

Northfield Bancorp and the Northfield Bancorp Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2014 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Northfield Bancorp and the Northfield Bancorp Subsidiaries, taken as a whole.

5.9.         Ownership of Property; Insurance Coverage.

5.9.1.          Northfield Bancorp and each Northfield Bancorp Subsidiary have good and, as to real property, marketable title to all material assets and properties owned by Northfield Bancorp or each Northfield Bancorp Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Northfield Bancorp Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of New York, inter-bank credit facilities, revenue repurchase agreements or any transaction by a Northfield Bancorp Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Northfield Bancorp and each Northfield Bancorp Subsidiary, as lessee, have the right under valid and subsisting leases of real and personal properties used by Northfield Bancorp and the Northfield Bancorp Subsidiary in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

5.9.2.          Northfield Bancorp and each Northfield Bancorp Subsidiary currently maintain insurance considered by Northfield Bancorp to be reasonable for their respective

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operations. Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated. All such insurance is valid and enforceable and in full force and effect, and within the last three years Northfield Bancorp and each Northfield Bancorp Subsidiary have received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any material claims submitted under any of their insurance policies except as disclosed in Northfield Bancorp DISCLOSURE SCHEDULE 5.9.2.

5.10.       Legal Proceedings.

Except as disclosed in Northfield Bancorp DISCLOSURE SCHEDULE 5.10, neither Northfield Bancorp nor any Northfield Bancorp Subsidiary is a party to any, and there are no pending or, to the Knowledge of Northfield Bancorp, threatened, material legal, administrative, arbitration or other material proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Northfield Bancorp or any Northfield Bancorp Subsidiary, (ii) to which Northfield Bancorp or any Northfield Bancorp Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Northfield Bancorp to perform under this Agreement.

5.11.       Compliance With Applicable Law.

5.11.1.          To the Knowledge of Northfield Bancorp, each of Northfield Bancorp and each Northfield Bancorp Subsidiary are in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to them, their properties, assets and deposits, their business, and their conduct of business and their relationship with their employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has received any written notice to the contrary. The Board of Directors of Northfield Bank has adopted and Northfield Bank has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder and has received no written notice from any Governmental Entity or Bank Regulator that such program (i) does not contain adequate and appropriate customer identification verification procedures, or (ii) has been deemed ineffective.

5.11.2.          Each of Northfield Bancorp and each Northfield Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Bank Regulators and Governmental Entities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Northfield Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result

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from the consummation of the transactions contemplated by this Agreement, subject to obtaining the receipt of Regulatory Approvals.

5.11.3.          For the period beginning January 1, 2012, and except as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.11.3, neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has received any written notification or, to the Knowledge of Northfield Bancorp, any other communication from any Bank Regulator (i) asserting that Northfield Bancorp or any Northfield Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Northfield Bancorp or any Northfield Bancorp Subsidiary; (iii) requiring or threatening to require Northfield Bancorp or any Northfield Bancorp Subsidiary, or indicating that Northfield Bancorp or any Northfield Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Northfield Bancorp or any Northfield Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Northfield Bancorp or any Northfield Bancorp Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”). Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Northfield Bank as to compliance with the CRA is “Satisfactory” or better.

5.12.       Employee Benefit Plans.

5.12.1.          Each employment agreement, change in control agreement, severance agreement or arrangement, consulting agreement, existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans and all other benefit practices, policies and arrangements maintained by Northfield Bancorp or any Northfield Bancorp Subsidiary and in which employees in general may participate (the “Northfield Bancorp Compensation and Benefit Plans”) has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, ACA and any regulations or rules promulgated thereunder, no notice has been issued by any Governmental Entity questioning or challenging such compliance, all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, ACA and any other applicable law have been timely made, and any interest, fines, penalties or other impositions for late filings have been paid in full, and.

5.12.2.          To the Knowledge of Northfield Bancorp, each Northfield Bancorp Compensation and Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code

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has received or has requested and expects to receive a favorable determination letter or opinion from the IRS, or is entitled to rely on a determination letter issued to the sponsor or a master or prototype plan, and Northfield Bancorp is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of Northfield Bancorp, threatened action, suit or claim relating to any of the Northfield Bancorp Compensation and Benefit Plans (other than routine claims for benefits). Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Northfield Bancorp Compensation and Benefit Plan that would reasonably be expected to subject Northfield Bancorp or any Northfield Bancorp Subsidiary to an unpaid tax or penalty imposed by either Chapter 43 of the Code or Sections 409 or 502 of ERISA.

5.12.3.          Since 1996, Northfield Bancorp has not had a defined benefit plan subject to Title IV of ERISA.

5.12.4.          All material contributions required to be made under the terms of any Northfield Bancorp Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which Northfield Bancorp or any Northfield Bancorp Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on Northfield Bancorp’s consolidated financial statements to the extent required by GAAP. Northfield Bancorp and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Northfield Bancorp Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

5.13.       Brokers, Finders and Financial Advisors.

Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Jefferies LLC by Northfield Bancorp and the fee payable pursuant thereto.

5.14.       Environmental Matters.

5.14.1.          To the Knowledge of Northfield Bancorp and except as disclosed in Northfield Bancorp DISCLOSURE SCHEDULE 5.14.1, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, Participation Facilities and Other Real Estate Owned), or to the Knowledge of Northfield Bancorp, on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Northfield Bancorp or any Northfield Bancorp Subsidiary. To the Knowledge of Northfield Bancorp, no condition has existed or event has occurred with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Northfield Bancorp or any Northfield Bancorp Subsidiary by reason of any Environmental Laws. Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary during the past five years has received any written notice from

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any Person or Governmental Entity that Northfield Bancorp or any Northfield Bancorp Subsidiary or the operation or condition of any property ever owned or operated (including Participation Facilities) by any of them are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Northfield Bancorp or any Northfield Bancorp Subsidiary.

5.14.2.          There is no suit, claim, action, demand, executive or administrative order, directive or proceeding pending or, to the Knowledge of Northfield Bancorp, threatened, nor to the Knowledge of Northfield Bancorp is any investigation pending or threatened, before any court, governmental agency or other forum against Northfield Bancorp or any Northfield Bancorp Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), on a site owned, leased or operated by any of Northfield Bancorp or any Northfield Bancorp Subsidiary (including Participation Facilities and Other Real Estate Owned).

5.15.       Loan Portfolio.

The allowance for loan losses reflected in the Northfield Bancorp’s Financial Statements as of December 31, 2014 and June 30, 2015 was, and the allowance for loan losses shown on the balance sheets in Northfield Bancorp’s Financial Statements for periods ending after June 30, 2015 will be, adequate, as of the dates thereof, under GAAP in all material respects.

5.16.       Antitakeover Provisions Inapplicable.

The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of any state, including the provisions of Delaware General Corporation Law applicable to Northfield Bancorp.

5.17.       Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Northfield Bancorp’s own account, or for the account of one or more of Northfield Bancorp’s Subsidiaries or their customers, were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Northfield Bancorp, with counterparties believed to be financially responsible at the time; and to the Knowledge of Northfield Bancorp, each of them constitutes the valid and legally binding obligation of Northfield Bancorp or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary, nor to the Knowledge of Northfield Bancorp any other

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party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

5.18.       Trust Accounts

Northfield Bank and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither Northfield Bank nor any other Northfield Bancorp Subsidiary, and to their Knowledge, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

5.19.       Intellectual Property

Northfield Bancorp and each Northfield Bancorp Subsidiary own or, to the Knowledge of Northfield Bancorp, possess valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. Northfield Bancorp and each Northfield Bancorp Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of Northfield Bancorp, the conduct of the business of Northfield Bancorp and each Northfield Bancorp Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

5.20.       Northfield Bancorp Common Stock

The shares of Northfield Bancorp Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

ARTICLE VI
COVENANTS OF HOPEWELL VALLEY

6.1.         Conduct of Business.

6.1.1.          Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of Northfield Bancorp, which consent will not be unreasonably withheld, conditioned or delayed, Hopewell Valley will, and it will cause each Hopewell Valley Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization, assets, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees and maintain its rights and franchises; and voluntarily take no action which would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain the Regulatory Approvals

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or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; provided, however that the forgoing shall not be deemed to require Hopewell Valley to take any action which would otherwise violate any other provision of this Agreement.

6.1.2.        Negative Covenants. Hopewell Valley agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, as set forth in Hopewell Valley DISCLOSURE SCHEDULE 6.1.2, or consented to by Northfield Bancorp in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the Hopewell Valley Subsidiaries not to:

(A)         change or waive any provision of its certificate of incorporation or bylaws, except as required by law, or appoint a new director to its board of directors (except as to the appointment of a new director, as necessary to maintain any minimum number of directors pursuant to a regulatory requirement or its certificate of incorporation or charter);

(B)         change the number of authorized or issued shares of its capital stock (other than pursuant to the issuance of shares upon the exercise of outstanding Hopewell Valley Stock Options), issue any shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock that are held as “treasury shares” as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the Hopewell Valley Stock Benefit Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock (other than the regular semi-annual dividend paid on Hopewell Valley Common Stock at the rate currently paid, a quarterly dividend paid on Hopewell Valley Common Stock for the quarter ended September 30, 2015 at one-half the rate currently paid on the regular semi-annual dividend, and dividends payable with regard to the Hopewell Valley Series A Preferred Stock or the Hopewell Valley Series B Preferred Stock), or redeem (except as to the SBLF Redemption) or otherwise acquire any shares of capital stock;

(C)         enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation other than pursuant to any payment, discharge, settlement or compromise permitted pursuant to Section 6.1.2(W)) except in the ordinary course of business consistent with past practice or as contemplated by this Agreement;

(D)          make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(E)         grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on Hopewell Valley DISCLOSURE SCHEDULES 4.9.1 and 4.13.1, (ii) as to non-executive employees, pay increases in the ordinary course of business and consistent with past practice, (iii) the payment of bonuses for the year ending December 31, 2015, to the extent such bonuses have been accrued in accordance with GAAP through the date

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hereof and through December 31, 2015 and provided that such bonuses are consistent, as to amount, persons covered and payment timing, with past practice. For the sake of clarity, Hopewell Valley shall be permitted without the consent of Northfield to contribute its 3% matching contribution to the Hopewell Valley 401(k), consistent with past practices, on or prior to Closing. Neither Hopewell Valley nor any Hopewell Valley Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, except that Hopewell Valley may hire at-will, non-executive officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

(F)         enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice; or amend, modify or revise the terms of any outstanding stock option or voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

(G)         merge or consolidate Hopewell Valley or any Hopewell Valley Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Hopewell Valley or any Hopewell Valley Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Hopewell Valley, or any Hopewell Valley Subsidiary, and any other Person, in each case in the ordinary course of business consistent with past practice; or enter into a purchase and assumption transaction with respect to deposits and liabilities;

(H)         sell or otherwise dispose of the capital stock of Hopewell Valley or sell or otherwise dispose of any asset of Hopewell Valley or of any Hopewell Valley Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB of New York, subject any asset of Hopewell Valley or of any Hopewell Valley Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; or incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than (a) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (b) advances from the FHLB with a maturity of not more than one year; prepay any indebtedness or other similar arrangements so used to cause Hopewell Valley to incur any prepayment penalty thereunder; or purchase any brokered certificates of deposit;

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(I)         take any action that would result in any of the representations and warranties of Hopewell Valley set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

(J)        change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or regulatory accounting principles or any Bank Regulator responsible for regulating Hopewell Valley;

(K)       waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Hopewell Valley or any Hopewell Valley Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

(L)       purchase any equity securities or purchase any security for its investment portfolio inconsistent with Hopewell Valley’s or any Hopewell Valley Subsidiary’s current investment policy;

(M)      except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the Hopewell Valley DISCLOSURE SCHEDULE 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in an amount in excess of $2.0 million or that involves an exception to policy; provided that Northfield Bancorp shall have been deemed to have consented to any loan in excess of such amount if Northfield Bancorp does not object to any such proposed loan within three business days of receipt by Northfield Bancorp of a written request by Hopewell Valley to exceed such limit along with all financial or other data that Northfield Bancorp may reasonably request in order to evaluate such loan.

(N)       enter into, renew, extend or modify any transaction (other than a loan, subject to subsection (M) above, or a deposit transaction) with any Affiliate; provided that Northfield Bancorp shall have been deemed to have consented to any renewal, extension or modification of any transaction with an Affiliate if Northfield Bancorp does not object to any such proposed renewal, extension or modification within three business days of receipt by Northfield Bancorp of a written request by Hopewell Valley to renew, extend or modify such a transaction along with all financial or other data that Northfield Bancorp may reasonably request in order to evaluate the same;

(O)       enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(P)        except for the execution of this Agreement and actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

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(Q)         make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge-off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other material banking policies in any material respect except, as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles, or by a Bank Regulator;

(R)         except for the execution of this Agreement and the transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any Hopewell Valley Compensation and Benefit Plan;

(S)         except as set forth in Hopewell Valley DISCLOSURE SCHEDULE 6.1.2(S), make any capital expenditures in excess of $50,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

(T)         purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies (other than liabilities that relate solely to accruals with respect to loss contingencies within the meaning of ASC 450);

(U)         buy or sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate, the sales of which are consistent with past practice) unless, with regard to such sales, Northfield Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold;

(V)         undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Hopewell Valley of more than $25,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

(W)         pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

(X)         foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Materials of Environmental Concern;

(Y)         issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Northfield Bancorp and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Northfield

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Bancorp (which shall not be unreasonably withheld), or issue any broadly distributed communication of a general nature to customers without the prior approval of Northfield Bancorp (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(Z)         take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede or delay the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(AA)     agree to do any of the foregoing.

6.2.         Current Information.

6.2.1.          Except to the extent prohibited by a Bank Regulator pursuant to regulatory policy, during the period from the date of this Agreement to the Effective Time, Hopewell Valley will cause one or more of its representatives to confer with representatives of Northfield Bancorp and report the general status of its ongoing operations at such times as Northfield Bancorp may reasonably request. Hopewell Valley will promptly notify Northfield Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Hopewell Valley or any Hopewell Valley Subsidiary. Any information provided pursuant to this Section 6.2.1 will be subject to the Confidentiality Agreement and may only be used to facilitate the transactions contemplated hereby.

6.2.2.          Hopewell Valley and Northfield Bank shall meet on a regular basis to discuss and plan for the conversion of Hopewell Valley’s data processing and related electronic informational systems to those used by Northfield Bank, which planning shall include, but not be limited to: discussion of the possible termination by Hopewell Valley of third-party service provider arrangements effective at the Effective Time or at a date thereafter; non-renewal of personal property leases and software licenses used by Hopewell Valley in connection with its systems operations; retention of outside consultants and additional employees to assist with the conversion and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Hopewell Valley shall not be obligated to take any such action prior to the Effective Time. In the event that Hopewell Valley takes, at the request of Northfield Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Northfield Bank shall pay any such fees and charges directly to such third parties, and shall indemnify Hopewell Valley for the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by Hopewell Valley, or a termination of this Agreement under Section 11.1.8, 11.1.9 or 11.1.10.

6.2.3.          Hopewell Valley shall provide Northfield Bank, substantially contemporaneously with the delivery to the Board of Directors of Hopewell Valley of the materials for the monthly board meeting, a written list of nonperforming assets as of the prior month end (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that

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are “troubled debt restructuring” as defined in ASC 310-40, Receivables, “Troubled Debt Restructuring by Creditors,” as updated by Accounting Standards Update 2011-02”, (ii) loans on nonaccrual, (iii) OREO, (iv) all loans ninety (90) days or more past due as of the end of such month, (iv) impaired loans and (v) loans classified as “substandard,” “doubtful” or “loss”). On a monthly basis, Hopewell Valley shall provide Northfield Bank with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

6.2.4.          Hopewell Valley shall promptly inform Northfield Bancorp, to the extent permitted by applicable law, upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of Hopewell Valley or any Hopewell Valley Subsidiary under any labor or employment law.

6.3.         Access to Properties and Records.

6.3.1.          Subject to Section 12.1 hereof, and except to the extent prohibited by a Bank Regulator pursuant to regulatory policy, Hopewell Valley shall permit Northfield reasonable access upon reasonable notice to its properties and those of the Hopewell Valley Subsidiaries, and shall disclose and make available to Northfield during normal business hours all of its personnel, books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter Hopewell Valley reasonably determines should be treated as confidential) and stockholders’ meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Northfield may have a reasonable interest; provided, however, that Hopewell Valley shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Hopewell Valley’s reasonable judgment, would interfere with the normal conduct of Hopewell Valley’s business or would violate or prejudice the rights or business interests or confidences of any customer. Hopewell Valley shall provide and shall request its auditors to provide Northfield Bancorp with such historical financial information regarding it (and related audit reports and consents) as Northfield Bancorp may reasonably request for Securities Laws disclosure purposes. Northfield shall use commercially reasonable efforts to minimize any interference with Hopewell Valley’s regular business operations during any such access to Hopewell Valley’s property, books and records.

6.3.2.          Hopewell Valley shall permit Northfield Bancorp, at its own expense, to cause a “Phase I Environmental Site Assessment” (the “Phase I”) (in conformance with American Society for Testing Materials (“ASTM”) Standard 1527-13, as amended) to be performed at each branch office and other property owned by Hopewell Valley, and, to the extent permitted by any lease governing Hopewell Valley’s lease of any branch, at each branch leased by Hopewell Valley, at any time prior to the Closing Date, and to the extent such Phase I recommends performance of a Phase II Environmental Site Assessment (the “Phase II”) prior to the Closing Date only to the extent that the Phase II is within the scope of additional testing recommended by the Phase I to be performed as a result of a “Recognized Environmental

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Condition” (as such term is defined by the ASTM) that was discovered in the Phase I and provided that as to any Phase II performed at a branch which Hopewell Valley leases, the landlord pursuant to the applicable lease has consented to such Phase II if such consent is necessary pursuant to the lease. Hopewell Valley will use its commercially reasonable efforts (at no cost to Hopewell Valley) to obtain such landlord consent. Prior to performing any Phase II, Northfield Bancorp will provide Hopewell Valley with a copy of its proposed work plan and Northfield Bancorp will cooperate in good faith with Hopewell Valley to address any comments or suggestions made by Hopewell Valley regarding the work plan. Northfield Bancorp and its environmental consultant shall conduct all environmental assessments pursuant to this Section 6.3.2 at mutually agreeable times and so as to eliminate or minimize to the greatest extent possible interference with Hopewell Valley’s operation of its business, and Northfield Bancorp shall maintain or cause to be maintained reasonably adequate insurance with respect to any assessment conducted hereunder. Northfield Bancorp shall be required to restore each property to substantially its pre-assessment condition. All costs and expenses incurred in connection with any Phase I or Phase II and any restoration and clean up, shall be borne solely by Northfield Bancorp.

6.3.3.          Notwithstanding anything to the contrary contained in this Section 6.3, in no event shall Northfield Bancorp have access to any information that, based on advice of Hopewell Valley’s counsel, would (a) reasonably be expected to waive any material legal privilege, (b) result in the disclosure of any trade secrets of third parties or (c) violate any obligation of Hopewell Valley with respect to confidentiality so long as, with respect to confidentiality, to the extent specifically requested by Northfield Bancorp, Hopewell Valley has made commercially reasonable efforts to obtain a waiver regarding the possible disclosure from the third party to whom it owes an obligation of confidentiality. Further, Northfield Bancorp shall not have access to information that relates to the Merger or an Acquisition Proposal. All requests made pursuant to this Section 6.3 shall be directed to an executive officer of Hopewell Valley or such Person or Persons as may be designated by Hopewell Valley. All information received pursuant to this Section 6.3 shall be governed by the terms of the Confidentiality Agreement.

6.4.         Financial and Other Statements.

6.4.1.          Promptly upon receipt thereof, Hopewell Valley will furnish to Northfield Bancorp copies of each annual, interim or special internal or external audit of the books of Hopewell Valley and each Hopewell Valley Subsidiary made by Hopewell Valley, its independent auditors or other auditors, and copies of all internal control reports submitted to Hopewell Valley by such auditors in connection with each annual, interim or special internal or external audit of the books of Hopewell Valley and the Hopewell Valley Subsidiaries made by its auditors.

6.4.2.          Hopewell Valley will furnish to Northfield Bancorp copies of all documents, statements and reports as it or any Hopewell Valley Subsidiary shall send to its stockholders, the FDIC, the New Jersey Department, or any other Regulatory Authority, except as legally prohibited thereby.

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6.4.3.          Hopewell Valley will advise Northfield Bancorp promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of Hopewell Valley or any Hopewell Valley Subsidiary.

6.4.4.          With reasonable promptness, Hopewell Valley will furnish to Northfield Bancorp such additional financial data that Hopewell Valley possesses and as Northfield Bancorp may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

6.5.         Maintenance of Insurance.

Hopewell Valley shall maintain, and cause the Hopewell Valley Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business.

6.6.         Disclosure Supplements.

From time to time prior to the Effective Time, Hopewell Valley will promptly supplement or amend the Hopewell Valley DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Hopewell Valley DISCLOSURE SCHEDULE or which is necessary to correct any information in such Hopewell Valley DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such Hopewell Valley DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7.         Consents and Approvals of Third Parties; Proxy Solicitor.

Hopewell Valley shall use all commercially reasonable efforts, and shall cause each Hopewell Valley Subsidiary to use all commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Hopewell Valley shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder, the selection of which shall be subject to the reasonable approval of Northfield, which approval shall not be unreasonably delayed, withheld or conditioned.

6.8.         All Reasonable Efforts.

Subject to the terms and conditions herein provided, Hopewell Valley agrees to use, and agrees to cause each Hopewell Valley Subsidiary to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

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6.9.         Failure to Fulfill Conditions.

In the event that Hopewell Valley determines that a condition to its obligation to complete the Merger cannot be fulfilled, it will promptly notify Northfield Bancorp.

6.10.       No Solicitation.

6.10.1.          Hopewell Valley shall not, and shall cause the Hopewell Valley Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents (collectively, the “Hopewell Valley Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Northfield Bancorp) any information or data with respect to Hopewell Valley or any of the Hopewell Valley Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Hopewell Valley is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by Hopewell Valley or any Hopewell Valley Representative, whether or not such Representative is so authorized and whether or not such Hopewell Valley Representative is purporting to act on behalf of Hopewell Valley or otherwise, shall be deemed to be a breach of this Agreement by Hopewell Valley. Hopewell Valley and Hopewell Valley Subsidiaries shall, and shall cause each of the Hopewell Valley Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Northfield Bancorp), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions, including by way of merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Hopewell Valley or any of the Hopewell Valley Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Hopewell Valley or any of the Hopewell Valley Subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of Hopewell Valley and the Hopewell Valley Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of Hopewell Valley or any of the Hopewell Valley Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of

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equity securities of Hopewell Valley or any of the Hopewell Valley Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

6.10.2.          Notwithstanding Section 6.10.1, Hopewell Valley may take any of the actions described in clause (ii) of Section 6.10.1 only if, (i) Hopewell Valley has received a bona fide unsolicited written Acquisition Proposal, prior to the Hopewell Valley Stockholders Meeting, that did not result from a breach of this Section 6.10; (ii) the Hopewell Valley Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal; (iii) Hopewell Valley has provided Northfield Bancorp with at least two (2) business days prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to Hopewell Valley or any of the Hopewell Valley Subsidiaries or otherwise relating to an Acquisition Proposal, Hopewell Valley receives from such Person a confidentiality agreement with terms no less favorable to Hopewell Valley than those contained in the non-disclosure agreement dated May 26, 2015 entered into between Northfield Bancorp and Sandler, O’Neill & Partners, L.P. on behalf of Hopewell Valley. Hopewell Valley shall promptly provide to Northfield Bancorp any non-public information regarding Hopewell Valley or the Hopewell Valley Subsidiaries provided to any other Person that was not previously provided to Northfield Bancorp, such additional information to be provided no later than the date of provision of such information to such other party. Hopewell Valley will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement. Hopewell Valley shall not release any third party from, or waive any provision of, any confidentiality agreement or standstill agreement to which it or any Hopewell Valley Subsidiary is a party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Hopewell Valley Board of Directors determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Hopewell Valley Common Stock or all, or substantially all, of the assets of Hopewell Valley and the Hopewell Valley Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the shares of Hopewell Valley Common Stock or Hopewell Valley Series A Preferred Stock that is more favorable, from a financial point of view, than the consideration to be paid to the Hopewell Valley Stockholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to the Hopewell Valley Stockholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

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6.10.3.          Hopewell Valley shall promptly (and in any event within twenty-four (24) hours) notify Northfield Bancorp in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Hopewell Valley or any Hopewell Valley Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications). Hopewell Valley agrees that it shall keep Northfield Bancorp informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

6.10.4.          Subject to Section 6.10.5, neither the Hopewell Valley Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Northfield Bancorp in connection with the transactions contemplated by this Agreement (including the Merger), the Hopewell Valley Recommendation (as defined in Section 8.1.1), or make any statement, filing or release, in connection with the Hopewell Valley Stockholders Meeting or otherwise, inconsistent with the Hopewell Valley Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Hopewell Valley Recommendation); (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Hopewell Valley or any of the Hopewell Valley Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.10.2 or (B) requiring Hopewell Valley to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

6.10.5.          Notwithstanding Section 6.10.4, prior to the date of Hopewell Valley Stockholders Meeting, the Hopewell Valley Board of Directors may approve or recommend to the stockholders of Hopewell Valley a Superior Proposal and withdraw, qualify or modify the Hopewell Valley Recommendation in connection therewith (a “Hopewell Valley Subsequent Determination”) after the third (3rd) Business Day following Northfield Bancorp’s receipt of a notice (the “Notice of Superior Proposal”) from Hopewell Valley advising Northfield Bancorp that the Hopewell Valley Board of Directors has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 6.10) constitutes a Superior Proposal (it being understood that Hopewell Valley shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that Hopewell Valley proposes to accept and the subsequent notice period shall be two (2) business days) if, but only if, (i) the Hopewell Valley Board of Directors has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor, that the failure to take such actions would be reasonably likely to violate its fiduciary duties to Hopewell Valley’s stockholders under applicable law, and (ii) at the end of such three (3) Business Day period or the two (2) Business Day Period (as the case may be), after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by Northfield Bancorp since its receipt

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of such Notice of Superior Proposal (provided, however, that Northfield Bancorp shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), Hopewell Valley Board of Directors has again in good faith made the determination (A) in clause (i) of this Section 6.10.5, and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the Hopewell Valley Recommendation or the making of a Hopewell Valley Subsequent Determination by the Hopewell Valley Board of Directors shall not change the approval of the Hopewell Valley Board of Directors for purposes of causing any applicable “moratorium,” “control share,” “fair price,” “takeover,” “interested stockholder” or similar law to be inapplicable to this Agreement and the Hopewell Valley Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

6.11.       Board of Directors and Committee Meetings.

Except to the extent prohibited by a Bank Regulator pursuant to regulatory policy, Hopewell Valley shall permit representatives of Northfield Bancorp or Northfield Bank (no more than two) to attend any meeting of its Board of Directors or the Executive and Loan Committees thereof as an observer, subject to the Confidentiality Agreement, provided that Hopewell Valley shall not be required to permit the representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of Hopewell Valley or during any other matter (i) that the respective Board of Directors has reasonably determined to be confidential with respect to the participation of Northfield Bancorp or Northfield Bank, or (ii) that Hopewell Valley would not be required to disclose under Section 6.3.3 hereof.

6.12.       Termination of the Hopewell Valley 401(k) Plan

At the request of Northfield Bancorp, Hopewell Valley shall take all necessary actions to terminate the Hopewell Valley 401(k) Plan immediately prior to the Effective Time. In connection with the termination of the Hopewell Valley 401(k) Plan, Hopewell Valley or Northfield Bank following the Effective Time, shall use their best efforts to seek a favorable determination letter from the IRS on the termination of the Hopewell Valley 401(k) Plan. As soon as administratively practicable following the receipt of such favorable determination letter, the account balances of all participants and beneficiaries in the Hopewell Valley 401(k) Plan shall either be distributed to the participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct in accordance with the requirements of the Code and ERISA.

6.13.       Hopewell Valley Director Plans.

Upon the written request of Northfield Bancorp given no later than thirty (30) days prior to the Closing, Hopewell Valley shall terminate the Hopewell Valley Community Bank Director Deferred Fee Agreements and any similar arrangements, effective at the Effective Time, to the extent such arrangements can be terminated in a manner consistent with the requirements of Code Section 409A, subject to the occurrence of the Effective Time, and to make a lump sum payment of the vested account balances to the participants in such agreements or arrangements.

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ARTICLE VII
COVENANTS OF NORTHFIELD BANCORP AND NORTHFIELD BANK

7.1.         Conduct of Business.

During the period from the date of this Agreement to the Effective Time, except with the written consent of Hopewell Valley, which consent will not be unreasonably withheld, conditioned or delayed, Northfield will, and they will cause each Northfield Bancorp Subsidiary to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; provided, however that the forgoing shall not be deemed to require Northfield to take any action which would otherwise violate any other provision of this Agreement.

7.2.         Disclosure Supplements.

From time to time prior to the Effective Time, Northfield Bancorp will promptly supplement or amend the Northfield Bancorp DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Northfield Bancorp DISCLOSURE SCHEDULE or which is necessary to correct any information in such Northfield Bancorp DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such Northfield Bancorp DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

7.3.         Consents and Approvals of Third Parties.

Northfield shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

7.4.         All Reasonable Efforts.

Subject to the terms and conditions herein provided, Northfield agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

7.5.         Failure to Fulfill Conditions.

In the event that Northfield Bancorp or Northfield Bank determines that a condition to its obligation to complete the Merger cannot be fulfilled, it will promptly notify Hopewell Valley.

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7.6.         Employee Benefits; Advisory Board.

7.6.1           Except as otherwise provided in this Agreement, Northfield Bancorp will review all the Hopewell Valley Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans on or after the Effective Time. In the event that any Hopewell Valley Compensation and Benefit Plan is frozen or terminated by Northfield Bancorp, former employees of Hopewell Valley who become employees of Northfield Bancorp or Northfield Bank after the Effective Time (“Continuing Employees”) who were participants in such plan shall be eligible to participate in any Northfield Bancorp Compensation and Benefit Plan of similar character (to extent that one exists, other than any Northfield Bancorp non-qualified deferred compensation plan, employment agreement, change in control agreement or equity incentive plan or other similar-type of arrangement), provided, however, that any Continuing Employee in the Hopewell Valley Community Bank Directors and Executive Life Insurance Plan of 2012 shall, so long as they continue to participate in such plan, not participate in any life insurance plan or program of Northfield Bancorp or Northfield Bank. Continuing Employees who become participants in a Northfield Bancorp Compensation and Benefits Plan shall be given credit for meeting eligibility and vesting requirements only (and not for benefit accrual purposes, except that credit for benefit accrual purposes shall be given in the Northfield Bank Employee Savings Plan) in such plans for service as an employee of Hopewell Valley prior to the Effective Time; provided, however, that credit for prior service shall be given under the Northfield Bank Employee Stock Ownership Plan only for purposes of determining eligibility to participate in such plan and not for vesting purposes, and provided further, that credit for prior service shall not be given under the Northfield Bancorp retiree health plan. This Agreement shall not be construed to limit the ability of Northfield Bancorp or Northfield Bank to terminate the employment of any Hopewell Valley employee or to review any Hopewell Valley Compensation and Benefit Plan from time to time and to make such changes (including terminating any such plan) as they deem appropriate.

7.6.2           Northfield Bancorp shall honor the contractual terms of all employment, consulting, change in control, severance and deferred compensation agreements, if any, listed on Hopewell Valley DISCLOSURE SCHEDULE 4.13.1 (collectively, the “Hopewell Valley Non-Qualified Agreements”), except to the extent any such agreement is superseded or terminated as of, or following, the Effective Time. Notwithstanding anything contained in the Hopewell Valley Non-Qualified Agreements or in this Agreement, no payment shall be made under any Non-Qualified Agreement or otherwise that would constitute a “parachute payment” (as such term is defined in Section 280G of the Code), and to the extent any payments or benefits would constitute a “parachute payment,” such payments and/or benefits will be reduced to the extent necessary to avoid penalties under Section 280G of the Code.

7.6.3           For purposes of Northfield Bank’s vacation and/or paid leave benefit programs, Northfield Bank will give each Continuing Employee credit for such individual’s accrued paid-time off balance with Hopewell Valley as of the Effective Time. In addition, any employee of Hopewell Valley whose employment is terminated on the Effective Time or within one year after the Effective Time, shall, consistent with Hopewell Valley’s PTO Policy, be paid out the value of any PTO days that have been accrued since the last anniversary date of such employee’s hiring with Hopewell Valley and that are unused at the time of such termination.

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7.6.4           Any employee of Hopewell Valley who is not a party to an employment, change in control or severance agreement or contract providing severance payments shall, for one year following the Effective Time, be covered and be eligible to receive severance benefits under the severance plan or policy (the “Hopewell Valley Severance Plan”) set forth in Hopewell Valley DISCLOSURE SCHEDULE 7.6.4 in accordance with the terms of the Hopewell Valley Severance Plan, provided, however that such employee enters into a release of claims against Northfield Bancorp, Northfield Bank and their Affiliates in a customary form reasonably satisfactory to Northfield Bancorp. Notwithstanding the forgoing, at the written direction of Northfield Bancorp to Hopewell Valley prior to the Closing, Hopewell Valley shall pay such cash severance benefit to any Hopewell Valley employee or any Hopewell Valley Subsidiary employee whose employment is terminated at Closing.

7.6.5           In the event of any termination of any Hopewell Valley health plan or consolidation of any such plan with any Northfield Bancorp or Northfield Bank health plan, Northfield Bank shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to Northfield Bank employees. Unless a Continuing Employee affirmatively terminates coverage under a Hopewell Valley health plan prior to the time that such Continuing Employee becomes eligible to participate in the Northfield Bank health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Hopewell Valley health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Northfield Bank and their dependents. In the event of a termination or consolidation of any Hopewell Valley health plan, terminated Hopewell Valley employees and qualified beneficiaries will have the right to continued coverage under group health plans of Northfield Bank in accordance with COBRA.

7.6.6           Northfield Bancorp and Northfield Bank agree to take all such actions related to the Hopewell Valley 401(k) Plan as stated in Section 6.12 of this Agreement.

7.6.7           Effective as of the Closing Date, Northfield Bancorp shall establish the Hopewell Valley Advisory Board, which will be comprised of those persons who serve on the Hopewell Valley Board of Directors (other than the Hopewell Valley board member who shall serve on the Northfield Bancorp and Northfield Bank boards and the Hopewell Valley Chief Executive Officer). Northfield Bancorp anticipates that the Hopewell Valley Advisory Board would remain for a period of not less than two (2) years following the Effective Time of the Merger. The Hopewell Valley Advisory Board will conduct quarterly meetings, either in person or by conference call, as deemed appropriate by Northfield Bank. Each member of the Hopewell Valley Advisory Board will receive a fee of $1,500 for each meeting attended in person or by conference call.

7.6.8           Notwithstanding any other provision hereof, Hopewell Valley shall have the right to agree to pay, at or immediately prior to the Closing, in the aggregate up to $200,000 in retention bonuses to certain employees (excluding any employee covered by an employment or change in control agreement), but no more than $25,000 to any individual employee. Hopewell Valley DISCLOSURE SCHEDULE 7.6.8 lists those employees who are to receive such bonuses, and the amount of bonus payable to each such employee. In the event any such

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employees are subsequently terminated by Northfield Bancorp, they shall be entitled to the severance payments provided for under Section 7.6.4 hereof.

7.7.         Directors and Officers Indemnification and Insurance.

7.7.1.          Northfield Bancorp shall maintain, or shall cause Northfield Bank to maintain, in effect for six (6) years following the Effective Time, the current directors’ and officers’ liability insurance policies maintained by Hopewell Valley (provided, that Northfield Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Northfield Bancorp be required to expend pursuant to this Section 7.7.1, in the aggregate for such policy or policies, more than two-hundred percent (200%) of the annual cost currently expended by Hopewell Valley with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Northfield Bancorp shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, Hopewell Valley agrees in order for Northfield Bancorp to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

7.7.2.          In addition to Section 7.7.1, for a period of six (6) years after the Effective Time, Northfield Bancorp shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of Hopewell Valley or a Hopewell Valley Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Northfield Bancorp, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Hopewell Valley or a Hopewell Valley Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the “Indemnified Liabilities”), to the fullest extent as would have been permitted by Hopewell Valley under New Jersey Banking Law and under Hopewell Valley’s certificate of incorporation and bylaws, to the extent not prohibited by Delaware or federal law or regulation. Northfield Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by Delaware law (and to the extent not prohibited by federal law or regulation) upon receipt of an undertaking to repay such advance payments if the Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.7.2 upon learning of any Claim, shall notify Northfield Bancorp (but the failure so to notify Northfield Bancorp shall not relieve Northfield Bancorp

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from any liability which it may have under this Section 7.7.2, except to the extent such failure materially prejudices Northfield Bancorp) and shall deliver to Northfield Bancorp the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) Northfield Bancorp shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption Northfield Bancorp shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Northfield Bancorp elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between Northfield Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Northfield Bancorp shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, Northfield Bancorp shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties and the reasonable fees and expenses of such law firm shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one law firm, (3) Northfield Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) he shall have been adjudicated in any proceeding not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Hopewell Valley or any Hopewell Valley Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Hopewell Valley or any Hopewell Valley Subsidiary.

7.7.3.          The obligations of Northfield Bancorp provided under this Section 7.7 are intended to be enforceable against Northfield Bancorp directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Northfield Bancorp. Northfield Bancorp shall pay all reasonable costs, including attorneys’ fees, as incurred and in advance of the final disposition of any claim, action, suit, proceeding or investigation by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 7.7 to the fullest extent permitted under applicable law; provided, however such payment of costs shall be immediately reimbursed to Northfield Bancorp by such Indemnified Party if the Indemnified Party is not successful enforcing the indemnity or other obligations provided for in this Section 7.7. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

7.7.4.          Any indemnification payments made pursuant to this Section 7.7 are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the FDIC (12.C.F.R. Part 359).

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7.8.         Stock Listing.

Northfield Bancorp agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the Northfield Bancorp Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of Northfield Bancorp Common Stock to be issued in the Merger.

7.9.         Stock and Cash Reserve.

Northfield Bancorp agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Northfield Bancorp Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

ARTICLE VIII
REGULATORY AND OTHER MATTERS

8.1.         Meeting of Hopewell Valley Stockholders; Proxy Statement-Prospectus; Merger Registration Statement

8.1.1.           Hopewell Valley will as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in Hopewell Valley’s reasonable judgment, necessary or desirable (the “Hopewell Valley Stockholders Meeting”). Hopewell Valley agrees that its obligations pursuant to this Section 8.1 shall not be affected by the commencement, public proposal, public disclosure or communication to Hopewell Valley of any Acquisition Proposal or by any Change of Recommendation (as defined below). Subject to Section 6.10.4, Hopewell Valley shall, (i) through Hopewell Valley’s Board of Directors, recommend to its stockholders approval and adoption of this Agreement (the “Hopewell Valley Recommendation”), (ii) include such recommendation in the Proxy Statement-Prospectus (as defined below) for such Hopewell Valley Stockholders Meeting and (iii) use commercially reasonable efforts to obtain from the Hopewell Valley Stockholders a vote approving and adopting this Agreement.

8.1.2.          For the purposes (a) of registering Northfield Bancorp Common Stock to be offered to holders of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock in connection with the Merger with the SEC under the Securities Act and (b) of holding the Hopewell Valley Stockholders Meeting, Northfield Bancorp shall draft and prepare, and Hopewell Valley shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement-prospectus in the form mailed by Hopewell Valley to the Hopewell Valley stockholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). Northfield Bancorp shall provide Hopewell Valley and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus prior to the time it is initially filed with the

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SEC or any amendments are filed with the SEC. Northfield Bancorp shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of Northfield Bancorp and Hopewell Valley shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Hopewell Valley shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. Northfield Bancorp shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Hopewell Valley shall furnish all information concerning Hopewell Valley and the holders of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock as may be reasonably requested in connection with any such action.

8.1.3.          Northfield Bancorp shall, as soon as is practicable, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Northfield Bancorp will advise Hopewell Valley promptly after Northfield Bancorp receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of Northfield Bancorp Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information.

8.1.4.          Hopewell Valley and Northfield Bancorp shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Hopewell Valley shall cooperate with Northfield Bancorp in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Northfield Bancorp shall file an amended Merger Registration Statement with the SEC, and Hopewell Valley shall mail a Proxy Statement-Prospectus to the holders of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock.

8.2.         Regulatory Approvals.

The Parties will cooperate with each other and use best efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of, the Bank Regulators and any other Governmental Entities necessary to consummate the transactions contemplated by this Agreement and Northfield will make all necessary filings in respect of the required Regulatory Approvals as promptly as practicable after the date hereof. In no event shall Northfield Bancorp or Northfield Bank be required to agree to any prohibition, limitation, or other requirement that would individually or in the aggregate (a) prohibit or materially limit the ownership or operation by Northfield Bancorp or Northfield Bank of all or any material portion of the business or assets of Hopewell Valley or any Hopewell Valley Subsidiary, (b) compel Northfield Bancorp or Northfield Bank to dispose of or hold separate all or any material portion of the business or assets of Hopewell Valley or any Hopewell Valley Subsidiary, (c) impose a material compliance

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burden, penalty or obligation on Northfield Bancorp or Northfield Bank resulting from noncompliance by Hopewell Valley with its regulatory obligations or (d) otherwise materially impair the value of Hopewell Valley and the Hopewell Valley Subsidiaries to Northfield Bancorp and Northfield Bank (any such requirement alone, or more than one such requirement together, a “Burdensome Condition”). The Parties will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made to any Bank Regulator or Governmental Entity in connection with the Merger, and the other transactions contemplated by this Agreement. Hopewell Valley shall have the right to review, and to the extent practicable to consult with Northfield on, the information which appears in any filing made in connection with the transactions contemplated by this Agreement with any Bank Regulator or any Governmental Entity. Northfield Bancorp shall give Hopewell Valley and its counsel the opportunity to review, and to the extent practicable to consult with Northfield on, each filing prior to its being filed with a Bank Regulator and shall give Hopewell Valley and its counsel the opportunity to review all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Bank Regulator.

ARTICLE IX
CLOSING CONDITIONS

9.1.         Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

9.1.1.          Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Hopewell Valley.

9.1.2.          Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding to enjoin or prohibit the consummation of the Merger or the transactions contemplated by the Merger.

9.1.3.          Regulatory Approvals. All Regulatory Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals shall have expired.

9.1.4.          Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of

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Northfield Bancorp Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

9.1.5.          Nasdaq Listing. The shares of Northfield Bancorp Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

9.1.6.          Tax Opinion.   Northfield Bancorp and Hopewell Valley shall have received an opinion, dated as of the Effective Time, of Luse Gorman, PC, reasonably satisfactory in form and substance to Northfield Bancorp and Hopewell Valley (and its counsel), based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts, representations and customary limitations as such counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code.

9.2.         Conditions to the Obligations of Northfield Bancorp and Northfield Bank under this Agreement.

The obligations of Northfield Bancorp and Northfield Bank under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.6 at or prior to the Closing Date:

9.2.1.          Representations and Warranties. Each of the representations and warranties of Hopewell Valley set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and Hopewell Valley shall have delivered to Northfield Bancorp a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Hopewell Valley as of the Effective Time.

9.2.2.          Agreements and Covenants. Hopewell Valley shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Northfield Bancorp shall have received a certificate signed on behalf of Hopewell Valley by the Chief Executive Officer and Chief Financial Officer of Hopewell Valley to such effect dated as of the Effective Time.

9.2.3.          Permits, Authorizations, Etc. Hopewell Valley and the Hopewell Valley Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger.

9.2.4.          Hopewell Valley Series B Preferred Stock Redemption. Either Hopewell Valley or Northfield Bank has received unconditional approval from the U.S. Department of the Treasury to irrevocably redeem all outstanding shares of Hopewell Valley Series B Preferred Stock or exchange such shares for Northfield Bancorp Preferred Stock with rights, privileges, voting powers, limitations and restrictions that are substantially identical to those of the Hopewell Valley Series B Preferred Stock.

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9.2.5.          Regulatory Approvals. None of the Regulatory Approvals necessary to consummate the Merger and the transactions contemplated by this Agreement shall include a Burdensome Condition.

9.2.6.          Dissenting Shares. As of immediately prior to the Effective Time, not more than ten percent (10%) of the issued and outstanding shares of Hopewell Valley Common Stock and Hopewell Valley Series A Preferred Stock shall have served a written notice of dissent from this Agreement to Hopewell Valley under New Jersey Banking Law.

Hopewell Valley will furnish Northfield Bancorp with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as Northfield Bancorp may reasonably request.

9.3.         Conditions to the Obligations of Hopewell Valley under this Agreement.

The obligations of Hopewell Valley under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.4 at or prior to the Closing Date:

9.3.1.          Representations and Warranties. Each of the representations and warranties of Northfield set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 5.1; and Northfield shall have delivered to Hopewell Valley a certificate to such effect signed by the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of Northfield Bancorp and Northfield Bank as of the Effective Time.

9.3.2.          Agreements and Covenants. Northfield shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and Hopewell Valley shall have received a certificate signed on behalf of Northfield Bancorp and Northfield Bank by the Chief Executive Officer or Chief Operating Officer and Chief Financial Officer of Northfield Bancorp and Northfield Bank to such effect dated as of the Effective Time.

9.3.3.          Permits, Authorizations, Etc. Northfield shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, the failure to obtain which would have a Material Adverse Effect on Northfield Bancorp and its Subsidiaries, taken as a whole.

9.3.4.          Payment of Merger Consideration. Northfield Bancorp shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide Hopewell Valley with a certificate evidencing such delivery.

Northfield will furnish Hopewell Valley with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as Hopewell Valley may reasonably request.

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ARTICLE X
THE CLOSING

10.1.       Time and Place.

Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place by mail or electronic delivery, or, at the option of the Northfield Bancorp, at the offices of Luse Gorman, PC, 5335 Wisconsin Avenue, Suite 780, Washington, D.C. at 10:00 a.m. on the Closing Date, or at such other place or time upon which Northfield Bancorp and Hopewell Valley mutually agree. A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place by electronic delivery or at the offices of Luse Gorman, PC, 5335 Wisconsin Avenue, Suite 780, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date.

10.2.       Deliveries at the Pre-Closing and the Closing.

At the Pre-Closing there shall be delivered to Northfield Bancorp and Hopewell Valley the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof.

ARTICLE XI
TERMINATION, AMENDMENT AND WAIVER

11.1.       Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of Hopewell Valley:

11.1.1.          By the mutual written agreement of Northfield Bancorp and Hopewell Valley;

11.1.2.          By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by Hopewell Valley) or Section 9.3.1 (in the case of a breach of a representation or warranty by Northfield Bancorp);

11.1.3.          By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written

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notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by Hopewell Valley) or Section 9.3.2 (in the case of a breach of covenant by Northfield Bancorp);

11.1.4.          By either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Northfield Bancorp and Hopewell Valley; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement; provided, however, that Hopewell Valley shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 8.1.

11.1.5.          By either party, if the stockholders of Hopewell Valley shall have voted at the Hopewell Valley Stockholders Meeting (as it may be adjourned and reconvened) and such vote shall not have been sufficient to approve the Merger or this Agreement;

11.1.6.          By either party if (i) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection and such denial is final and un-appealable, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

11.1.7.          By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement;

11.1.8.          By Northfield Bancorp, (i) if Hopewell Valley shall have materially breached its obligations under Section 6.10 or 8.1 of this Agreement or (ii) if the Hopewell Valley Board of Directors does not publicly recommend in the Proxy Statement-Prospectus that the Hopewell Valley Stockholders approve and adopt this Agreement or if, after making the Hopewell Valley Recommendation in the Proxy Statement-Prospectus for the Hopewell Valley Stockholders Meeting, the Hopewell Valley Board of Directors makes a Hopewell Valley Subsequent Determination;

11.1.9.          By the Board of Directors of Hopewell Valley if Hopewell Valley has received a Superior Proposal and the Board of Directors of Hopewell Valley has made a determination to accept such Superior Proposal.

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11.2.       Effect of Termination.

11.2.1.          In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that the provisions of Sections 11.2, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

11.2.2.          If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(A)   Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(B)    In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder. Moreover, no party shall be relieved of liability for fraud.

(C)    As a condition of Northfield Bancorp’s willingness, and in order to induce Northfield Bancorp to enter into this Agreement, and to reimburse Northfield Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Hopewell Valley hereby agrees to pay Northfield Bancorp, and Northfield Bancorp shall be entitled to payment of, a fee of $2,000,000 (the “Fee”), within three business days after written demand for payment is made by Northfield Bancorp, following the occurrence of any of the events set forth below:

(i)          Hopewell Valley terminates this Agreement pursuant to Section 11.1.9 or Northfield Bancorp terminates this Agreement pursuant to Section 11.1.8; or

(ii)         The entering into a definitive agreement by Hopewell Valley relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Hopewell Valley within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by Northfield Bancorp pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by Hopewell Valley or any Hopewell Valley Subsidiary; or (ii) the failure of the stockholders of Hopewell Valley to approve this Agreement after the occurrence of an Acquisition Proposal.

(D)         The right to receive payment of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Northfield Bancorp and Northfield Bank against Hopewell Valley and its Subsidiaries and their respective officers and directors with respect to a termination listed under Section 11.2.2(C)(i) or (ii).

(E)         Northfield Bancorp shall be reimbursed by Hopewell Valley for all fees, costs and other expenses incurred by Northfield Bancorp in connection with enforcing its right to the Fee.

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11.3.       Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of Hopewell Valley), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of Hopewell Valley, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to Hopewell Valley’s stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

ARTICLE XII
MISCELLANEOUS

12.1.       Confidentiality.

Except as specifically set forth herein, Northfield Bancorp, Northfield Bank and Hopewell Valley mutually agree to be bound by the terms of the confidentiality agreement dated May 26, 2015 and the confidentiality agreement dated July 31, 2015 (together, the “Confidentiality Agreement”) previously executed by the parties hereto, which Confidentiality Agreement, is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.

12.2.       Public Announcements.

Hopewell Valley and Northfield Bancorp shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither Hopewell Valley nor Northfield Bancorp nor Northfield Bank shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto; provided, however, that nothing in this Section 12.2 shall be deemed to prohibit any party from making any disclosure that its counsel deems necessary to satisfy such party’s disclosure obligations imposed by law.

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12.3.       Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time, including but not limited to Sections 2.9, 3.3.2 through 3.3.8, 6.2.2, 7.6, 7.7, 12.1 and 12.11.

12.4.       Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, with confirmation of receipt, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Hopewell Valley, to:	James Hyman President and Chief Executive Officer Hopewell Valley Community Bank 4 Route 31 South Pennington, New Jersey 08534 Fax: (609) 730-9144 Email:jhyman@hvcbonline.com

With required copies to:	Robert A. Schwartz, Esq. Windels Marx Lane & Mittendorf, LLP 120 Albany Street Plaza, 6th Floor New Brunswick, New Jersey 08901 Fax: (732) 846-8877 Email: rschwartz@windelsmarx.com

If to Northfield Bancorp and Northfield Bank, to:	John W. Alexander Chairman and Chief Executive Officer Northfield Bancorp, Inc. 581 Main Street Woodbridge, New Jersey 07095 Fax: (732) 634-0528 Email: jalexander@enorthfield.com

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With required copies to:	Eric Luse, Esq. Ned Quint, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 Fax: (202) 362-2902 Email: eluse@luselaw.com nquint@luselaw.com or such other address as shall be furnished in writing by any party.

12.5.       Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for the provisions of Article III and Sections 7.7 and this 12.5, following the Effective Time, nothing in this Agreement, express or implied, is intended to confer upon any person, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.6.       Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

12.7.       Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

12.8.       Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

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12.9.       Governing Law.

This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

12.10.     Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.11.     Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions thereof in the Chancery Court of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such injunctive relief. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Chancery Court of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chancery Court of the State of Delaware. In the event it is determined that the Chancery Court of the State of Delaware does not have jurisdiction with respect to any dispute arising out of this Agreement or the transactions contemplated, all reference in this Section 12.11 to the Chancery Court of the State of Delaware shall be deemed to include any other court located in the State of Delaware solely with respect to such claim.

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12.12.     Waiver of Jury Trial

EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

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IN WITNESS WHEREOF, Northfield Bancorp, Northfield Bank and Hopewell Valley have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

NORTHFIELD BANCORP, INC.

By:	/s/ John W. Alexander
Name: John W. Alexander
Title: Chairman and Chief Executive Officer

NORTHFIELD BANK

By:	/s/ John W. Alexander
Name: John W. Alexander
Title: Chairman and Chief Executive Officer

HOPEWELL VALLEY COMMUNITY BANK

By:	/s/ James Hyman
Name: James Hyman
Title: President and Chief Executive Officer

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APPENDIX B

SECTIONS 17:9A–140 THROUGH 17:9A–145 OF THE NEW JERSEY STATUTES

17:9A-140.         Rights of dissenting stockholders; settlement by agreement

A.	A stockholder who

(1)	is entitled to vote at the meeting of stockholders prescribed by section 137; and who

(2)	serves a written notice of dissent from the merger agreement, in the manner, at the place, and within the time prescribed in subsections B and C of this section; and who

(3)	does not vote to approve the merger agreement at the meeting prescribed by section 137, or at any adjournment thereof,

may, within thirty days after the filing of the agreement in the department as provided by section 137, serve a demand upon the receiving bank at its principal office, for the payment to him of the value of his shares of stock.  The receiving bank may, within ten days after the receipt of such demand, offer to pay the stockholder a sum for his shares, which, in the opinion of the board of directors of the receiving bank, does not exceed the amount which would be paid upon such shares if the business and assets of the bank whose stock such stockholder holds were liquidated on the day of the filing of the agreement pursuant to section 137.

B.           Service of the notice of dissent prescribed by paragraph (2) of subsection A of this section shall be made at the principal office of the bank whose stock is held by the dissenting stockholder, and shall be made not later than the third day prior to the day fixed for the meeting of the stockholders of such bank pursuant to section 137.

C.           Service of the notice of dissent and of the demand for payment prescribed by this section may be made by registered mail or personally by the dissenting stockholder or his agent.

17:9A-141.         Appointment of appraisers

If a stockholder fails to accept the sum offered for his shares pursuant to section one hundred forty, he may, within three weeks after the receipt by him of the bank's offer of payment, or, if no offer is made by the bank, within three weeks after the date upon which his demand was served upon the bank as specified in section one hundred forty, institute an action in the Superior Court for the appointment of a board of three appraisers to determine the value of his shares of stock as of the day of the filing of the merger agreement pursuant to section one hundred thirty-seven.  The court may proceed in the action in a summary manner or otherwise.  Any other stockholder who has the right to institute a similar action may intervene. The court shall, in respect to any one bank, appoint a single board of three appraisers to determine the value of the shares of all stockholders of such bank who are parties to such action.

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17:9A-142.          Duties of appraisers; report; objections; compensation; vacancies

A.           The appraisers shall be sworn to the faithful discharge of their duties. They shall meet at such place or places, and shall give such notice of their meetings as the court may prescribe.  The bank and each stockholder who is a party to the action instituted pursuant to section one hundred forty-one, may be represented by attorneys in the proceedings before such appraisers, and may present such evidence to them as shall be material to the issue.  The determination of any two of the appraisers shall control.  Upon the conclusion of their deliberations, the appraisers shall file in the Superior Court a report and appraisal of the value of the shares of stock, and shall mail a copy thereof to the bank and to each stockholder who is a party to said action.

B.           The bank and each stockholder who is a party to said action shall have ten days after the filing of the report and appraisal within which to object thereto in the Superior Court.  In the absence of any objections, the report and appraisal shall be binding upon the bank and upon such stockholders, and the bank shall pay each such stockholder the value of his shares, as reported by the appraisers, with interest from the date of the filing of the merger agreement pursuant to section one hundred thirty-seven, at such rate, not in excess of the legal rate, as shall be fixed by the appraisers.  If objections are made, the court shall make such order or judgment thereon as shall be just.

C.           The Superior Court shall fix the compensation of the appraisers, which shall be paid by the bank, and shall be vested with full jurisdiction over all matters arising out of an action instituted pursuant to section one hundred forty-one.  In the case of a vacancy in the board of appraisers, the Superior Court shall, on its own motion, or upon motion of a stockholder, or of the receiving bank, fill such vacancy.

17:9A-143.          Assignment of stock to bank

Upon payment by the bank of the value of shares of stock pursuant to this article, the holder thereof shall assign such shares to the bank.

17:9A-144.          Effect of stockholder's failure to act

A stockholder who fails to act pursuant to sections 140 or 141 shall be forever barred from bringing any action to enforce his right to be paid the value of his shares in lieu of continuing his status as a stockholder in the receiving bank.

17:9A-145.          Obligation of bank to pay stockholder

An offer by the bank and an acceptance thereof by the stockholder pursuant to section 140 and the determination of value upon proceedings brought pursuant to sections 141 and 142 shall constitute a debt of the receiving bank for the recovery of which an action will lie.

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APPENDIX C

[Letterhead of Sandler O’Neill & Partners, L.P.]

August 25, 2015

Board of Directors

Hopewell Valley Community Bank

Four Route 31 South

Pennington, NJ 08534

Ladies and Gentlemen:

Hopewell Valley Community Bank (the “Company”), Northfield Bancorp, Inc. (“Northfield Bancorp”) and Northfield Bank (“Northfield Bank”) have entered into an agreement and plan of merger, dated as of August 25, 2015 (the ‘‘Agreement’’), pursuant to which the Company will merge with and into Northfield Bank, a wholly owned subsidiary of Northfield Bancorp, with Northfield Bank as the surviving entity (the “Merger”). Pursuant to the terms of the Agreement, upon the effective time of the Merger, each share of common stock, $5.00 par value, of the Company (the “Company Common Stock”) issued and outstanding as of the Effective Time, except for certain shares specified in the Agreement, shall be converted into the right to receive, at the election of the holder thereof, either: (i) 0.9592 shares of common stock, $0.01 par value, of Northfield Bancorp (the “Stock Consideration”), or (ii) $14.50 in cash (the “Cash Consideration”), subject to the limitations set forth in the Agreement which provide generally that shareholder elections may be adjusted as necessary to result in an overall ratio of 25% of Company Common Stock being converted into the right to receive Cash Consideration and 75% of Company Common Stock being converted into the right to receive Stock Consideration. The Cash Consideration, the Stock Consideration and any cash in lieu of fractional shares paid pursuant to the Agreement are referred to herein as the “Merger Consideration.” The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of the Company Common Stock.

Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of the Company that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Northfield Bancorp that we deemed relevant; (iv) internal financial projections for the Company for the year ending December 31, 2015 prepared by the Company and guidance from senior management of the Company for the years thereafter, management having advised us that no detailed projections for periods subsequent to the year ending December 31, 2015 were available; (v) publicly available mean and median analyst earnings estimates for Northfield Bancorp for the

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years ending December 31, 2015 and December 31, 2016, management of Northfield Bancorp having advised us that no detailed projections for Northfield Bancorp were available; (vi) the pro forma financial impact of the Merger on Northfield Bancorp based on certain assumptions relating to estimated transaction costs, purchase accounting adjustments, the conversion of the Company’s Series A convertible preferred stock, the redemption of the Company’s Series B preferred stock as well as certain expected cost savings and other synergies which were discussed with the senior management of Northfield Bancorp; (vii) a comparison of certain financial and other information, including stock trading information, for the Company and Northfield Bancorp with similar publicly available information for certain other publicly traded bank and thrifts; (viii) the publicly disclosed financial terms of certain other recent merger and acquisition transactions in the banking sector; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of the Company the business, financial condition, results of operations and prospects of the Company and held similar discussions with the senior management of Northfield Bancorp regarding the business, financial condition, results of operations and prospects of Northfield Bancorp.

In performing our review, we have relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Northfield Bancorp or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the respective managements of the Company and Northfield Bancorp that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company, Northfield Bancorp or Northfield Bank. We did not make an independent evaluation of the adequacy of the allowance for loan losses of the Company, Northfield Bank or the combined entity after the Merger and we have not reviewed any individual credit files relating to the Company or Northfield Bank. We have assumed, with your consent, that the respective allowances for loan losses for both the Company and Northfield Bank are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for the Company for the year ending December 31, 2015 which were prepared by the Company and guidance from senior management of the Company for the years thereafter, management having advised us that no detailed projections for periods subsequent to the year ending December 31, 2015 were available, as well as publicly available median analyst earnings estimates for Northfield Bancorp for the years ending December 31, 2015 and December 31, 2016, management of Northfield Bancorp having advised us that no detailed projections for Northfield Bancorp were

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available. Sandler O’Neill also received and used in its analyses assumptions relating to estimated transaction costs, purchase accounting adjustments, the conversion of the Company’s Series A convertible preferred stock, the redemption of the Company’s Series B preferred stock as well as certain expected cost savings and other synergies which were discussed with the senior management of Northfield Bancorp. With respect to those estimates, the senior management of Northfield Bancorp confirmed to us that those estimates reflected the best currently available estimates of management of the future financial performance of the Company and Northfield Bancorp, and we assumed that such performance would be achieved. We express no opinion as to such estimates or the assumptions on which they are based. We have assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of the Company or Northfield Bancorp since the date of the most recent financial data made available to us. We have also assumed in all respects material to our analysis that the Company and Northfield Bancorp would remain as going concerns for all periods relevant to our analyses. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants required to be performed by such party under the agreements and that the conditions precedent in such agreements are not waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no material delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Northfield Bancorp or the Merger, and (iii) the Merger and any related transaction will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements.

Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading values of the Company Common Stock after the date of this opinion or what the value of Northfield Bancorp’s common stock will be once it is actually received by the holders of the Company Common Stock.

We have acted as the Company’s financial advisor in connection with the Merger and a significant portion of our fee is contingent upon the closing of the Merger. We also will receive a fee from the Company as a result of our rendering this opinion. The Company has also agreed to

C-3

indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to the Company and Northfield Bancorp and their affiliates. We may also actively trade the equity and debt securities of the Company, Northfield Bancorp or their affiliates for our own account and for the accounts of our customers. In addition, as we have previously advised you, we have provided certain investment banking services to Northfield Bancorp in the past and have received customary compensation for such services and may provide, and receive compensation for, such services in the future, including during the pendency of the Merger.

This letter is directed to the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to be paid to holders of the Company Common Stock and does not address the underlying business decision of the Company to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. This opinion shall not be reproduced without Sandler O’Neill’s prior written consent, provided however Sandler O’Neill will provide its consent for the opinion to be included in required regulatory filings to be completed in connection with the Merger. This Opinion has been approved by Sandler O’Neill’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by the Company’s officers, directors, or employees, or any class of such persons, relative to the compensation to be received in the Merger by any other shareholders of the Company.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.

C-4

[Logo of Hopewell Valley]

Dear holder of Series A preferred stock:

T he board of directors of Hopewell Valley Community Bank (“Hopewell Valley”) has unanimously approved a merger agreement with Northfield Bancorp, Inc. and Northfield Bank, the wholly owned subsidiary of Northfield Bancorp. Hopewell Valley is holding a special meeting of its holders of common stock to vote on the merger between Hopewell Valley and Northfield Bank. If the merger agreement is approved by holders of at least two-thirds of the issued and outstanding shares of common stock of Hopewell Valley and the merger is subsequently completed, Hopewell Valley will merge with and into Northfield Bank, Hopewell Valley’s separate corporate existence will cease, and Northfield Bank will continue as the surviving institution. You are receiving this document as a holder of Series A preferred stock of Hopewell Valley. These shares do not have voting rights and, therefore, you will not have the ability to vote at the special meeting. However, under the terms of the merger agreement, each share of Hopewell Valley Series A preferred stock will be deemed to be converted into 1.55 shares of Northfield Bancorp common stock immediately before the closing of the m erger. As a result, as a holder of Series A preferred stock you have the ability to elect the type of consideration you would prefer to receive in exchange for your shares of preferred stock.

Under the terms of the merger agreement, each outstanding share of Hopewell Valley common stock (including shares of Hopewell Valley Series A preferred stock to be converted into shares of Hopewell Valley common stock) will be converted into the right to receive, at the election of each Hopewell Valley shareholder, 0.9592 shares of Northfield Bancorp common stock or $14.50 in cash, subject to certain adjustment and allocation procedures that will result in 75% of Hopewell Valley’s common stock being converted into Northfield Bancorp common stock and 25% of Hopewell Valley’s common stock being converted into cash. For more information, see “Proposal 1—Description of the Merger—Consideration to be Received in the Merger.”

On August 25, 2015, which was the last trading date preceding the public announcement of the proposed merger, the trading price of Northfield Bancorp’s common stock was $14.87 per share, which, after giving effect to the 0.9592 exchange ratio, has an implied value of approximately $14.26 per share. Based on this price with respect to the stock consideration, and the cash consideration of $14.50 per share, upon completion of the merger, a Hopewell Valley shareholder who receives cash for 25% of his or her shares of common stock and receives stock for 75% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $14.32 per share. As of October 28, 2015, the most reasonably practicable date before the mailing of this Proxy Statement/Prospectus, the trading price of Northfield Bancorp’s common stock was $15.80 , which, after giving effect to the 0.9592 exchange ratio, has an implied value of approximately $15.16 per share. Based on this price with respect to the stock consideration, and the cash consideration of $14.50 per share, upon completion of the merger, a Hopewell Valley shareholder who receives cash for 25% of his or her shares of common stock and receives stock for 75% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $14.99 per share.

You have the right under New Jersey law to demand the value for your shares of preferred stock, which is known as “dissenters’ rights.”  For more information about exercising your dissenters’ rights, see “Dissenter’s Rights” in the Proxy Statement/Prospectus included with this letter. The applicable sections of the New Jersey Statutes relating to dissenters’ rights are also attached to the Proxy Statement/Prospectus as Appendix B.

The Proxy Statement/Prospectus provides you with detailed information about the proposed merger. It also contains or references information about Northfield Bancorp and Hopewell Valley and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 15 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

Sincerely,

James Hyman
President and Chief Executive Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Articles NINTH and TENTH of the Certificate of Incorporation of Northfield Bancorp, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

NINTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

TENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)          A list of the exhibits included as part of this registration statement is set forth on the index of exhibits immediately preceding such exhibits and is incorporated herein by reference.

(b)          All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere in the registration statement.

(c)          The opinion of Sandler O’Neill & Partners, L.P. is included as Annex B to the proxy statement/prospectus.

ITEM 22. UNDERTAKINGS.

(a)          The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          (1)       The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)       The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)       The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)       The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey in the Township of Woodbridge, on this 28th day of October, 2015.

NORTHFIELD BANCORP, INC.

By:	/s/ John W. Alexander
John W. Alexander
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Northfield Bancorp, Inc. (the “Company”) hereby severally constitute and appoint John W. Alexander with full power of substitution, our true and lawful attorney-in-fact and agent, to do any and all things in our names in the capacities indicated below which said John W. Alexander may deem necessary or advisable to enable Northfield Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4 of Northfield Bancorp, Inc., including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John W. Alexander shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ John W. Alexander	Chairman and Chief Executive	October 28, 2015
John W. Alexander	Officer (Principal Executive Officer)

/s/ William R. Jacobs	Chief Financial Officer (Principal	October 28, 2015
William R. Jacobs	Financial and Accounting Officer)

/s/ John R. Bowen	Director	October 28, 2015
John R. Bowen

/s/ Annette Catino	Director	October 28, 2015
Annette Catino

/s/ Gil Chapman	Director	October 28, 2015
Gil Chapman

Director
John P. Connors, Jr.

/s/ John J. DePierro	Director	October 28, 2015
John J. DePierro

/s/ Timothy C. Harrison	Director	October 28, 2015
Timothy C. Harrison

/s/ Karen J. Kessler	Director	October 28, 2015
Karen J. Kessler

/s/ Steven M. Klein	Director	October 28, 2015
Steven M. Klein

/s/ Susan Lamberti	Director	October 28, 2015
Susan Lamberti

/s/ Frank P. Patafio	Director	October 28, 2015
Frank P. Patafio

/s/ Patrick E. Scura, Jr.	Director	October 28, 2015
Patrick E. Scura, Jr.

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

2	Agreement and Plan of Merger by and among Northfield Bank, Northfield Bancorp, Inc., dated as of August 25, 2015 (included as Annex A to the proxy statement/prospectus included in this registration statement). Certain schedules and exhibits have been omitted from the Agreement of Merger as filed with the SEC. The omitted information is considered immaterial from an investor’s perspective. The Registrant will furnish to the SEC supplementally a copy of any omitted schedule or exhibit upon request from the SEC.**
3.1	Certificate of Incorporation of Northfield Bancorp, Inc. (1)
3.2	Bylaws of Northfield Bancorp, Inc. (1)
4	Form of Common Stock Certificate of Northfield Bancorp, Inc. (1)
5	Opinion of Luse Gorman, PC regarding the legality of the securities being registered**
8	Opinion of Luse Gorman, PC as to tax matters**
10.1	Amended Employment Agreement with Kenneth J. Doherty (2) †
10.2	Amended Employment Agreement with Steven M. Klein (2) †
10.3	Supplemental Executive Retirement Agreement with Albert J. Regen (3) †
10.4	Northfield Bank 2015 Management Cash Incentive Compensation Plan (2) †
10.5	Short Term Disability and Long Term Disability for Senior Management (1) †
10.6	Northfield Bank Non-Qualified Deferred Compensation Plan (4) †
10.7	Northfield Bank Non Qualified Supplemental Employee Stock Ownership Plan (4) †
10.8	Amended Employment Agreement with John W. Alexander (5) †
10.9	Amended Employment Agreement with Michael J. Widmer (5) †
10.10	Amendment to Northfield Bank Non-Qualified Deferred Compensation Plan (6) †
10.11	Amendment to Northfield Bank Non-Qualified Supplemental Employee Stock Ownership
Plan (6) †
10.12	Northfield Bancorp, Inc. 2008 Equity Incentive Plan (7) †
10.13	Form of Director Non-Statutory Stock Option Award Agreement under the 2008 Equity Incentive
Plan (6) †
10.14	Form of Director Restricted Stock Award Agreement under the 2008 Equity Incentive Plan (6) †
10.15	Form of Employee Non-Statutory Stock Option Award Agreement under the 2008 Equity
Incentive Plan (6) †
10.16	Form of Employee Incentive Stock Option Award Agreement under the 2008 Equity Incentive
Plan (6) †
10.17	Form of Employee Restricted Stock Award Agreement under the 2008 Equity Incentive
Plan (6) †
10.18	Northfield Bancorp, Inc. Management Cash Incentive Plan (8) †
10.19	Group Term Replacement Plan (9) †
10.20	Agreement and General Release with Madeline G. Frank dated March 15, 2012 (10) †
10.21	Amended Employment Agreement with William R. Jacobs (2) †
10.22	Northfield Bancorp, Inc. 2014 Equity Incentive Plan (11) †
10.23	Form of Employee Stock Option Award Agreement under the 2014 Equity Incentive Plan with the Exception of John W. Alexander and Steven M. Klein (12) †
10.24	Form of Employee Stock Option Award Agreement under the 2014 Equity Incentive Plan with John W. Alexander and Steven M. Klein (12) †

10.25	Form of Director Non-Statutory Stock Option Award Agreement under the 2014 Equity Incentive Plan (12) †
10.26	Form of Employee Restricted Stock Award Agreement under the 2014 Equity Incentive Plan with the exception of John W. Alexander and Steven M. Klein (12) †
10.28	Form of Restricted Stock Award Agreement under the 2014 Equity Incentive Plan (12) †
10.29	Form of amendment to restricted stock award and stock option agreements to participants of the 2014 Equity Incentive Plan (5) †
10.30	Form of Director Restricted Stock Award Agreement under the 2014 Equity Incentive Plan (13) †
10.31	Form of Employee Restricted Stock Award Agreement under the 2014 Equity Incentive Plan with the exception of John W. Alexander and Steven M. Klein (13) †
10.32	Form of Employee Restricted Stock Award Agreement under the 2014 Equity Incentive Plan with John W. Alexander and Steven M. Klein (13) †
10.33	Form of Director Non-Statutory Stock Option Award Agreement under the 2014 Equity Incentive Plan (13) †
10.34	Form of Employee Stock Option Award Agreement under the 2014 Equity Incentive Plan with the Exception of John W. Alexander and Steven M. Klein (13) †
10.35	Form of Employee Stock Option Award Agreement under the 2014 Equity Incentive Plan with John W. Alexander and Steven M. Klein (13) †
10.36	Consulting Agreement between Northfield Bank and Patrick L. Ryan †**
10.37	Form of Voting Agreement**
21	Subsidiaries (1)
23.1	Consent of KPMG LLP
23.2	Consent of Sandler O’Neill & Partners, L.P.
23.3	Consent of Patrick L. Ryan**
23.4	Consent of Luse Gorman, PC (contained in Exhibits 5 and 8 hereto)
24	Power of Attorney (included on signature page)
99	Form of Proxy of Hopewell Valley Community Bank**

_____________________________

†     Management contract or compensation plan or arrangement.

*     To be filed by amendment.

**   Previously filed.

(1)	Incorporated by reference to the Registration Statement on Form S-1 of Northfield Bancorp, Inc. (File No. 333-181995), originally filed with the Securities and Exchange Commission on June 8, 2012.
(2)	Incorporated by reference to Northfield Bancorp Inc.’s Current Report on Form 8-K, dated January 28, 2015, filed with the Securities and Exchange Commission on February 2, 2015 (File Number 001-35791).
(3)	Incorporated by reference to the Registration Statement on Form S-1 of Northfield Bancorp, Inc. (File No. 333-143643), originally filed with the Securities and Exchange Commission on June 11, 2007.
(4)	Incorporated by reference to Northfield Bancorp Inc.’s Annual Report on Form 10-K, dated December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008 (File Number 001-33732).
(5)	Incorporated by reference to Northfield Bancorp Inc.’s Current Report on Form 8-K, dated December 17, 2014, filed with the Securities and Exchange Commission on December 23, 2014 (File Number 001-35791).
(6)	Incorporated by reference to Northfield Bancorp Inc.’s Annual Report on Form 10-K, dated December 31, 2008, filed with the Securities and Exchange Commission on March 16, 2009 (File Number 001-33732).
(7)	Incorporated by reference to Northfield Bancorp Inc.’s Proxy Statement Pursuant to Section 14(a) filed with the Securities and Exchange Commission on November 12, 2008 (File Number 001-33732).
(8)	Incorporated by reference to Appendix B of Northfield Bancorp Inc.’s Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders (File No. 001-35791) as filed with the Securities and Exchange Commission on April 25, 2014.
(9)	Incorporated by reference to Northfield Bancorp Inc.’s Current Report on Form 8-K, dated April 28, 2010, filed with the Securities and Exchange Commission on April 29, 2010 (File Number 001-33732).
(10)	Incorporated by reference to Northfield Bancorp Inc.’s Current Report on Form 8-K, dated March 15, 2012,

filed with the Securities and Exchange Commission on March 15, 2012 (File Number 001-33732).
(11)	Incorporated by reference to Appendix A of Northfield Bancorp Inc.’s Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders (File No. 001-35791) as filed with the Securities and Exchange Commission on April 25, 2014.
(12)	Incorporated by reference to Northfield Bancorp’s Quarterly Report on Form 10-Q, dated June 30, 2014, filed with the Securities and Exchange Commission on August 11, 2014 (File Number 001-35791).
(13)	Incorporated by reference to Northfield Bancorp’s Quarterly Report on Form 10-Q, dated June 30, 2015, filed with the Securities and Exchange Commission on August 10, 2015 (File Number 001-35791).